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As filed with the Securities and Exchange Commission on October 31, 2003

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Seabulk International, Inc.*
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	65-0966399 (I.R.S. Employer Identification No.)

2200 Eller Drive*
Post Office Box 13038
Ft. Lauderdale, Florida 33316
(954) 523-2200
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
Alan R. Twaits*
Senior Vice President, General Counsel and Secretary
2200 Eller Drive
Post Office Box 13038
Ft. Lauderdale, Florida 33316
(954) 523-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: James M. Prince Vinson & Elkins L.L.P. 2300 First City Tower 1001 Fannin Street Houston, Texas 77002-6760 (713) 758-2222 (713) 758-2346 (Fax)

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

9 1/2% Senior Notes due 2013	$150,000,000	100%	$150,000,000	$12,135

Guarantees by certain subsidiaries of Seabulk International, Inc.*	—	—	—	— (2)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)
Pursuant to Rule 457(n), no separate fee for the guarantees is payable because the guarantees relate to other securities that are being registered concurrently.

*
Includes certain subsidiaries of Seabulk International, Inc. identified on the following pages.

Lone Star Marine Services, Inc. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	76-0565277 (I.R.S. Employer Identification Number)
Seabulk Arizona USA, Inc. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	11-3685229 (I.R.S. Employer Identification Number)
Seabulk Chemical Carriers, Inc. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	59-1604658 (I.R.S. Employer Identification Number)
Seabulk Marine International, Inc. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	59-1789754 (I.R.S. Employer Identification Number)
Seabulk Marine Services, Inc. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	65-0511419 (I.R.S. Employer Identification Number)
Seabulk Ocean Systems Corporation (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	65-0021811 (I.R.S. Employer Identification Number)
Seabulk Ocean Systems Holdings Corporation (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	65-0021810 (I.R.S. Employer Identification Number)
Seabulk Offshore Abu Dhabi, Inc. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	65-0785745 (I.R.S. Employer Identification Number)
Seabulk Offshore Dubai, Inc. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	65-0804816 (I.R.S. Employer Identification Number)
Seabulk Offshore International, Inc. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	65-0608734 (I.R.S. Employer Identification Number)
Seabulk Offshore Operators, Inc. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	65-0813896 (I.R.S. Employer Identification Number)
Seabulk Operators, Inc. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	65-0868890 (I.R.S. Employer Identification Number)
Seabulk Tankers, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	76-0270930 (I.R.S. Employer Identification Number)
Seabulk Towing, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	59-2754468 (I.R.S. Employer Identification Number)
Seabulk Towing Services, Inc. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	76-0565247 (I.R.S. Employer Identification Number)
Seabulk Transmarine II, Inc. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	59-1835095 (I.R.S. Employer Identification Number)
Seabulk Transport, Inc. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	59-2120296 (I.R.S. Employer Identification Number)
Seabulk Tankers, Ltd. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	59-1444561 (I.R.S. Employer Identification Number)
Seabulk America Partnership, Ltd. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	59-2324484 (I.R.S. Employer Identification Number)
Seabulk Offshore, Ltd. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	65-0156025 (I.R.S. Employer Identification Number)
Seabulk Transmarine Partnership, Ltd. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	59-2580172 (I.R.S. Employer Identification Number)

        Each registrant hereby amends this registration statement on such dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This registration statement covers the registration of an aggregate principal amount of $150,000,000 of our 9 1/2% Senior Notes Due 2013, or the new notes, that may be exchanged for an equal principal amount of our outstanding 9 1/2% Senior Notes Due 2013. This registration statement also covers the registration of new notes for resale by Credit Suisse First Boston LLC in market-making transactions. The complete prospectus relating to the exchange offer follows immediately after this explanatory note. Following the exchange offer prospectus are selected pages of the prospectus relating solely to these market-making transactions, including alternate front and back cover pages, and alternate sections entitled "Use of Proceeds" and "Plan of Distribution." In addition, the market-making prospectus will not include the following captions, or the information set forth under these captions, included in the exchange offer prospectus: "Prospectus Summary—The Exchange Offer," "Risk Factors—Risks Related to the Notes—If you do not properly tender you outstanding notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected," "Exchange Offer" and "U.S. Federal Income Tax Considerations." The table of contents of the market-making prospectus will reflect these changes accordingly. All other sections of the exchange offer prospectus will be included in the market-making prospectus.

SUBJECT TO COMPLETION, DATED OCTOBER     , 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Seabulk International, Inc.

Offer to Exchange up to
$150,000,000 of 9 1/2% Senior Notes due 2013
For
$150,000,000 of 9 1/2% Senior Notes due 2013
that have been registered under the Securities Act of 1933

Terms of the Exchange Offer

  •
  We are offering to exchange up to $150,000,000 of our outstanding 9 1/2% Senior Notes due 2013 for new notes with substantially identical terms that have been registered under the Securities Act and are freely tradable.

  •
  We will exchange all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2003, unless extended. We do not currently intend to extend the exchange offer.

  •
  Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

  •
  The exchange of outstanding notes for new notes will not be a taxable event to you for U.S. federal income tax purposes.

Terms of the New 9 1/2% Senior Notes Offered in the Exchange Offer

Maturity

  •
  The new notes will mature on August 15, 2013.

Interest

  •
  Interest on the new notes is payable on February 15 and August 15 of each year, beginning February 15, 2004.

  •
  Interest will accrue from August 5, 2003.

Redemption

  •
  We may redeem some or all of the new notes at any time on or after August 15, 2008 at redemption prices listed in "Description of New Notes—Optional Redemption," and prior to that date we may redeem all, but not less than all, of the new notes by the payment of the applicable premium stated in this prospectus.

  •
  Subject to certain limitations, at any time on or before August 15, 2006, we may also redeem up to 35% of the new notes using the net proceeds of certain equity offerings.

Change of Control

  •
  If we experience a change of control, subject to certain conditions, we must offer to purchase the new notes.

Ranking

  •
  The new notes are unsecured. The new notes rank equally in right of payment with all of our other existing and future unsecured senior debt and senior in right of payment to all of our existing and future subordinated debt.

  •
  The new notes are effectively subordinated to our existing and future secured debt to the extent of that security.

Guarantees

  •
  If we cannot make payment on the new notes when they are due, certain of our subsidiaries have guaranteed the notes and must make payment instead.

        Please read "Risk Factors" beginning on page 6 for a discussion of factors you should consider before participating in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        Each broker-dealer that receives new notes for its own account pursuant to this offering must acknowledge that it will deliver a prospectus in connection with any resale of such new notes received in the exchange. The letter of transmittal included in this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, until                        , 2004, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

The date of this prospectus is                        , 2003.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, or the documents incorporated by reference into this prospectus, is accurate as of any date other than the date on the front cover of this prospectus or the date of such document, as the case may be.

TABLE OF CONTENTS

EXPLANATORY NOTE	i
FORWARD-LOOKING INFORMATION	ii
WHERE YOU CAN FIND MORE INFORMATION	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	6
SELECTED CONSOLIDATED FINANCIAL DATA	18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	20
BUSINESS	37
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	43
EXCHANGE OFFER	44
USE OF PROCEEDS	52
DESCRIPTION OF NEW NOTES	53
U.S. FEDERAL INCOME TAX CONSIDERATIONS	93
PLAN OF DISTRIBUTION	94
LEGAL MATTERS	95
EXPERTS	95
GLOSSARY	96
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
LETTER OF TRANSMITTAL	A-1

i

FORWARD-LOOKING INFORMATION

        This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Forward-looking statements are statements regarding our expected financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital and other expenditures, competitive position, growth opportunities for existing or new services, management plans and objectives, markets for securities and other matters. Some of the forward-looking statements can be identified by the use of words such as "believes," "belief," "expects," "plans," "anticipates," "intends," "projects," "estimates," "may," "might," "would," "could" or other similar words. All statements in this prospectus other than statements of historical fact or historical financial results are forward-looking statements.

        Like other businesses, we are subject to risks and other uncertainties that could cause our actual results to differ materially from any projections or that could cause other forward-looking statements to prove incorrect. Our forward-looking statements reflect our views and assumptions on the date of this prospectus regarding future events and operating performance. We believe that they are reasonable, but they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Accordingly, you should not put undue reliance on any forward-looking statements. Factors that could cause our forward-looking statements to be incorrect and actual events or our actual results to differ from those that are anticipated are described in "Risk Factors" appearing elsewhere in this prospectus.

        All forward-looking statements in this prospectus are qualified by these cautionary statements and are only made as of the date of this prospectus. We do not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and special reports, proxy statements, and other information with the SEC under the Exchange Act. You may read and copy any of the reports, statements, or other information that we have filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's web site at "http:/ /www.sec.gov."

        This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus. We incorporate by reference into this prospectus the documents listed below which we have previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2002;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003;

  •
  our Current Reports on Form 8-K filed since January 1, 2003, excluding all information deemed furnished under Items 9 or 12 of Form 8-K.

ii

        You may request a copy of any of these filings, at no cost, by writing or calling us at the following address or phone number:

    Seabulk International, Inc.
    2200 Eller Drive, P.O. Box 13038
    Fort Lauderdale, Florida 33316
    Attention: Investor Relations
    Telephone: (954) 523-2200

        To obtain timely delivery, you should request this information no later than                        , 2003, which is five business days before the expiration of the offer.

        The information incorporated by reference is an important part of this prospectus. The written information contained in this prospectus may update, modify or supersede information contained in our documents previously filed with the SEC that are incorporated by reference in this prospectus.

iii

PROSPECTUS SUMMARY

        The following summary contains information about us and the offering of the new notes. It does not contain all of the information that you should consider in making your investment decision. For a more complete understanding of us and this offering, you should read and consider carefully all of the information in this prospectus, particularly the information set forth under "Risk Factors" and the financial information appearing elsewhere in this prospectus. In addition, certain statements include forward-looking information which involves risks and uncertainties. Please read "Forward-Looking Statements." Except as otherwise indicated herein, or as the context may otherwise require, the words "we," "our" and "us" refer to Seabulk International, Inc. and its consolidated subsidiaries, and the words "restricted group" refer to Seabulk International, Inc. and its consolidated subsidiaries, excluding the Non-recourse Subsidiaries, as we have defined that term in this prospectus. References to the "notes" in this prospectus include both the outstanding notes and the new notes.

Our Company

        We are a leading provider of marine support and transportation services to the oil, natural gas and chemical industries. We have extensive operations in three lines of business: offshore energy support, marine transportation and marine towing. We operate over 150 vessels in diverse geographic markets, including the U.S. Gulf of Mexico, West Africa, Southeast Asia, and the Middle East. We believe our diverse business lines, the global markets in which we operate and the mobility of our offshore fleet reduce the impact of cyclical fluctuations in any particular line of business or geographic region.

        We are a publicly traded company with our common stock listed on the NASDAQ Stock Market under the symbol "SBLK."

        Our corporate offices are located at 2200 Eller Drive, Post Office Box 13038, Ft. Lauderdale, Florida 33316, Attention: Corporate Secretary (telephone: (954) 523-2200).

The Exchange Offer

        On August 5, 2003, we completed a private offering of the outstanding notes. As part of the private offering that closed on August 5, 2003, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete the exchange offer within 210 days after the date we issued the outstanding notes. The following is a summary of the exchange offer.

Exchange Offer	We are offering to exchange new notes for outstanding notes.
Expiration Date	The exchange offer will expire at 5:00 p.m. New York City time, on 2003, unless we decide to extend it.
Condition to Exchange Offer
The registration rights agreement does not require us to accept outstanding notes for exchange if the exchange offer or the making of any exchange by a holder of the outstanding notes would violate any applicable law or interpretation of the staff of the SEC. A minimum aggregate principal amount of outstanding notes being tendered is not a condition to the exchange offer.

Procedures for Tendering Outstanding Notes
To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, which we call "DTC," for tendering notes held in book-entry form. These procedures, which we call "ATOP," require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an "agent's message" that is transmitted through DTC's automated tender offer program and that DTC confirm that:
• DTC has received your instructions to exchange your notes, and
• you agree to be bound by the terms of the letter of transmittal.
For more details, please read "Exchange Offer—Terms of the Exchange Offer" and "—Procedures for Tendering."
Guaranteed Delivery Procedures	None.
Withdrawal of Tenders
You may withdraw your tender of outstanding notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m. New York City time on the expiration date of the exchange offer. Please read "Exchange Offer—Withdrawal of Tenders."
Acceptance of Outstanding Notes and Delivery of New Notes
If you fulfill all conditions required for proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in the exchange offer on or before 5:00 p.m. New York City time on the expiration date. We will return any outstanding notes that we do not accept for exchange to you without expense as promptly as practicable after the expiration date. We will deliver the new notes as promptly as practicable after the expiration date and acceptance of the outstanding notes for exchange. Please read "Exchange Offer—Terms of the Exchange Offer."
Fees and Expenses	We will bear all expenses related to the exchange offer. Please read "Exchange Offer—Fees and Expenses."
Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Consequences of Failure to Exchange Outstanding Notes
If you do not exchange your outstanding notes in this exchange offer, you will no longer be able to require us to register the outstanding notes under the Securities Act except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.
U.S. Federal Income Tax Considerations	The exchange of new notes for outstanding notes in the exchange offer should not be a taxable event to you for U.S. federal income tax purposes. Please read "Federal Income Tax Consequences."
Exchange Agent
We have appointed Wachovia Bank, National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent addressed as follows: Wachovia Bank, National Association, Corporate Actions-NC1153, 1525 West W.T. Harris Blvd., 3C3, Charlotte, North Carolina 28288-1153 (use 28262 as zip code for overnight deliveries), Attention: Tiffany Williams. Eligible institutions may make requests by facsimile at (704) 590-7628.

Terms of the New Notes

        The new notes will be identical to the outstanding notes except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest and will contain different administrative terms. The new notes will evidence the same debt as the outstanding notes, and the same indenture will govern the new notes and the outstanding notes.

        The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please read "Description of New Notes."

Issuer	Seabulk International, Inc.
Securities Offered	$150,000,000 in aggregate principal amount of 9 1/2% Senior Notes Due 2013.
Maturity Date	August 15, 2013.
Interest on New Notes	9 1/2% annually.
Interest Payment Dates	Interest will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2004.

Subsidiary Guarantees	The new notes will be jointly and severally guaranteed on a senior unsecured basis by certain of our U.S. subsidiaries.
Ranking	The new notes are our senior unsecured obligations. Accordingly, the new notes and the related subsidiary guarantees will rank:
• effectively junior in right of payment to all our and the guarantors' existing and future secured indebtedness;
• equal in right of payment with any of our and the guarantors' existing and future senior unsecured indebtedness; and
• senior in right of payment to any of our and the guarantors' future subordinated indebtedness.
In addition, the new notes will be effectively subordinated to the existing and future liabilities, including trade payables, of our non-guarantor subsidiaries.
Optional Redemption
At any time prior to August 15, 2008, we may redeem any of the notes at a make-whole redemption price equal to the principal amount plus the Applicable Premium, as defined in "Description of New Notes—Optional Redemption," plus accrued and unpaid interest to the date of redemption.

We may redeem any of the notes at any time on or after August 15, 2008, in whole or in part, in cash, at the redemption prices described in this prospectus, plus accrued and unpaid interest to the date of redemption.

In addition, at any time prior to August 15, 2006, we may redeem up to 35% of the aggregate principal amount of the notes issued under the indenture with the net proceeds of certain equity offerings at a redemption price equal to 109.50% of the principal amount of the notes plus accrued and unpaid interest to the date of redemption. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding.
Change of Control
If we experience a Change of Control (as defined under "Description of New Notes—Repurchase at the Option of Holders"), we will be required to make an offer to repurchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.
Certain Covenants	The terms of the notes will limit our ability and the ability of our restricted subsidiaries to, among other things:
• incur additional indebtedness or issue preferred stock;
• pay dividends or make other distributions to our stockholders;

	•	purchase or redeem capital stock or subordinated indebtedness;
	•	make investments;
	•	create liens securing indebtedness;
	•	incur restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;
	•	sell assets;
	•	consolidate or merge with or into other companies or transfer all or substantially all of our assets; and
	•	engage in transactions with affiliates.
These limitations will be subject to a number of important qualifications and exceptions. See "Description of New Notes—Certain Covenants."
Transfer Restrictions; Absence of a Public Market for the Notes
The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes.

Risk Factors

        Please read "Risk Factors" beginning on page 6 for a discussion of certain factors you should consider before participating in the exchange offer.

RISK FACTORS

        In addition to the other information set forth elsewhere in this prospectus, the following factors relating to us, the exchange offer and the new notes should be considered carefully in deciding whether to participate in the exchange offer.

Risks Relating to Our Business

  Demand for many of our services substantially depends on the level of activity in the offshore oil and natural gas exploration, development and production industry.

        The level of offshore oil and natural gas exploration, development and production activity has historically been volatile and is likely to continue to be so in the future. The level of activity is subject to large fluctuations in response to relatively minor changes in a variety of factors that are beyond our control, including:

  •
  prevailing oil and natural gas prices and expectations about future prices and price volatility;

  •
  the cost of exploring for, producing and delivering oil and natural gas offshore;

  •
  worldwide demand for energy and other petroleum products as well as chemical products;

  •
  availability and rate of discovery of new oil and natural gas reserves in offshore areas;

  •
  local and international political and economic conditions and policies;

  •
  technological advances affecting energy production and consumption;

  •
  weather conditions;

  •
  environmental regulation; and

  •
  the ability of oil and natural gas companies to generate or otherwise obtain funds for capital.

        We expect levels of oil and natural gas exploration, development and production activity to continue to be volatile and affect the demand for and rates of our offshore energy support services and marine transportation services.

        A prolonged material downturn in oil and natural gas prices is likely to cause a substantial decline in expenditures for exploration, development and production activity. Lower levels of expenditure and activity would result in a decline in the demand and lower rates for our offshore energy support services and marine transportation services. Moreover, almost 25% of our offshore energy support services are currently conducted in the Gulf of Mexico and are therefore dependent on levels of activity in that region, which may differ from levels of activity in other regions of the world.

  Excess vessel supply could depress day rates and adversely affect our operating results.

        Increases in oil and natural gas prices and higher levels of expenditure by oil and natural gas companies for exploration, development and production may not result in increased demand for our offshore energy support services and marine transportation services. For example, our offshore energy support segment is affected by the supply of and demand for offshore energy support vessels. During periods when supply exceeds demand, there is significant downward pressure on the rates we can obtain for our vessels. Because vessel operating costs cannot be significantly reduced, any reduction in rates adversely affects our results of operations. Currently, demand for our offshore energy support vessels in the Gulf of Mexico market is weak and offshore drilling activity has decreased in the Gulf of Mexico over the last two years. A significant increase in the capacity of the offshore energy support industry through new construction could not only potentially lower day rates, which would adversely affect our revenues and profitability, but could also worsen the impact of any downturn in oil and natural gas prices on our results of operations and financial condition. Similarly, should our competitors in the domestic petroleum and chemical product marine transportation industry construct a significant number of new tankers or large capacity integrated or articulated tug and barges, demand for our marine transportation tanker assets could be negatively impacted. Over the last year there have been no newly built tankers and four tug and barge tank vessels have been announced or delivered in the domestic industry.

  The consolidation or loss of companies that charter our offshore energy support and marine transportation vessels could adversely affect demand for our vessels and reduce our revenues.

        Oil and natural gas companies and drilling contractors have undergone substantial consolidation in the last few years and additional consolidation is likely. Consolidation results in fewer companies to charter or contract for our vessels. Also, merger activity among both major and independent oil and natural gas companies affects exploration, development and production activity as the consolidated companies integrate operations to increase efficiency and reduce costs. Less promising exploration and development projects of a combined company may be dropped or delayed. Such activity may result in an exploration and development budget for a combined company that is lower than the total budget of both companies before consolidation, adversely affecting demand for our offshore energy support vessels and reducing our revenues.

  Intense competition in our lines of business could result in reduced profitability and loss of market share for us.

        Contracts for our vessels are generally awarded on a competitive basis, and competition in the offshore energy support segment is intense. The most important factors determining whether a contract will be awarded include:

  •
  suitability, reliability and capability of equipment;

  •
  safety record;

  •
  age of equipment;

  •
  personnel;

  •
  price;

  •
  service; and

  •
  reputation.

        Many of our major competitors are much larger companies with substantially greater financial resources and substantially larger operating staffs than we have. They may be better able to compete in making vessels available more quickly and efficiently or in constructing new vessels, meeting customers scheduling needs and withstanding the effect of downturns in the market. As a result, we could lose customers and market share to these competitors.

  Acquisitions of vessels and businesses involve risks that could adversely affect our results of operations.

        From time to time we consider possible acquisitions of vessels, vessel fleets and businesses that complement our existing operations. Consummation of such acquisitions is typically subject to the negotiation of definitive agreements. We can give no assurance that we will be able to identify desirable acquisition candidates or that we will be successful in entering into definitive agreements on terms we regard as favorable or satisfactory. Moreover, even if we do enter into a definitive acquisition agreement, the related acquisition may not thereafter be completed. We may be unable to integrate any particular acquisition into our operations successfully or realize the anticipated benefits of the acquisition. The process of integrating acquired operations into our own may result in unforeseen operating difficulties, may absorb significant management attention and may require significant financial resources that would otherwise be available for the ongoing development or expansion of our existing operations. Future acquisitions could result in the incurrence of additional indebtedness and liabilities which could have a material adverse effect on our financial condition and results of operations.

  We conduct international operations, which involve additional risks.

        We operate vessels worldwide. Operations outside the United States involve additional risks, including the possibility of:

  •
  restrictive actions by foreign governments, including vessel seizure;

  •
  foreign taxation and changes in foreign tax laws;

  •
  limitations on repatriation of earnings;

  •
  changes in currency exchange rates;

  •
  local cabotage and local ownership laws and requirements;

  •
  nationalization and expropriation;

  •
  loss of contract rights; and

  •
  political instability, war and civil disturbances or other risks that may limit or disrupt markets.

        Our ability to compete in the international offshore energy support market may be adversely affected by foreign government regulations that favor or require the awarding of contracts to local persons, or that require foreign persons to employ citizens of, or purchase supplies from, a particular jurisdiction. Further, our foreign subsidiaries may face governmentally imposed restrictions on their ability to transfer funds to their parent company.

  Revenue from our marine transportation segment and towing segment could be adversely affected by a decline in demand for domestic refined petroleum products, crude oil or chemical products, or a change in existing methods of delivery in response to certain conditions that may develop.

        A reduction in domestic consumption of refined petroleum products, crude oil or chemical products may adversely affect revenue from our marine transportation segment and towing segment and therefore our financial condition and results of operation. Greater reliance on importation to the United States of foreign petroleum and chemical products may adversely affect revenue from our marine transportation business and therefore our financial condition and results of operations. Weather conditions also affect demand for our marine transportation services and towing services. For example, a mild winter may reduce demand for heating oil in our areas of operation. Moreover, alternative methods of delivery of refined petroleum or chemical products or crude oil may develop as a result of:

  •
  insufficient availability of marine transportation services and towing services;

  •
  the cost of compliance with environmental regulations;

  •
  increased liabilities connected with the transportation of refined petroleum or chemical products and crude oil; or

  •
  increased acceptance of integrated or articulated tug and barge tank units.

  Construction of additional refined petroleum product and natural gas pipelines could have a material adverse effect on our tanker revenues.

        Long-haul transportation of refined petroleum products, crude oil and natural gas is generally less costly by pipeline than by tanker. Existing pipeline systems are either insufficient to meet demand in, or do not reach all of, the markets served by our marine transportation vessels. While we believe that high capital costs, tariff regulation and environmental considerations discourage building in the near future of new pipelines or pipeline systems capable of carrying significant amounts of refined petroleum products, crude oil or natural gas, new pipeline segments may be built or existing pipelines converted to carry such products. Such activity could have an adverse effect on our ability to compete in particular markets.

  Our offshore energy support fleet includes many older vessels.

        The average age of our U.S. offshore energy support vessels, based on the later of the date of construction or rebuilding, is approximately 17 years, and approximately 50% of these vessels are more than 20 years old. We believe that after a vessel has been in service for approximately 30 years, repair, vessel certification and maintenance costs may not be economically justifiable. We may not be able to maintain our fleet by extending the economic life of existing vessels through major refurbishment or by acquiring new or used vessels. Some of our competitors have newer fleets and may be able to compete more effectively against us.

  We are subject to complex laws and regulations, including environmental laws and regulations, that can adversely affect the cost, manner or feasibility of doing business.

        Increasingly stringent federal, state, local and international laws and regulations governing worker safety and health and the manning, construction and operation of vessels significantly affect our operations. Many aspects of the marine industry are subject to extensive governmental regulation by the U.S. Coast Guard, Occupational Safety and Health Administration, the National Transportation Safety Board and the U.S. Customs Service and to regulation by port states and class society organizations such as the American Bureau of Shipping, as well as to international regulations from international treaties such as the Safety of Life at Sea Convention (SOLASC) administered by port states and class societies. The U.S. Coast Guard, Occupational Safety and Health Administration, and the National Transportation Safety Board set safety standards and are authorized to investigate vessel accidents and recommend improved safety standards. The U.S. Customs Service is authorized to inspect vessels at will.

        Our business and operations are also subject to federal, state, local and international laws and regulations that control the discharge of oil and hazardous materials into the environment or otherwise relate to environmental protection and occupational safety and health. Compliance with such laws and regulations may require installation of costly equipment or operational changes, and the phase-out of certain product tankers. Failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions or the suspension or termination of our operations. Some environmental laws impose strict and, under certain circumstances, joint and several liability for remediation of spills and releases of oil and hazardous materials and damages to natural resources, which could subject us to liability without regard to whether we were negligent or at fault. These laws and regulations may expose us to liability for the conduct of or conditions caused by others, including charterers. Moreover, these laws and regulations could change in ways that substantially increase our costs. We cannot be certain that existing laws, regulations or standards, as currently interpreted or reinterpreted in the future, or future laws and regulations will not have a material adverse effect on our business, results of operations and financial condition. For more information, see "Business—Environmental and Other Regulations."

        We are subject to the Merchant Marine Act of 1920, commonly referred to as the Jones Act. The Jones Act requires that vessels used to carry cargo between U.S. ports be constructed, owned and operated by U.S. citizens. To ensure that we are determined to be a U.S. citizen as defined under these laws, our articles of incorporation and by-laws contain certain restrictions on the ownership of our capital stock by persons who are not U.S. citizens and establish certain mechanisms to maintain compliance with these laws. If we are determined at any time not to be in compliance with these citizenship requirements, our vessels would become ineligible to engage in the U.S. coastwise trade, and our business and operating results would be adversely affected. We are subject to the rules and regulations of the U.S. Coast Guard mandated by the Maritime Security Act of 2002. These rules require individual vessel security plans and crew identification systems. Failure of our U.S. flag vessels to comply with these requirements could result in the suspension of their operating rights by the U.S. Coast Guard.

  We could lose Jones Act protection which would result in additional competition.

        A substantial portion of our operations is conducted in the U.S. coastwise trade. Under the Jones Act, this trade is restricted to vessels built in the United States, owned and manned by U.S. citizens and registered under U.S. law. There have been attempts to repeal or undermine the Jones Act, and these attempts are expected to continue in the future. Repeal or waiver of, or exemptions from, the Jones Act could result in additional competition from vessels built in lower-cost foreign shipyards and owned and manned by foreign nationals accepting lower wages and benefits than U.S. citizens, which could have a material adverse effect on our business, results of operation and our financial condition.

  We will have to phase out some of our vessels from petroleum product transportation service in U.S. waters.

        The Oil Pollution Act of 1990, commonly referred to as OPA 90, establishes a phase-out schedule, depending upon vessel size and age, for single-hull vessels carrying crude oil and petroleum products in U.S. waters. The phase-out dates for our single-hull tankers are as follows: Seabulk Magnachem—2007, HMI Defender—2008, Seabulk Trader—2011, Seabulk Challenge—2011 and Seabulk America—2015. As a result of this requirement, these vessels will be prohibited from transporting crude oil and petroleum products in U.S. waters after their phase-out dates. They would also be prohibited from transporting crude oil and petroleum products in most foreign and international markets under a more accelerated IMO international phase-out schedule, were we to attempt to enter those markets.

  Our business involves hazardous activities and other risks of loss against which we may not be adequately insured.

        Our business is affected by a number of risks, including:

  •
  terrorism;

  •
  the mechanical failure of our vessels;

  •
  collisions;

  •
  vessel loss or damage;

  •
  cargo loss or damage;

  •
  hostilities; and

  •
  labor strikes.

        In addition, the operation of any vessel is subject to the inherent possibility of a catastrophic marine disaster, including oil, fuel or chemical spills and other environmental mishaps, as well as other liabilities arising from owning and operating vessels. Any such event may result in the loss of revenues and increased costs and other liabilities.

        OPA 90 imposes significant liability upon vessel owners, operators and certain charterers for certain oil pollution accidents in the United States. This has made liability insurance more expensive and has also prompted insurers to consider reducing available liability coverage. We may be unable to maintain or renew insurance coverage at levels and against risks we believe are customary in the industry at commercially reasonable rates, and existing or future coverage may not be adequate to cover claims as they arise. Because we maintain mutual insurance, we are subject to funding requirements and coverage shortfalls in the event claims exceed available funds and reinsurance, and to premium increases based on prior loss experience. Any shortfalls could have a material adverse impact on our financial condition.

  We depend on attracting and retaining qualified, skilled employees to operate our business and protect our business know-how.

        Our results of operations depend in part upon our business know-how. We believe that protection of our know-how depends in large part on our ability to attract and retain highly skilled and qualified personnel. Any inability we experience in the future to hire, train and retain a sufficient number of qualified employees could impair our ability to manage and maintain our business and to protect our know-how.

        We require skilled employees who can perform physically demanding work on board our vessels. As a result of the volatility of the oil and natural gas industry and the demanding nature of the work, potential employees may choose to pursue employment in fields that offer a more desirable work environment at wage rates that are competitive with ours. With a reduced pool of workers, it is possible that we will have to raise wage rates to attract workers from other fields and to retain our current employees. If we are not able to increase our service rates to our customers to compensate for wage-rate increases, our operating results may be adversely affected.

  Our employees are covered by federal laws that may subject us to job-related claims in addition to those provided by state laws.

        Some of our employees are covered by provisions of the Jones Act, the Death on the High Seas Act and general maritime law. These laws typically operate to make liability limits established by state workers' compensation laws inapplicable to these employees and to permit these employees and their representatives to pursue actions against employers for job-related injuries in federal courts. Because we are not generally protected by the limits imposed by state workers' compensation statutes, we may have greater exposure for any claims made by these employees.

  Our success depends on key members of our management, the loss of whom could disrupt our business operations.

        We depend to a large extent on the business know-how, efforts and continued employment of our executive officers, directors and key management personnel. The loss of services of certain key members of our management could disrupt our operations and have a negative impact on our operating results.

  Our borrowing agreements contain covenants that restrict our activities.

        Our borrowing agreements:

  •
  require us to meet certain financial tests, including the maintenance of minimum ratios of leverage, and debt service and indebtedness to net worth;

  •
  limit certain liens;

  •
  limit additional borrowing;

  •
  restrict us from making certain investments;

  •
  restrict certain payments, including dividends, on shares of any class of capital stock; and

  •
  limit our ability to do certain things, such as entering into certain types of business transactions, including mergers and acquisitions.

        These provisions could limit our future ability to continue to pursue actions or strategies that we believe would be beneficial to our company, our stockholders or the holders of the notes or may result in default of our borrowing agreements.

  The interests of our principal stockholders may not be aligned with your interests as a holder of notes.

        Following our recapitalization in September 2002, a group of investors owns approximately 75% of our outstanding stock and can appoint a majority of our board of directors pursuant to a stockholders' agreement. Circumstances may occur in which the interests of these stockholders could be in conflict with the interests of the holders of the notes. For example, these stockholders may have an interest in pursuing acquisitions, divestitures, business combinations, capital projects or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to holders of the notes.

  Our insurance costs are escalating and no assurance can be given that they will not continue to escalate.

        Our primary P&I marine insurance club, Steamship Mutual, is a mutual association and relies on member premiums, investment reserves and income, and reinsurance to manage liability risks on behalf of its members. Recently investment losses, underwriting losses, and high costs of reinsurance have caused Steamship Mutual, and other international marine insurance clubs, to substantially raise the cost of premiums, resulting not only in higher premium costs but also much higher levels of deductibles and self-insurance retentions. Continued deterioration in this insurance market could lead to even higher levels of premiums, deductibles and self-insurance.

Risks Related to the Notes

  If you do not properly tender your outstanding notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected.

        We will only issue new notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely tender of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of outstanding notes.

        If you do not exchange your outstanding notes for new notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register outstanding notes under the Securities Act unless our registration rights agreement with the initial purchasers of the outstanding notes requires us to do so. Further, if you continue to hold any outstanding notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer such notes outstanding.

  Our substantial indebtedness could adversely affect our financial condition and impair our ability to fulfill our obligations under the notes.

        We will continue to have substantial debt and substantial debt service requirements following the completion of the exchange offer.

        Our level of indebtedness may have important consequences for you, including:

  •
  impairing our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes or to repurchase the notes from you upon a change of control;

  •
  requiring us to dedicate a substantial portion of our cash flow to the payment of principal and interest on our indebtedness, which reduces the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including our borrowings under our credit facilities;

  •
  increasing the possibility of an event of default under the financial and operating covenants contained in our debt instruments; and

  •
  limiting our ability to adjust to rapidly changing market conditions, reducing our ability to withstand competitive pressures and making us more vulnerable to a downturn in general economic conditions or our business than our competitors with less debt or lower interest rates.

        If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required to refinance all or a portion of our existing debt, including the notes, or to obtain additional financing. We cannot assure you that any such refinancing would be possible or that any additional financing could be obtained. Our inability to obtain such refinancing or financing may have a material adverse effect on us.

  We depend on our subsidiaries for cash. Our ability to access the cash flow of our subsidiaries may be contingent upon our ability to refinance the debt of our subsidiaries.

        We derive a substantial portion of our revenue and cash flow from our subsidiaries. Not all of our subsidiaries will guarantee the notes. Creditors of such subsidiaries (including trade creditors) generally will be entitled to payment from the assets of those subsidiaries before those assets can be distributed to us. As a result, the notes will be effectively subordinated to the prior payment of all of the debts (including trade payables) of our non-guarantor subsidiaries.

        We cannot assure you that any of our subsidiaries who have any of their debt accelerated will be able to repay any such indebtedness. We also cannot assure you that our assets and our subsidiaries' assets will be sufficient to fully repay the notes and our other indebtedness.

  Despite our and our subsidiaries' current levels of indebtedness, we may incur substantially more debt, which could further increase the risks associated with our substantial indebtedness.

        Although the agreements governing our credit facilities and the indenture governing the notes contain restrictions on the incurrence of additional indebtedness by us and our restricted subsidiaries, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. In addition to amounts that may be borrowed under our credit facilities, the indenture governing the notes also allows us and our restricted subsidiaries to borrow significant amounts of money from other sources and places no restrictions on borrowings by our unrestricted subsidiaries. Also, these restrictions do not prevent us from incurring obligations that do not constitute "indebtedness" as defined in the relevant agreement. If new debt is added to the current debt levels, the related risks that we now face could intensify.

  The instruments governing our debt contain cross default provisions that may cause all of the debt issued under such instruments to become immediately due and payable as a result of a default under an unrelated debt instrument.

        The indenture governing the notes contains numerous operating covenants, and our credit facility contains numerous operating covenants and requires us and our subsidiaries to meet certain financial ratios and tests. Our failure to comply with the obligations contained in the indenture, the credit facility or other instruments governing our indebtedness could result in an event of default under the applicable instrument, which could result in the related debt and the debt issued under other instruments becoming immediately due and payable. In such event, we would need to raise funds from alternative sources, which funds may not be available to us on favorable terms, on a timely basis or at all. Alternatively, such a default could require us to sell our assets and otherwise curtail operations in order to pay our creditors.

  To service our indebtedness, including the notes, we will require a significant amount of cash, and our ability to generate cash depends on many factors beyond our control.

        Our ability to make scheduled payments of principal or interest with respect to our indebtedness, including the notes, will depend on our ability to generate cash and on our future financial results. Our ability to generate cash depends on the demand for our services, which is subject to levels of activity in offshore oil and gas exploration, development and production, general economic conditions, and financial, competitive, regulatory and other factors affecting our operations, many of which are beyond our control. We cannot assure you that our operations will generate sufficient cash flow or that future borrowings will be available to us under our credit facilities or otherwise in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs.

  The notes are structurally subordinated to all indebtedness of our subsidiaries that are not guarantors of the notes.

        Some, but not all of our subsidiaries guarantee the notes. You will not have any claim as a creditor against our subsidiaries that are not guarantors of the notes. Accordingly, all obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, of us or a guarantor of the notes. As of June 30, 2003, our non-guarantor subsidiaries had approximately $39.4 million of total liabilities (including trade payables but excluding intercompany liabilities and guarantees and $214.9 million of net liabilities of our Non-recourse Subsidiaries). Revenue related to our non-guarantor subsidiaries constituted 57.2% of our operating revenue during 2002.

  The notes and the guarantees are unsecured and effectively subordinated to our and our subsidiary guarantors' secured indebtedness.

        The notes and the related subsidiary guarantees are not secured by any of our assets. As of June 30, 2003, on an as adjusted basis after giving effect to the offering and our use of proceeds therefrom, we and our subsidiary guarantors would have had $101.9 million of secured debt outstanding. In addition, the indenture governing the notes will permit the incurrence of additional debt, some of which may be secured debt. Holders of our secured debt will have claims that are effectively senior to your claims as holders of the notes to the extent of the value of the assets securing the secured debt. The notes are effectively subordinated to all secured debt to the extent of the value of the assets securing such debt.

        If we become insolvent or are liquidated, or if payment under any secured debt is accelerated, the lender thereunder would be entitled to exercise the remedies available to a secured lender. Accordingly, the lender will have priority over any claim for payment under the notes or the guarantees to the extent of the assets that constitute its collateral. If this were to occur, it is possible that there would be no assets remaining from which claims of the holders of the notes could be satisfied. Further, if any assets did remain after payment of these lenders, the remaining assets might be insufficient to satisfy the claims of the holders of the notes and holders of other unsecured debt that is deemed the same class as the notes, and potentially all other general creditors who would participate ratably with holders of the notes.

  Restrictive covenants in our debt agreements may restrict the manner in which we can operate our business.

        Our credit facility and the indenture relating to the notes limit, among other things, our ability and the ability of our restricted subsidiaries to:

  •
  borrow money or issue guarantees;

  •
  pay dividends, redeem capital stock or make other restricted payments;

  •
  incur liens to secure indebtedness;

  •
  make certain investments;

  •
  sell certain assets;

  •
  enter into transactions with our affiliates; or

  •
  merge with another person or sell substantially all of our assets.

        If we fail to comply with these covenants, we would be in default under our credit facility and the indenture, and the principal and accrued interest on the notes and our other outstanding indebtedness may become due and payable. See "Description of New Notes—Certain Covenants." In addition, our credit facility contains, and our future indebtedness agreements may contain, additional affirmative and negative covenants, which are generally more restrictive than those contained in the indenture.

        As a result of these covenants, our ability to respond to changes in business and economic conditions and to obtain additional financing, if needed, may be significantly restricted, and we may be prevented from engaging in transactions that might otherwise be considered beneficial to us. Our credit facility also requires, and our future credit facilities may require, us to maintain specified financial ratios and satisfy certain financial condition tests. Our ability to meet these financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests. The breach of any of these covenants could result in a default under our credit facility. Upon the occurrence of an event of default under our current or future credit facilities, the lenders could elect to declare all amounts outstanding under such credit facilities, including accrued interest or other obligations, to be immediately due and payable. If amounts outstanding under such credit facilities were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including the notes.

  A court could subordinate or void the obligations under our subsidiaries' guarantees.

        Under the U.S. federal bankruptcy laws and comparable provisions of state fraudulent conveyance laws, a court could void obligations under the subsidiary guarantees, subordinate those obligations to other obligations of our subsidiary guarantors or require you to repay any payments made pursuant to the subsidiary guarantees, if:

  (1)
  fair consideration or reasonably equivalent value was not received in exchange for the obligation; and

  (2)
  at the time the obligation was incurred, the obligor:

  •
  was insolvent or rendered insolvent by reason of the obligation;

  •
  was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay them as the debts matured.

        The measure of insolvency for these purposes will depend upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, is greater than the saleable value of all of its assets at a fair valuation;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and matured; or

  •
  it could not pay its debts as they become due.

Moreover, regardless of solvency, a court might void the guarantees, or subordinate the guarantees, if it determined that the transaction was made with intent to hinder, delay or defraud creditors.

        Each subsidiary guarantee contains a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision, however, may not be effective to protect the subsidiary guarantees from attack under fraudulent transfer law.

        The indenture requires that certain subsidiaries must guarantee the notes in the future. These considerations will also apply to these guarantees.

  We may not have the ability to repurchase the notes upon a change of control as required by the indenture.

        Upon the occurrence of a change of control (as defined in the indenture), we will be required to offer to purchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. Upon such a change of control, we may not have sufficient funds available to repurchase all of the notes tendered pursuant to this requirement. In addition, we are prohibited by our credit facility from repurchasing any of the notes unless the lenders thereunder consent. Our failure to repurchase the notes would be a default under the indenture, which would, in turn, be a default under our credit facility and, potentially, other debt. If any debt were to be accelerated, we may be unable to repay these amounts and make the required repurchase of the notes. See "Description of New Notes—Repurchase at the Option of Holders."

  An active trading market may not develop for the notes, which may limit your ability to resell them.

        The notes will constitute a new class of securities for which there is no established trading market. We do not intend to list the notes on a stock exchange or seek their admission for trading in the National Association of Securities Dealers Automated Quotation System. Although an initial purchaser has advised us that it intends to make a market in the notes, it is not obligated to do so, and it may cease to do so at any time without notice. Accordingly, we cannot assure you that an active trading market for the notes will develop or, if a trading market develops, that it will continue. The lack of an active trading market for the notes would have a material adverse effect on the market price and liquidity of the notes. If a market for the notes develops, they may trade at a discount from par.

  The market price of the notes may be volatile.

        You may not be able to sell your notes at a particular time or at a price favorable to you. Future trading prices of the notes will depend on many factors, including:

  •
  our operating performance and financial condition;

  •
  our ability to complete the offer to exchange the notes for registered notes or to register the notes for resale;

  •
  the interest of securities dealers in making a market;

  •
  the market for similar securities; and

  •
  prevailing interest rates.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in prices. The market for the notes, if any, may be subject to similar disruptions. A disruption may have a negative effect on you as a holder of the notes, regardless of our prospects or performance.

SELECTED CONSOLIDATED FINANCIAL DATA

        The selected consolidated financial data as of and for the periods ended on or prior to December 31, 2002 are derived from our consolidated financial statements which have been audited by our independent auditors. The selected financial data as of and for the six months ended June 30, 2002 and 2003, are derived from our unaudited consolidated financial statements. The results for the six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the full year.

        Upon emergence from our Chapter 11 proceeding on December 15, 1999, we adopted fresh start reporting under American Institute of Certified Public Accountant Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code. The principal differences between these periods relate to reporting changes relating to our capital structure, changes in our indebtedness, and the revaluation of our long-term assets to reflect reorganization value at the effective date of the reorganization. Thus, our consolidated balance sheets and statements of operations and cash flows after the effective date of our plan of reorganization reflect a new reporting entity and are not comparable to periods prior to the effective date.

        The selected consolidated financial data presented below should be read in conjunction with our consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in our most recent Annual Report on

Form 10-K and our most recent Quarterly Report on Form 10-Q, each of which is incorporated by reference in this prospectus.

Predecessor Company
Period from January 1 to December 15, 1999	Six Months Ended June 30,
Period from December 16 to December 31, 1999	Year Ended December 31,
Year Ended December 31, 1998
2000	2001	2002	2002	2003
(in thousands)	(in thousands)
Statement of Operations Data:
Revenue	$404,793	$328,751	$13,479	$320,483	$346,730	$323,997	$164,838	$157,153
Operating expenses	213,601	212,753	8,047	205,226	199,327	182,558	92,481	83,953
Overhead expenses	43,179	47,814	1,643	39,630	37,002	38,657	18,658	18,758
Depreciation, amortization and drydocking	64,244	79,410	2,069	50,271	59,913	66,376	33,191	32,417
Write-down of assets held for sale	—	—	—	—	1,400	—	—	—

Income (loss) from operations	83,769	(11,226)	1,720	25,356	49,088	36,406	20,508	22,025
Interest expense	49,723	71,215	2,756	62,714	55,907	44,715	25,078	16,301
Interest income	(8,485)	(841)	(68)	(704)	(240)	(475)	(137)	(209)
Minority interest in (gains) losses of subsidiaries	(5,848)	(2,596)	(408)	1,639	35	219	(117)	(227)
Gain (loss) on disposal of assets	—	(25,658)	—	3,863	(134)	1,364	1,354	1,183
Other income (expense)	156	(437,148)	(189)	7,072	(73)	(154)	(49)	(65)

Income (loss) before income taxes
and extraordinary item	36,839	(547,002)	(1,565)	(24,080)	(6,751)	(6,405)	(3,245)	6,824
Provision for (benefit from) income taxes	13,489	(32,004)	—	4,872	5,210	4,642	3,408	2,578

Income (loss) before extraordinary item	23,350	(514,998)	(1,565)	(28,952)	(11,961)	(11,047)	(6,653)	4,246
Extraordinary gain (loss) on extinguishment of debt(1)	(1,602)	266,643	—	—	—	(27,823)	—	—

Net income (loss)	$21,748	$(248,355)	$(1,565)	$(28,952)	$(11,961)	$(38,870)	$(6,653)	$4,246

Net income (loss) per common share:
Basic	$1.42	$(16.02)	$(0.16)	$(2.89)	$(1.16)	$(2.72)	$(0.63)	$0.18

Diluted	$1.35	$(16.02)	$(0.16)	$(2.89)	$(1.16)	$(2.72)	$(0.63)	$0.18

Other Financial Data:
Ratio of earnings to fixed charges(2)	1.7x	(6.5)	x	0.4x	0.6x	0.9x	0.9x	0.9x	1.4x
Balance Sheet Data (at period end):
Total assets	1,355,267	830,740	775,476	744,765	703,095	708,843
Long-term debt(3)	860,476	597,519	577,525	554,716	466,926	467,177
Stockholders' equity	248,035	165,326	136,514	124,687	176,800	181,280
Book value per share	16.09	16.53	13.49	11.87	7.65	7.77
Cash dividends per share	—	—	—	—	—	—

(1)
Reflects gain (loss) on the extinguishment of debt, net of applicable income taxes. Pursuant to Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements Nos. 4, 44 and 64, Amendment of FASB Statement No. 14, and Technical Corrections," the Company will be required to reclassify to continuing operations amounts previously reported as extinguishments of debt in applicable reporting periods subsequent to January 1, 2003.

(2)
For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes and extraordinary items plus interest expense; and fixed charges consist of interest expense, amortization of debt issuance costs and a portion of operating lease rent expense deemed to be representative of interest.

For the periods in which the ratio of earnings to fixed charges indicates less than one-to-one coverage, the dollar amount of the deficiency was as follows:

Period	Deficiency (in thousands)
Year Ended December 31, 1998	$—
Period from January 1 to December 15, 1999	547,002
Period from December 16 to December 31, 1999	1,565
Year Ended December 31, 2000	24,080
Year Ended December 31, 2001	6,751
Year Ended December 31, 2002	6,405
Six Months Ended June 30, 2002	3,245
Six Months Ended June 30, 2003	—
(3)
Includes current maturities and capital lease obligations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        This discussion and analysis of our financial condition and historical results of operations should be read in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

        On December 15, 1999 (the Effective Date), we emerged from our Chapter 11 proceeding and adopted fresh start accounting. Thus our consolidated statements of operations and cash flows after the Effective Date reflect a new reporting company and are not comparable to periods prior to the Effective Date.

        For purposes of comparative analysis, the twelve months ended December 31, 1999 include the results of the Predecessor Company for the period from January 1, 1999 to December 15, 1999 and the Successor Company for the period from December 16, 1999 to December 31, 1999. The principal differences between these periods relate to reporting changes regarding our capital structure, changes in indebtedness, and the revaluation of our long-term assets to reflect the reorganization value at the Effective Date. These changes primarily affect depreciation and amortization expense and interest expense in our results of operations.

Critical Accounting Policies and Estimates

        The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to bad debts, useful lives of vessels and equipment, deferred tax assets, and certain accrued liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

        We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

  •
  Revenue Recognition.  Revenue is generally recorded when services are rendered, we have a signed charter agreement or other evidence of an arrangement, pricing is fixed and determinable and collection is reasonably assured. For the majority of the offshore energy support and marine towing segments, revenues are recorded on a daily basis as services are rendered. For the marine transportation segment, revenue is earned under time charters, bareboat charters, or affreightment/voyage contracts. Revenue from time charters is earned and recognized on a daily basis. Certain time charters contain performance provisions, which provide for decreased fees based upon actual performance against established targets such as speed and fuel consumption. Revenue for affreightment/voyage contracts is recognized based upon the percentage of voyage completion. The percentage of voyage completion is based on the number of voyage days worked at the balance sheet date divided by the total number of days expected on the voyage.

  •
  Allowance for Doubtful Accounts.  We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

  •
  Asset Impairment.  We record impairment losses on long-lived assets used in operations when indications of impairment are present and the estimated undiscounted cash flows to be generated by those assets are less than the assets carrying amounts. If the carrying value is not recoverable, the carrying value of the assets is reduced to estimated fair value.

  •
  Useful Lives of Fixed Assets.  We determine the useful lives of the vessels and equipment based upon regulatory requirements such as OPA 90, market conditions and operational considerations. We continue to evaluate the reasonableness of the useful lives of the vessels and equipment.

  •
  Major Maintenance Costs.  Currently, the costs incurred to drydock our vessels are deferred and amortized on a straight-line basis over the period to the next drydocking, generally 30 to 36 months. In June 2001, the Accounting Executive Committee of the American Institute of Certified Public Accountants issued an exposure draft of a proposed Statement of Position (SOP) entitled Accounting for Certain Costs and Activities Related to Property, Plant and Equipment. Under the proposed SOP, we would expense major maintenance costs as incurred and prohibit the use of the deferral of the entire cost of a planned major maintenance activity. Management has determined that this SOP, if issued as proposed, would have a material effect on the consolidated financial statements. In the year of adoption, we would write off the net book value of the deferred drydocking costs and record the write off as a change in accounting principle ($23.2 million as of June 30, 2003). Additionally, all drydock expenditures incurred after the adoption of the SOP would be expensed as incurred.

  •
  Valuation of Deferred Tax Assets.  We record a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized. After application of the valuation allowance, our net deferred tax assets and liabilities are zero at June 30, 2003 and at December 31, 2002 and 2001.

Revenue Overview

        We derive our revenue from three main lines of business—offshore energy support, marine transportation, and marine towing. Seabulk Offshore, our domestic and international offshore energy support business, accounted for approximately 49% and 53% of our revenue for the six months ended June 30, 2003 and 2002, respectively, and approximately 53% and 55% of our revenue in the years 2002 and 2001, respectively. Marine transportation, under the name Seabulk Tankers, consists of our Jones Act tanker business, in which we own nine vessels and lease one vessel under a bareboat charter, and accounted for approximately 39% and 37% of our revenue for the six months ended June 30, 2003 and 2002, respectively. Our inland tug and barge assets, previously a part of our marine transportation business, were sold in March 2002 and our shipyard assets were sold in July 2002. Our marine transportation business accounted for approximately 37% and 35% of our revenue in the years 2002 and 2001, respectively. Seabulk Towing, our domestic harbor and offshore towing business, accounted for approximately 12% and 10% of our revenue for the six months ended June 30, 2003 and 2002, respectively, and 10% for each of the years 2002 and 2001.

  Seabulk Offshore

        Revenue from our offshore energy support operations is primarily a function of the size of our fleet, vessel day rates or charter rates, and fleet utilization. Rates and utilization are primarily a function of offshore exploration, development, and production activities, which are in turn heavily dependent upon the price of crude oil and natural gas. Further, in certain areas where we conduct offshore energy support operations (particularly the U.S. Gulf of Mexico), contracts for the utilization of offshore energy support vessels commonly include termination provisions with three- to five-day notice requirements and no termination penalty. As a result, companies engaged in offshore energy support operations (including us) are particularly sensitive to changes in market demand.

        The following table represents revenue for the Seabulk Offshore by major operating area for the periods indicated (in thousands):

	Year Ended December 31,			Six Months Ended June 30,
	2000	2001	2002	2002	2003
Domestic(1)	$54,491	$83,686	$47,490	$25,457	$19,164
West Africa	48,268	69,305	84,576	42,871	39,729
Middle East	34,242	22,450	23,683	11,839	10,833
Southeast Asia	14,394	15,737	15,730	7,205	7,342

Total	$151,395	$191,178	$171,479	$87,372	$77,068

(1)
Domestic consists of vessels primarily operating in the United States, the Gulf of Mexico and Mexico.

        The following tables set forth, by primary area of operation, average day rates achieved by the offshore energy fleet owned or operated by us and average utilization for the periods indicated. Average day rates are calculated by dividing total revenue by the number of days worked. Utilization percentages are based upon the number of working days over a 365/366-day year and the number of vessels in the fleet on the last day of the period.

	AHTS/Supply				AHT/Tugs				Crew/Utility				Other				Total
	2000	2001	2002	1st Half 2003	2000	2001	2002	1st Half 2003	2000	2001	2002	1st Half 2003	2000	2001	2002	1st Half 2003	2000	2001	2002	1st Half 2003
Domestic(1)
Vessels	26	26	21	21	—	—	—	—	32	32	28	25	2	1	2	2	60	59	51	48
Bareboat-out	—	—	—	—	—	—	—	—	2	—	—	—	1	1	—	—	3	1	—	—
Laid-Up	2	—	—	—	—	—	—	—	—	—	—	—	2	1	1	1	4	1	1	1
Effective Utilization	76%	76%	63%	61%	—	—	—	—	83%	84%	65%	65%	—	—	—	—	80%	80%	63%	63%
Fleet Utilization	67%	76%	63%	61%	—	—	—	—	81%	84%	65%	65%	—	—	—	—	72%	79%	62%	62%
Day Rate	$4,689	$7,261	$5,826	$5,081	—	—	—	—	$2,111	$2,904	$2,473	$2,394	—	—	—	—	$3,158	$4,791	$3,897	$3,584
West Africa
Vessels	26	27	30	32	4	4	4	4	6	6	6	1	1	1	1	—	37	38	41	37
Laid-Up	1	—	—	—	2	—	—	—	1	—	—	—	1	—	—	—	5	—	—	—
Effective Utilization	85%	82%	82%	82%	63%	55%	85%	74%	65%	77%	79%	—	—	—	—	—	81%	78%	82%	81%
Fleet Utilization	80%	82%	82%	82%	45%	55%	85%	74%	54%	77%	79%	—	—	—	—	—	70%	78%	82%	81%
Day Rate	$5,679	$7,228	$7,635	$7,211	$4,938	$6,556	$6,332	$6,165	$2,773	$2,937	$2,874	—	—	—	—	—	$5,286	$6,558	$6,910	$6,976
Middle East
Vessels	12	6	6	6	16	8	7	6	19	8	7	7	8	5	5	6	55	27	25	25
Laid-Up	6	—	—	—	5	1	—	—	8	1	—	—	—	1	1	1	19	3	1	1
Effective Utilization	90%	84%	85%	90%	63%	48%	64%	52%	74%	78%	87%	91%	62%	69%	66%	41%	71%	69%	77%	70%
Fleet Utilization	48%	84%	85%	90%	48%	44%	64%	52%	42%	76%	87%	91%	62%	53%	50%	51%	48%	64%	74%	73%
Day Rate	$2,535	$2,983	$3,431	$3,339	$3,258	$4,384	$4,523	$4,879	$1,425	$1,585	$1,657	$1,680	$6,251	$4,565	$4,346	$4,735	$3,026	$2,971	$3,197	$3,165
Southeast Asia
Vessels	10	7	8	8	2	—	—	—	5	6	—	—	2	2	2	1	19	15	10	9
Laid-Up	2	—	—	—	1	—	—	—	—	—	—	—	—	—	—	—	3	—	—	—
Effective Utilization	75%	79%	64%	75%	—	—	—	—	66%	62%	—	—	70%	64%	67%	—	70%	71%	64%	76%
Fleet Utilization	62%	79%	64%	75%	—	—	—	—	66%	62%	—	—	61%	64%	67%	—	59%	71%	64%	76%
Day Rate	$4,461	$5,147	$5,987	$5,570	—	—	—	—	$1,523	$1,583	—	—	$5,481	$7,626	$8,457	—	$3,723	$4,115	$6,505	$6,081

(1)
Domestic consists of vessels primarily operating in the United States, the Gulf of Mexico and Mexico.

        Domestic revenue for the six months ended June 30, 2003 was adversely affected by the continued slowdown in natural gas and crude oil drilling activity in the U.S. Gulf of Mexico. Despite relatively high natural gas prices and dwindling inventories, exploration and production companies in the U.S. Gulf of Mexico were unwilling to invest in new projects until there was clear evidence of the sustainability of commodity prices and an increase in energy demand. Although there is still uncertainty in the market, the rise in both crude oil and natural gas prices that began in the fourth quarter of 2002, the temporary shutoff of Iraqi and Venezuelan imports, dwindling inventories of both crude oil and natural gas as the winter of 2002/2003 turned out to be much colder than expected, and other factors, should eventually aid a recovery in the Gulf of Mexico offshore vessel market. In the meantime, we are exploring charter opportunities in Mexico, which remains an active market. On the other hand, some exploration and drilling companies have reduced expectations for energy prospects in the mature Gulf of Mexico market.

        International offshore revenues for the six months ended June 30, 2003 decreased slightly from the same period in the prior year. In West Africa, the demand for vessels, and hence utilization, remained strong as this is an oil-driven deepwater market with longer time horizons and increasing exploration and production budgets primarily from oil company majors. We redeployed one vessel and added one newbuild vessel to our West African operations during the eight months ended August 31, 2003. The unrest in Nigeria did not have a significant impact on our operations.

        International vessel demand is primarily driven by crude oil exploration and production. During the second quarter of 2003, crude oil prices and demand remained firm. We expect international exploration and production spending to continue to increase in West Africa, which should strengthen vessel demand in that area. Revenue decreased from the prior year for our Middle East operations as both vessel count and utilization decreased. In Southeast Asia, revenue increased over the year-earlier period due to an increase in utilization.

        Day rates currently available to our anchor handling tug supply vessels and supply boats average approximately $5,000 for Domestic, $7,300 for West Africa, $3,300 for the Middle East and $5,200 for Southeast Asia. We had two offshore vessels in "held-for-sale" status as of August 31, 2003.

  Seabulk Tankers

        Revenue from our marine transportation services is derived from the operations of ten tankers carrying crude oil, petroleum products and chemical products in the U.S. Jones Act trade, including our five double-hull tankers owned and operated by our Non-recourse Subsidiaries.

        Petroleum Tankers.    Demand for our crude oil and petroleum product transportation services is dependent both on production and refining levels in the United States as well as on domestic consumer and commercial consumption of petroleum products and chemicals. We owned eight petroleum product tankers at June 30, 2003. Five of these are double-hull, state-of-the-art vessels, of which two have chemical-carrying capability. Since January 2002, a major oil company charterer has had exclusive possession and control of one of the petroleum product tankers and is responsible for all operating and drydocking expenses of the vessel. That bareboat charter is expected to be converted to a transportation contract during the fourth quarter of 2003 in which the operation of the vessel is returned to us, but the obligation to pay the financing and operating elements of the charter remains with the former bareboat charterer. In the third quarter of 2002, a vessel previously trading under a voyage charter entered into a three-year time charter with a major oil company, and two of our existing time charters were extended through July 10, 2010. Under a time charter, fuel and port charges are borne by the charterer and are therefore not reflected in the charter rates. Consequently, both the revenue and cost side of time charter vessels are reduced by the amount of the fuel and port charges. Our Jones Act fleet is benefiting from a tightening domestic tanker market, which should continue to be strong as OPA 90 forces out older, single-hull vessels. On the other hand, increased importation of foreign petroleum has acted to restrain charter rates fixed during the third quarter period. None of our single-hull vessels is scheduled for retirement under OPA 90 before 2007.

        Chemical Tankers.    Demand for our industrial chemical transportation services generally coincides with overall domestic economic activity. We operated two chemical tankers and one of the five double-hull vessels in the chemical trade as of June 30, 2003. The two chemical tankers are double-bottom ships. The higher day rate environment for petroleum product tankers is carrying over into the chemical tanker market as charterers look for quality tonnage to replace older single-hull vessels.

        Our tanker fleet operates on either long-term time charters, bareboat charters, or pursuant to contracts of affreightment. As of August 31, 2003, we have six tankers operating under long-term time charters, three on contracts of affreightment and one under a bareboat charter.

        The following table sets forth the number of vessels and revenue for our petroleum and chemical product carriers for the periods indicated:

	Year Ended December 31,				Six Months Ended June 30,
	2000		2001	2002	2002	2003
Number of single-hull tankers owned at end of period	5	(1)	5	5	5	5
Revenue (in thousands)	$67,335	(2)	$52,772	$56,202	$27,169	$31,204
Number of double-hull tankers owned at end of period(3)	5		5	5	5	5
Revenue (in thousands)	$59,335		$59,922	$61,284	$30,711	$30,723

(1)
During 2000, we scrapped one tanker that was at the end of its OPA 90-mandated useful life and terminated a charter-in contract for another tanker.

(2)
Includes revenue from chartered in vessels of $9.7 million in 2000.

(3)
Owned by our Non-recourse Subsidiaries.

        Inland Tugs and Barges.    On March 22, 2002, as part of our ongoing program to focus on our core businesses, we sold the fixed assets, consisting primarily of our inland tugs and barges, of our subsidiary, Sun State Marine Services for $3.9 million in cash. Revenue from all of Sun State's operations totaled $3.2 million for the three months ended March 31, 2002 and $3.9 million, $9.4 million and $9.3 million for the years ended December 31, 2002, 2001 and 2000, respectively. The increase in Sun State revenue was due to the completion of various large ship repair projects in the first quarter of 2002.

        On May 20, 2002, we sold the marine terminal facility assets at Port Arthur, Texas for $3.0 million. Fifty percent of the proceeds ($1.5 million) were received at closing in cash and the remainder will be deferred and received over the next three years in the form of either cash or shipyard repair credits from the buyer. The assets consisted of land, an office building, docks and parking and warehouse storage facilities with a carrying value of $1.3 million. As a result, we recognized a gain of $1.7 million. The proceeds from the sale of these assets were used to repay a portion of our term loans that existed prior to the refinancing in September 2002.

  Seabulk Towing

        Revenue derived from our tug operations is primarily a function of the number of tugs available to provide services, the rates charged for their services, the volume of vessel traffic requiring docking and other ship-assist services and competition. Vessel traffic, in turn, is largely a function of the general trade activity in the region served by the port.

        The following table summarizes certain operating information for our tugs for the periods indicated:

	Year Ended December 31,			Six Months Ended June 30,
	2000	2001	2002	2002	2003
Number of tugs owned at end of period	33	31	31	31	28	(1)
Towing Revenue (in thousands)	$33,106	$33,493	$31,147	$16,043	$18,301

(1)
The fleet was reduced from 31 to 28 by the sale of one tug, the scrapping of another and the return of a third tug to its owner at the conclusion of a bareboat charter.

        Towing revenue increased 14.1% in the first half of 2003 compared to the same period in the prior year due to increased vessel traffic in certain of the ports we serve and other factors including higher rates.

        We have been the sole provider of docking services in Port Canaveral, the smallest of our harbor towing markets. As a result of a recent proceeding before the Federal Maritime Commission, we are expected to have a competitor in Port Canaveral. Port Canaveral Towing intends to continue its operations in Port Canaveral.

Overview of Operating Expenses and Capital Expenditures

        Our operating expenses are primarily a function of fleet size and utilization. The most significant expense categories are crew payroll and benefits, maintenance and repairs, fuel, insurance and charter hire. During periods of decreased demand for vessels, we temporarily cease using certain vessels, i.e., lay up vessels, to reduce expenses for marine operating supplies, crew payroll and maintenance. At August 31, 2003, two of our 118 offshore energy support vessels were laid-up. We also had two vessels that were held for sale.

        The crews of company-manned chemical and product tankers are paid on a time-for-time basis under which they receive paid leave in proportion to time served aboard a vessel. The crews of offshore energy support vessels and certain tugs and towboats are paid only for days worked.

        In addition to variable expenses associated with vessel operations, we incur fixed charges, which are capitalized and amortized for our vessels and other assets. We provide for depreciation on a straight-line basis over the estimated useful lives of the related assets. OPA 90 mandates the useful life of our product and chemical carriers, except for the five double-hull carriers.

        We overhaul main engines and key auxiliary equipment in accordance with a continuous planned maintenance program. Under applicable regulations, our chemical and product carriers and offshore service vessels and our four largest tugs are required to be drydocked twice in each five-year period for inspection and routine maintenance and repairs. These vessels are also required to undergo special surveys every five years involving comprehensive inspection and corrective measures to insure their structural integrity and the proper functioning of their cargo and ballast tank and piping systems, critical machinery and equipment, and coatings. Our harbor tugs generally are not required to be drydocked on a specific schedule. During the first half of 2003, we drydrocked 22 vessels at an aggregate cost, exclusive of lost revenue, of $7.1 million. During the years ended December 31, 2002, 2001 and 2000, we drydocked 54, 66 and 62 vessels, respectively, at an aggregate cost (exclusive of lost revenue) of $23.4 million, $29.4 million and $14.4 million, respectively. The increase in drydock expenditures is due mainly to tanker drydockings, which generally cost more than offshore vessels. We account for our drydocking costs under the deferral method, under which capitalized drydocking costs are expensed over the period preceding the next scheduled drydocking. See Note 2 to our consolidated financial statements.

        We had capital expenditures, including drydocking costs, in the years ended December 31, 2002, 2001 and 2000 of $27.2 million, $38.7 million and $26.4 million, respectively, and $29.6 million for the first half of 2003, of which $21 million was for the purchase of the Seabulk Africa plus related improvements in January 2003, the Seabulk Ipanema in April 2003, as well as the down payment on the first Brazilian newbuild.

        The cost of fuel has a significant impact on our operating results. Its cost was relatively high in 2002.

        Insurance costs consist primarily of substantial deductibles, substantial self-retention layers, and premiums paid for:

  •
  protection and indemnity insurance for our marine liability risks, which are insured by a mutual insurance association of which we are a member and through the commercial insurance markets;

  •
  hull and machinery insurance and other maritime-related insurance, which are provided through the commercial marine insurance markets; and

  •
  general liability and other traditional insurance, which is provided through the commercial insurance markets.

        Insurance costs, particularly costs of marine insurance, are directly related to overall insurance market conditions and industry and individual loss records, which vary from year to year.

        The increase in P&I costs due to higher deductibles and higher self insured retention levels will likely cause an increase in P&I insurance expense in 2003 of between $1.5 million and $2.5 million. Premiums by both marine and non-marine insurers have been adversely impacted by the erosion of claims reserves (including our underwriters), claims underwriting losses and increased reinsurance costs, as well as our own loss experience. No assurance can be given that affordable and viable direct and reinsurance markets will be available to us in the future. We maintain high levels of self-insurance for P&I and hull and machinery risks through the use of substantial deductibles and self insured retentions which may increase in the future. We carry coverage related to loss of earnings on revenues subject to fourteen day deductibles, for our tanker operations, but not for our offshore and tug operations. Insurance costs represented approximately 6.2% of operating costs in 2002.

Results of Operations

        The following table sets forth certain selected financial data and percentages of revenue for the periods indicated:

	Year Ended December 31,						Six Months Ended June 30,
	2000		2001		2002		2002		2003
	(Dollars in millions)
Revenues	$320.5	100%	$346.7	100%	$324.0	100%	$164.8	100%	$157.2	100%
Operating expenses	205.2	64	199.3	57	182.6	56	92.5	56	84.0	53
Overhead expenses	39.6	12	37.0	11	38.6	12	18.7	11	18.8	12
Depreciation, amortization, drydocking and other	50.3	16	61.3	18	66.4	21	33.2	20	32.4	21
Income (loss) from operations	$25.4	8%	$49.1	14%	$36.4	11%	20.5	12%	22.0	14%
Interest expense, net	$62.0	19%	$55.7	16%	$44.2	14%	24.9	15%	16.1	10%
Other income (expense), net	$12.6	4%	$(0.2)	0%	$1.4	0%	1.2	0.7%	0.9	0.1%
Net income (loss)	$(29.0)	(9)%	$(12.0)	(3)%	$(38.9)	(12)%	(6.7)	(4)%	4.2	3%

  Six months ended June 30, 2003 compared with the six months ended June 30, 2002

        Revenue.    Revenue decreased 4.7% to $157.2 million for the six months ended June 30, 2003 from $164.8 million for the six months ended June 30, 2002.

        Offshore energy support revenue decreased 11.8% to $77.1 million for the six months ended June 30, 2003 from $87.4 million for the same period in 2002, primarily due to reduced revenue from the U.S. Gulf of Mexico. Revenue from the U.S. Gulf of Mexico decreased during the six months ended June 30, 2003 compared to the same period in 2002 primarily due to reduced exploration and production activity as oil companies were unwilling to invest in new projects until there was clear evidence of the sustainability of commodity prices and an increase in energy demand.

        Marine transportation revenue remains substantially the same at $61.9 million for the six months ended June 30, 2003 as compared to $61.6 million for the six months ended June 30, 2002.

        Towing revenue increased 14.1% to $18.3 million for the six months ended June 30, 2003 from $16.0 million for the six months ended June 30, 2002. The increase in revenue is due to increased vessel traffic in certain of the Company's ports, redeployment through the chartering out of certain vessels and other factors, including higher rates.

        Operating Expenses.    Operating expenses decreased 9.2% to $84.0 million for the six months ended June 30, 2003 from $92.5 million for the same period in 2002. The decrease is due to a variety of factors, including the elimination of operating expenses for our Sun State Marine Services subsidiary, which was discontinued in March 2002, a reduction in crewing payroll in the struggling U.S. Gulf of Mexico market, a decrease in repairs and maintenance for our tanker segment due to major repairs done in the first half of 2002, and a decrease in fuel and consumables in the West Africa operating region. As a percentage of revenue, operating expenses decreased to 53.4% for the six months ended June 30, 2003 from 56.1% for the 2002 period.

        Overhead Expenses.    Overhead expenses remain substantially the same at $18.8 million for the six months ended June 30, 2003 as compared to $18.7 million for the six months ended June 30, 2002.

        Depreciation, Amortization and Drydocking.    Depreciation, amortization and drydocking decreased 2.3% to $32.4 million for the six months ended June 30, 2003 from $33.2 million for the six months ended June 30, 2002 primarily due to a reduction in drydockings in the offshore energy segment as the Company has been selling its older and smaller vessels.

        Net Interest Expense.    Net interest expense decreased 35.5% to $16.1 million for the six months ended June 30, 2003 from $24.9 million for the same period in 2002. The decrease is primarily due to a lower debt balance and lower interest rates as a result of the recapitalization in September 2002.

        Other Income, Net.    Other income, net decreased to $0.9 million for the six months ended June 30, 2003 compared to $1.2 million for the same period in 2002, primarily due to a smaller gain on asset sales in 2003 compared to the same period in 2002.

  Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

        Revenue.    Revenue decreased 6.6% to $324.0 million for 2002 from $346.7 million for 2001 due to decreased revenue from our offshore energy support segment.

        Offshore energy support revenue decreased 10.3% to $171.5 million for 2002 from $191.2 million for the same period in 2001, primarily due to reduced revenue from the U.S. Gulf of Mexico. This was offset in part by higher revenue from the West Africa operating region. Revenue from the U.S. Gulf of Mexico decreased during 2002 compared to the same period in 2001 primarily due to reduced exploration and production activity in response to average natural gas prices, high inventories and reduced demand for energy. The increase in West Africa revenue was driven by higher day rates and an expanded vessel count as offshore exploration and production activity remained strong. We took advantage of the expanding West Africa market by (1) mobilizing three of our Gulf of Mexico supply boats and one Southeast Asia utility boat for redeployment to West Africa and (2) reactivating one anchor-handling tug from "held-for-sale" status to active status in West Africa during the first half of 2002.

        Marine transportation revenue remained substantially the same at $121.4 million for 2002 as compared to $122.1 million for 2001. Tanker revenue increased by 4.3% as a result of improved rates for our three chemical carriers operating under contracts of affreightments, as well as better rates on long-term time charters. This was offset by a decrease in revenue for Sun State as a result of discontinuing operations in March 2002.

        Towing revenue decreased by 7.0% to $31.1 million for 2002 from $33.5 million for 2001. The decrease in revenue was due to reduced vessel traffic in certain of our ports, reflecting the slowdown in international trade, as well as reduced demand for towing services in the offshore market.

        Operating Expenses.    Operating expenses decreased 8.4% to $182.6 million from $199.3 million for 2001 primarily due to the change from voyage charters to time charters for two tankers, the bareboat charter of a third tanker, and the sale of Sun State's marine transportation assets in the first quarter. Since two tankers were changed from voyage charters to time charters in 2002, fuel and port charges significantly decreased as these expenses are the responsibility of the charterer under time charters. Under a bareboat contract, the charterer is responsible for crewing and operating the vessel. Operating expenses for 2001 were also adversely affected by a $4.1 million charge reflecting current and anticipated investment losses sustained by our protection and indemnity marine insurance club.

        Overhead Expenses. Overhead expenses increased 4.5% to $38.7 million in 2002 as compared to $37.0 million for the same period in 2001. The increase was primarily due to an increase in insurance expenses as a result of purchasing a $1.2 million D&O policy for the departing Board members due to the recapitalization in September 2002. Other overhead also increased due to higher bad debt reserve in our West African operations. As a percentage of revenue, overhead expenses increased to 11.9% for 2002 compared to 10.8% for the same period in 2001.

        Depreciation, Amortization, Drydocking and Other Expenses.    Depreciation, amortization, drydocking and other expenses increased 8.3% to $66.4 million for 2002 from $61.3 million for 2001, primarily due to higher planned drydocking expenditures for offshore energy support vessels and tankers during the second half of 2001 and in 2002. As a result, drydock amortization expense is also higher as drydock costs are amortized on a straight-line basis over the period to the next drydocking (generally 30 months).

        Net Interest Expense.    Net interest expense decreased 20.5% to $44.2 million for 2002 from $55.7 million for the same period in 2001. The decrease was primarily due to the combination of lower interest rates on variable rate debt and lower outstanding debt balances under our term loans and revolving credit facility. Interest expense also decreased as a result of the recapitalization in September 2002 (see Note 3 to our consolidated financial statements). The interest rate on our credit facility was substantially less than the rate on our prior senior notes, which were redeemed on October 15, 2002. In November 2002, the interest rate under our credit facility was increased by 100 basis points (1%) in accordance with the terms of the commitment letter with the lending banks to syndicate our credit facility by November 13, 2002.

        Other Income, Net.    Other income, net increased to $1.4 million in 2002 compared to other expense of ($0.2) million in 2001. This increase in other income was primarily due to a gain on asset sales in 2002 of $1.4 million.

  Year Ended December 31, 2001 Compared with Year Ended December 31, 2000

        Revenue.    Revenue increased 8.2% to $346.7 million for 2001 from $320.5 million for 2000 primarily due to increased revenue from our offshore energy support segment offset in part by decreased revenue from our marine transportation segment.

        Offshore energy support revenue increased 26.3% to $191.2 million for 2001 from $151.4 million for 2000 primarily due to the significant increases in day rates for both supply and crew boats in the Gulf of Mexico and West Africa operating regions offset in part by decreased revenue from the Middle East region. Additionally, we purchased two crewboats in December 2000 and May 2001 and placed those vessels into service in the Gulf of Mexico. During the first eight months of 2001, day rates and utilization for all vessels working in the Gulf of Mexico rose due to increased exploration and production activities. During the last four months of 2001, day rates and utilization for our Gulf of Mexico-based vessels decreased as drilling activity fell sharply on the heels of lower natural gas prices and reduced energy demand. Nevertheless, the strong first half of fiscal 2001 resulted in a significant increase in full-year revenue for the Gulf of Mexico operating region. In the West Africa operating region, average day rates rose across all vessel classes and utilization remained strong throughout 2001 as the market continued to expand in what is primarily an oil-driven, deepwater business. We mobilized two of our Gulf of Mexico-based supply boats for redeployment to West Africa during the first quarter of 2002. The decline in Middle East revenue in 2001 is attributable to fewer vessels (average of 72 vessels in 2000 compared to 30 vessels in 2001) as we sold a significant number of underperforming vessels that were working in the Middle East region in 2000 and 1999. The reduction in the number of vessels working in the Middle East is a direct result of the lack of profitability stemming from production cutbacks by the Organization of Petroleum Exporting Countries. During 2001, a total of 25 offshore energy support vessels were sold, most of which were based in the Middle East.

        Marine transportation services revenue decreased $13.9 million, or 10.2%, to $122.1 million for 2001 from $136.0 million for 2000. This decrease was primarily due to the mandated retirement of one of our Jones Act tankers in the third quarter of 2000 and the termination of our chartering-in of one tanker in the first quarter of 2000 through October 2000. Total 2000 revenue relating to the two additional tankers amounted to $14.5 million. The decrease from the two tankers was offset in part by increased transportation activity with tankers working under various voyage contracts.

        Towing revenue increased 1.2% to $33.5 million in 2001 from $33.1 in 2000 primarily due to increased port activity during the fourth quarter of 2001.

        Operating Expenses.    Operating expenses decreased 2.9% to $199.3 million from $205.2 million for 2000 primarily due to the lease termination and retirement of two tankers and the change of three tankers from spot trading to time charters in our marine transportation services operations. This decrease was offset in part by higher crew salaries and benefits and consumables and supplies expenses in offshore energy support operations. Total 2000 operating expenses (primarily charter hire, fuel and port charges) relating to the two tankers noted above amounted to $13.6 million. Since three tankers were changed from spot trading to time charters in 2001, fuel and port charges significantly decreased as these expenses are the responsibility of the charterer under time charters. Operating expenses for 2001 were also adversely affected by a $4.1 million charge reflecting current and anticipated investment losses sustained by our protection and indemnity marine insurance club. The increase in offshore crew salaries and benefits was primarily due to additional maritime staff resulting from (1) purchase of two crewboats in December 2000 and May 2001, (2) termination of a bareboat-out contract for two crewboats and (3) increased utilization of vessels in the Gulf of Mexico and West Africa. Under a bareboat contract, the charterer is responsible for crewing and operating the vessel. Additionally, expenses for consumables and supplies increased in the West Africa operating region due to increased operating activity.

        Overhead Expenses.    Overhead expenses decreased 6.6% to $37.0 million in 2001 from $39.6 million for 2000 primarily due to a decrease in professional fees and other overhead expenses offset in part by increases in salaries and benefits. Higher headcount and related salary expense for corporate activity resulted in savings on third-party consulting fees and services. The decrease in other overhead expenses is primarily due to lower charges for rent and other miscellaneous items as a result of the elimination of non-essential services and consolidation of administrative functions.

        Depreciation, Amortization, Drydocking and Other Expenses.    Depreciation, amortization, drydocking and other expenses increased 22.0% to $61.3 million in 2001 from $50.3 million in 2000 primarily due to higher planned drydocking expenditures for offshore energy support vessels and tankers and the write-down of the book value of vessels and equipment and deferred drydocking costs of Sun State Marine Services, Inc. Drydocking amortization expense increased 117.1% to $14.7 million in 2001 from $6.8 million in 2000. In response to increased activity in the offshore energy support segment in 2001, we increased the level of drydocking expenditures. Additionally, we had to drydock five tankers in 2001. Tanker drydocking expenditures are generally higher than expenditures for offshore vessels and tugs.

        During the fourth quarter of fiscal 2001, management decided to sell the fixed assets (mostly tug barges) of Sun State Marine Services, Inc. The sale of the tug and barge assets was consummated in March 2002. The shipyard assets were sold in July 2002. Upon reclassifying Sun State's assets to assets held for sale, management considered recent appraisals, offers and bids and its estimate of future cash flows related to the fixed assets. As a result, we recorded a write-down of $1.4 million.

        Income from Operations.    Income from operations increased 93.6% to $49.1 million in 2001 compared to $25.4 million in 2000 as a result of higher day rates in our offshore energy support business and lower operating and overhead expenses.

        Net Interest Expense.    Net interest expense decreased 10.2% to $55.7 million in 2001 from $62.0 million in 2000 primarily due to lower interest rates on variable rate debt and lower outstanding balances under our term loans and revolving credit facility. The Eurodollar Rate for the term loans and revolving line of credit decreased from 6.7% at December 31, 2000 to 1.9% at December 31, 2001. The decline in the Eurodollar Rate resulted from the series of interest rate cuts by the Federal Reserve and the general slowdown of the global economy during 2001. This decrease was offset in part by interest expense on additional borrowings in 2001 for the remaining 24.25% interest in the five double-hull tankers and the purchase of two crewboats (financed through borrowings under our revolving line of credit).

        Other Income (expense).    Other expense totaled $(0.2) million in 2001 compared to other income of $12.6 million in 2000. The decrease in other income was primarily due to a net loss of $(0.1) million on vessel sales in 2001 compared to a net gain of $3.9 million on vessel sales and a $7.0 million favorable settlement of a disputed liability in 2000.

        Net Loss.    Our net loss decreased 58.7% to $12.0 million in 2001 from $29.0 million for 2000 as a result of higher revenue and lower operating and interest expenses. The provision for income taxes increased from $4.8 million in 2000 to $5.2 million in 2001 primarily due to higher foreign revenue. As of December 31, 2001 and 2000, management believes that it was more likely than not that the deferred tax assets would not be realized. Therefore, a full valuation allowance was recorded reducing the net deferred tax assets to zero.

Seasonality

        We have experienced some slight seasonality in our operations. The first half of the year is generally not as strong on a seasonal basis as the second half due to lower activity in the offshore energy support segment and petroleum product transportation during the months of February, March and April.

Liquidity and Capital Resources

  Cash Flows

        Net cash provided by operating activities totaled $33.5 million for the six months ended June 30, 2003 compared to $34.8 million for the same period in 2002. Net income improved by $10.9 million for the six months ended June 30, 2003 over the same period in 2002 as a result of the factors discussed above under "—Results of Operations—Six months ended June 30, 2003 compared with the six months ended June 30, 2002." This was partially offset by a decrease of $7.6 million between the six months ended June 30, 2002 and the same period in 2003 in trade accounts and other receivables. The collections from our protection and indemnity insurance club for settlement of outstanding insurance claims were higher in the first half of 2002 versus the 2003 period. Net cash provided by operating activities totaled $61.1 million for the year ended December 31, 2002 compared to $66.8 million for the same period in 2001. The decrease in cash provided by operating activities was the result of an increase in net loss before extraordinary item of $1.4 million from 2001 to 2002, as well as a reduction in accounts payable in 2002.

        Net cash used in investing activities was $21.8 million for the six months ended June 30, 2003 compared to $3.4 million for the same period in 2002. The increase in cash used in investing activities was due to the cash purchase of the Seabulk Africa in January 2003 and Seabulk Ipanema in April 2003, and the initial down payment on the first Brazilian newbuild in April 2003. Net cash used in investing activities was $14.5 million for the year ended December 31, 2002 compared to $31.8 million for the same period in 2001. The reduction of cash used in investing activities was due primarily to a larger amount of proceeds from asset sales. In particular, in March 2002, we closed on the sale of the towboat/barge assets of Sun State for $3.9 million in cash. In addition, there were higher planned drydock expenditures in 2001 as compared to 2002.

        Net cash provided by financing activities for the six months ended June 30, 2003 was $0.2 million compared to net cash used in financing activities of $28.3 million for the same period in 2002. The decrease in cash used in financing activities is attributable to larger payments in 2002 on the previous term loans and from the proceeds of the sale leaseback of the Seabulk Africa in April 2003. Net cash used in financing activities for the year ended December 31, 2002 was $21.0 million compared to $37.6 million for the same period in 2001. The decrease in cash used in financing activities was attributable to excess cash generated from the recapitalization and refinancing completed in September 2002.

  Recent Expenditures and Future Cash Requirements

        Our current and future capital needs relate primarily to debt service and maintenance and improvement of our fleet. Our expected 2003 capital requirements for debt service, vessel maintenance and fleet improvement total approximately $116 million. During the first six months of 2003, we incurred $29.6 million in capital expenditures for fleet improvements and drydocking costs of which approximately $21 million was for the purchase of the Seabulk Africa and the Seabulk Ipanema, as well as the down payment on the first Brazilian newbuild. For the remainder of 2003, maintenance capital expenditures are expected to aggregate approximately $22.7 million, and payments for the two Brazilian newbuilds and acquisition of a line handling vessel are expected to aggregate approximately $7.6 million. We received net proceeds of approximately $13.3 million from the sale-leaseback of the Seabulk Africa in April 2003. Total 2003 expenditures of approximately $60 million will substantially cover all of our drydocking requirements for 57 vessels during 2003.

        Excluding the five double-hull product and chemical tankers, our principal debt obligations for 2002 were $114.9 million (including debt retired as part of recapitalization) and cash interest obligations were $25.0 million. Excluding the five double-hull product and chemical tankers, our principal debt obligations for 2003 are estimated to be approximately $19.2 million and cash interest obligations will be approximately $17.4 million.

        During 2002, we paid $4.4 million in principal and $15.1 million in interest on the five double-hull tankers. For 2003, an estimated $4.7 million of principal and $14.8 million in interest payments are due on the Title XI ship financing bonds associated with the five double-hull tankers.

        We are required to make deposits to a Title XI reserve fund based on a percentage of net income attributable to the operations of the five double-hull tankers, as defined by the Title XI bond reserve fund and financial agreement. Cash held in a Title XI reserve fund is invested by the trustee of the fund, and any income earned thereon is either paid to us or retained in the reserve fund. Withdrawals from the Title XI reserve fund may be made for limited purposes, subject to prior approval from MARAD. In the second quarter of 2003, the first deposits to the reserve fund were made, in the amount of $3.8 million. Additionally, according to the Title XI bond reserve fund and financial agreement, we are restricted from formally distributing excess cash from the operations of the five double-hull tankers until certain working capital ratios have been reached and maintained. Accordingly, at December 31, 2002, we had approximately $19.5 million in cash and cash equivalents that were restricted for use for the operations of the five double-hull tankers and could not be used to fund our general working capital requirements, of which $4.3 million was declared as a dividend in March 2003 by the Non-recourse Subsidiaries and was subsequently paid to Seabulk International, Inc. in May 2003.

  Summary of Our Payment Obligations

        The following table summarizes our contractual obligations at December 31, 2002, and the effect such obligations are expected to have on our liquidity and cash flow in future periods.

	Payments Due by Period (in millions)
Contractual Obligations	Total	Less than 1 year	1 - 3 years	4 - 5 years	Over 5 years
Long-term debt	$435.2	$24.3	$55.4	$154.9	$200.6
Capital lease obligations	43.1	5.1	9.8	7.9	20.3
Operating leases	18.6	3.7	7.0	4.5	3.4

Total contractual cash obligations	$496.9	$33.1	$72.2	$167.3	$224.3

  Our Indebtedness

        Long-term debt consisted of the following at June 30, 2003:

Facility	2003 Payments	Outstanding Balance as of June 30, 2003	Maturity	Interest Rate as of August 1, 2003
	(Dollars in millions)
Bank Tranche A revolver	$5.0	$93.7	2007	5.61%
Bank Tranche B term loan	$0.0	$80.0	2007	6.11%
Title XI Financing Bonds	$3.7	$230.8	2005 to 2024	5.86% to 10.10%
Other notes payable	$3.3	$25.2	2003 to 2011	5.81% to 8.50%

        Credit Facility.    As of June 30, 2003, our credit facility consisted of $80.0 million in a term loan and a $100.0 million revolving credit facility. The proceeds from the credit facility were used to repay outstanding borrowings under our prior bank debt, to redeem our previously outstanding senior notes and to pay administrative and other fees and expenses. In addition to the term loan and the revolver balance, there were $1.3 million in outstanding letters of credit as of June 30, 2003. As a result, there was no unused portion of the revolver at June 30, 2003. Our credit facility was amended in connection with the closing of the offering for our outstanding notes.

        The amended credit facility consists of an $80 million revolving credit facility and has a five-year maturity. The amended credit facility is subject to semi-annual reductions commencing six months after closing. It is secured by first liens on certain of our vessels (excluding vessels financed with Title XI financing and some of our other vessels) and stock of certain of our subsidiaries and is guaranteed by certain of our subsidiaries. The amended credit facility is subject to various financial covenants, including minimum ratios of adjusted EBITDA to adjusted interest expense, a minimum ratio of adjusted funded debt to adjusted EBITDA and a minimum net worth covenant. The rate is either a LIBOR or base rate plus a margin based upon certain of our financial ratios.

  Industry Outlook

        At June 30, 2003, we had working capital of approximately $39.9 million. Day rates and utilization for offshore vessels working in the Gulf of Mexico continued to be weak, a trend that began in September 2001. The slowdown in the domestic offshore market was offset in part by continued strength in our international offshore operations, where day rates remained strong during the year and contributed to increased revenue in West Africa and the Middle East, and in part by the improved performance of the marine transportation segment. The increased revenue in the offshore business in West Africa and the Middle East was driven by exploration and production spending as major oil companies continued to proceed with oil exploration and development programs outside the United States. Since the September 11, 2001 attacks, the subsequent war on terrorism and the war in Iraq, the U.S. economy continues to be subject to pressure. The timing of a recovery in the domestic offshore segment is still not certain. However, the increases in oil and natural gas prices during the fourth quarter of 2002 and the first half of 2003 reinforce the potential for an upturn in domestic exploration and development activity in the latter part of 2003. On the other hand, some exploration and drilling companies have reduced expectations for energy prospects in the mature Gulf of Mexico market. We do expect our earnings in 2003 from the offshore segment to improve somewhat compared to 2002. We also expect to benefit in 2003 from higher earnings in our marine transportation business as a result of a full year of higher time charter rates for certain tankers.

  Outlook for Liquidity and Capital Needs

        We have taken new initiatives to improve profitability and liquidity in 2002 and 2003. The benefits of the stock issuance in September 2002 have been realized through interest savings of $10 to $12 million and an improved financial condition that should enable us to improve our ability to support future growth opportunities. During 2002 and the first six months of 2003, due to the expanding market in West Africa, we mobilized three of our Gulf of Mexico supply boats and one Southeast Asia utility boat for redeployment to West Africa. We also reactivated one anchor-handling tug from "held-for-sale" status and placed the boat into service in West Africa. At the end of December 2001, low-rate voyage charters for three of our tankers expired and were replaced by two time charters and a ten-year bareboat charter at substantially higher rates. In March 2002, we closed on the sale of the marine transportation assets of Sun State, our inland tug and barge subsidiary, for $3.9 million in cash; in May 2002, we closed on the sale of our Port Arthur facility for $3 million consisting of $1.5 million in cash and $1.5 million in future ship repair credits or cash; and in July 2002, we closed on the sale of the shipyard assets of Sun State for $450,000. The proceeds from the sale of Sun State's assets were used for working capital purposes as permitted by our loan covenants. The proceeds from the sale of our Port Arthur facility were used to pay down a term loan under a prior credit facility. In January 2003, we took delivery of the Seabulk Africa, a newbuild, state-of-the-art, 236-foot, 5500 horsepower UT-755L platform supply vessel. The vessel has joined our West African fleet. The Seabulk Africa was acquired for cash of approximately $16 million and was financed in April 2003 by means of a sale leaseback arrangement with TransAmerica Capital for a lease term of 10 years, after which we will have an option to acquire the vessel.

        We also took delivery of two newbuild vessels as bareboat charterer in February and March 2003. The Seabulk Badamyar is a 3800-horsepower anchor handling tug/supply vessel and Seabulk Nilar is a 3800-horsepower platform supply vessel. We are bareboat chartering the vessels from the shipbuilder, the Labroy Group in Indonesia, for deployment under time charters with a major international oil company in the Southeast Asia market. The term of each bareboat charter is three years with an option to purchase at the end of the term.

        In March 2003, we formed a joint venture company in Nigeria, named Modant Seabulk Nigeria Limited, with CTC International, Inc., a company owned by Nigerian interests. We have a minority interest in the joint venture. In April 2003 we sold five of our crewboats operating in Nigeria to a related joint venture with CTC International for $2.0 million. Modant Seabulk Nigeria Limited operates the crewboats in Nigeria and we provide certain management and accounting services for the joint venture.

        In June 2003, we purchased a Brazilian-flag line handling vessel for operations in Brazil for $2.5 million. During the second quarter, we also executed, and made a down payment under, a vessel construction agreement, through our Brazilian subsidiary, with a Brazilian shipyard for the construction of a modern platform supply vessel for a purchase price of $16.7 million for offshore energy support operations in Brazil. In August 2003, we exercised an option to purchase a second identical vessel for $16.5 million. In anticipation of such operations, we have established a Brazilian subsidiary maritime company called Seabulk Offshore do Brazil S.A.

        In September 2003, we took delivery of a 10,850-horsepower anchor handling tug supply vessel, the Seabulk South Atlantic, as bareboat charterer under a five-year bareboat charter with a purchase option, for deployment in West Africa.

        In September 2003, we entered into a joint venture agreement and formed a joint venture company called Angobulk SARL with Angola Drilling Company. The venture was established to expand our offshore business in Angola. We intend to bareboat charter offshore vessels to the joint venture and provide certain ship management services.

        In October 2003, we bareboat chartered Seabulk Asia, a new 5500 horsepower UT-755L platform supply vessel similar to the Seabulk Africa. The charter term is five years with a purchase option. Seabulk Asia has joined our West African fleet.

        While we believe that these initiatives are sound and attainable, the possibility exists that unforeseen events or business or regulatory conditions, including deterioration in our markets, could prevent us from meeting targeted operating results. If unforeseen events or business or regulatory conditions prevent us from meeting targeted operating results, we will continue to pursue alternative plans including additional asset sales, additional reductions in operating expenses and deferral of capital expenditures, which should enable us to satisfy essential capital requirements. While we believe we could successfully complete alternative plans, if necessary, there can be no assurance that such alternatives would be available or that we would be successful in their implementation.

Effects of Inflation

        The rate of inflation has not had a material impact on our operations. Moreover, if inflation remains at its recent levels, we would not expect it to have a material impact on our operations in the foreseeable future.

Prospective Accounting Changes

        In June 2001, the Accounting Executive Committee (the "Committee") of the American Institute of Certified Public Accountants issued an exposure draft of a proposed Statement of Position (SOP) entitled Accounting for Certain Costs and Activities Related to Property, Plant and Equipment. Under the proposed SOP, we would expense major maintenance costs as incurred and prohibit the use of the deferral of the entire cost of a planned major maintenance activity. Currently, the costs incurred to drydock our vessels are deferred and amortized on a straight-line basis over the period to the next drydocking, generally 30 to 36 months. At its September 9, 2003 meeting, AcSEC voted to approve the SOP. The SOP is expected to be presented for FASB clearance late in the fourth quarter of 2003 and would be applicable for fiscal years beginning after December 15, 2004. Management has determined that this SOP will have a material effect on the consolidated financial statements. In the year of adoption, we would write off the net book value of the deferred drydocking costs and record the write-off as a change in accounting principle ($23.2 million as of June 30, 2003). Additionally, all drydock expenditures incurred after the adoption of the SOP would be expensed as incurred.

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 14, and Technical Corrections, which eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect, and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Subsequent to the January 1, 2003 adoption date of the standard, we will be required to reclassify to continuing operations amounts previously reported as extinguishments of debt.

        In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses the financial accounting and reporting for costs associated with exit or disposal activities. SFAS No. 146 is effective for fiscal years beginning after December 31, 2002. The adoption of the standard is not expected to have a significant impact on us.

        In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 expands on the accounting guidance of Statements No. 5, 57, and 107 and incorporates without change the provisions of FASB Interpretation No. 34, which is being superseded. FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, it must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor's fiscal year-end. The disclosure requirements in the Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 is not expected to have a significant impact on us.

        On December 31, 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. SFAS No. 148 amends SFAS 123 to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure provisions of SFAS 123 to require expanded disclosure of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements.

        In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" (FIN 46). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the variable interest entity. The primary beneficiary is defined as the party which, as a result of holding its variable interest, absorbs a majority of the entity's expected losses, receives a majority of its expected residual returns, or both. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company has not yet determined the impact that the adoption of FIN 46 will have on its financial position, results of operations or cash flows.

Quantitative and Qualitative
Disclosures About Market Risk

        We are exposed to market risk from changes in interest rates, which may adversely affect our results of operations and financial condition. Our policy is not to use financial instruments for trading or other speculative purposes and we are not a party to any leveraged financial instruments. Except as set forth below, we manage market risk by restricting the use of derivative financial instruments to infrequent purchases of forward contracts for the purchase of fuel oil for our carrier fleet. These contracts were terminated as of December 31, 2001. A discussion of our credit risk and the fair value of financial instruments is included in Notes 2 and 13 of our consolidated financial statements for the year ended December 31, 2002.

        On October 20, 2003, we entered into a ten year interest rate swap agreement with Fortis Bank and other members of our bank group. Through the swap agreement covering a notional amount of $150 million, we effectively converted the interest rate on our outstanding 9.5% notes due August 2013 to a floating rate based on LIBOR. The current effective floating interest rate is 6.05%. The swap agreement is expected to be secured by a second lien on the assets that secure our credit facility.

        The Jones Act restricts the U.S. coastwise trade to vessels owned, operated and crewed substantially by U.S. citizens. The Jones Act continues to be in effect and supported by Congress and the Bush Administration. However, it is possible that our advantage as a U.S. citizen operator of Jones Act vessels could be somewhat eroded over time as there continue to be periodic efforts and attempts by foreign interests to circumvent certain aspects of the Jones Act.

        We have exposure to short-term interest rates. Short-term variable rate debt is comprised primarily of the $80 million revolver under our amended and restated credit agreement and the $150 million senior notes (pursuant to the September 2003 swap agreement). Interest on the senior notes and revolver as of August 31, 2003 was 9.5% and 5.11%, respectively. A hypothetical 2.0% increase in the interest rates on the short-term variable rate debt would cause our interest expense to increase on average approximately $3.6 million per year over the term of the revolver and notes, with a corresponding decrease in income before taxes.

BUSINESS

Overview

        We are a leader in each of our three main businesses—offshore energy support, marine transportation and marine towing. Our offshore energy support fleet, numbering 118 vessels, is one of the world's largest and provides services to operators of offshore oil and gas exploration, development and production facilities in the Gulf of Mexico, the Arabian Gulf, offshore West Africa, South America and Southeast Asia. Our marine transportation fleet, numbering ten tankers, carries petroleum products, crude oil and specialty chemicals in the U.S. domestic trade and includes five double-hull petroleum product and chemical carriers delivered in 1998 and 1999. Our towing fleet numbers 28 vessels and is one of the largest and most modern in the United States. We are the sole provider of commercial tug services at Port Canaveral, Florida; and a leading provider of those services in Port Everglades, Florida; Tampa, Florida; Mobile, Alabama; Lake Charles, Louisiana; and Port Arthur, Texas. We also provide offshore towing services primarily in the Gulf of Mexico.

Fleet Overview

        The following table lists the types of vessels we owned, operated, or chartered as of August 31, 2003:

Vessels in Fleet
Offshore Energy Support
Domestic Offshore Energy Support:
Anchor Handling Tug Supply/Supply Boats	21
Crew/Utility Boats	24
Geophysical Boats	2

Total Domestic Offshore Energy Support	47
International Offshore Energy Support:
Anchor Handling Tug Supply/Supply Boats	46
Anchor Handling Tugs/Tugs	10
Crew/Utility Boats	8
Other	7

Total International Offshore Energy Support	71

Total Offshore Energy Support	118
Marine Transportation
Petroleum/Chemical Product Carriers	10
Marine Towing	28

Total vessels	156

        The total vessels referred to above include 136 vessels that we own and operate; three vessels that we own but are operated by others; and 17 vessels owned by others but operated by us, under various chartering and operating arrangements.

        Since August 2003, we have taken delivery of the newbuilds Seabulk South Atlantic, an AHTS vessel, and Seabulk Asia, a platform supply vessel, and have deployed both in West Africa. We also purchased a small tender, which will provide support to one of the vessels operating offshore West Africa.

        In June 2003, we purchased a Brazilian-flag line handling vessel for operations in Brazil.

        For financial information about our business segments and geographic areas of operation, see Note 12 to our consolidated financial statements.

Lines of Business

  Offshore Energy Support (Seabulk Offshore)

        The offshore energy support business accounted for approximately 53% of our total revenue in 2002 and approximately 49% of our total revenue in the first half of 2003. Offshore energy support vessels are used primarily to transport materials, supplies, equipment and personnel to drilling rigs and to support the construction, positioning and ongoing operation of oil and gas production platforms. These vessels are hired, or "chartered," by oil companies and others engaged in offshore exploration and production activities.

        The market for these services is fundamentally driven by the offshore exploration, development and production activities of oil and gas companies worldwide. The level of these activities depends primarily on the capital expenditures of oil and gas producers, which has traditionally been a function of current and anticipated oil and gas prices. Oil and gas prices are influenced by a variety of factors, including worldwide demand, production levels, inventory levels, governmental policies regarding exploration and development of reserves and political and economic factors in producing countries.

        Offshore energy support services are provided primarily by the following types of vessels:

  •
  Supply boats (also called workboats) are generally steel-hull vessels of at least 150 feet in length. They serve exploration and production facilities and support offshore construction and maintenance activities and are differentiated from other vessel types by cargo flexibility and capacity. In addition to transporting deck cargo, such as drill pipe and heavy equipment, supply boats transport liquid mud, potable and drilling water, diesel fuel, dry bulk cement and dry bulk mud. With their relatively large liquid mud and dry bulk cement capacity and large areas of open deck space, they are generally in greater demand than other types of support vessels for exploration and workover drilling activities.

  •
  Anchor handling vessels, which include anchor handling tug/supply vessels and some tugs, are more powerful than supply boats and are used to tow and position drilling rigs, production facilities and construction barges. Some of these vessels are specially equipped to assist tankers while they are loading from single-point buoy mooring systems and others are used in place of supply boats when not performing towing and positioning functions.

  •
  Crewboats (also called crew/supply boats) are faster and smaller than supply boats and are used primarily to transport personnel and light cargo, including food and supplies, to and among production platforms, rigs and other offshore installations. These vessels are chartered together with supply boats to support drilling or construction operations or, separately, to serve the various requirements of offshore production platforms. Crewboats are typically aluminum-hull vessels and generally have longer useful lives than steel-hull supply boats. Crewboats also provide a cost-effective alternative to helicopter transportation services and can operate reliably in all but the most severe weather conditions. However, our strategy is to focus on higher-value, higher-margin vessels and reduce the smaller, lower-margin crewboat business. As a result, we sold nine crewboats during 2002 and 11 from January 1, 2003 through June 30, 2003 and our strategy is to continue to de-emphasize our crewboat business in 2003.

        About 28% of our 2002 offshore revenue and approximately 25% of our offshore revenue for the first half of 2003 was derived from domestic operations under U.S.-flag vessel registration in the Gulf of Mexico, directed from offices in Lafayette, Louisiana. The balance was derived from international operations, including offshore West Africa, the Arabian Gulf and adjacent areas, and Southeast Asia. We also operate offshore energy support vessels in other regions, including Brazil. Operations in the

Arabian Gulf, Southeast Asia and adjacent areas are directed from facilities in Dubai, United Arab Emirates; operations in offshore West Africa and certain other international areas are directed from facilities in Nyon, Switzerland; and operations in Mexico are directed from our Lafayette, Louisiana facilities. We also have sales offices and/or maintenance and other facilities in many of the countries where our vessels operate.

        The following table shows the deployment of our offshore energy support fleet at August 31, 2003.

Location	Vessels
Domestic Offshore Energy Support
U.S. Gulf of Mexico	41
Other	6

47
International Offshore Energy Support
West Africa	35
Middle East	24
Southeast Asia	10
Other	2

Total International Offshore Energy Support	71

Total	118

        The average age of our U.S. offshore energy support vessels, based on the later of the date of construction or rebuilding, is approximately 17 years. Approximately 29% of our U.S. offshore fleet is 10 or less years old and approximately 50% is 20 or more years old. After a vessel has been in service for approximately 30 years, the costs of repair, vessel certification and maintenance may not be economically justifiable.

  Marine Transportation (Seabulk Tankers)

        We provide marine transportation services, principally for petroleum products and specialty chemicals, in the U.S. domestic or "coastwise" trade, a market largely insulated from direct international competition under the Jones Act. Marine transportation consists of our ten tankers, five of which are double-hulled. This business accounted for approximately 37% of our total revenue in 2002 and for approximately 39% of our total revenue for the first half of 2003.

        Petroleum Product Transportation.    In the domestic energy transportation trade, oceangoing and inland-waterway vessels transport fuel and other petroleum products, primarily from refineries and storage facilities along the coast of the U.S. Gulf of Mexico to utilities, waterfront industrial facilities and distribution facilities along the U.S. Gulf of Mexico, the Atlantic and Pacific coasts and inland rivers, as well as transportation of petroleum crude and product between Alaska, the West Coast and Hawaii. The number of U.S.-flag oceangoing vessels eligible to participate in the U.S. domestic trade and capable of transporting fuel or petroleum products has steadily decreased since 1980, as vessels have reached the end of their useful lives and the cost of constructing vessels in the United States (a requirement for U.S. domestic trade participation) has substantially increased. The decline in the number of available vessels has tightened the supply/demand balance and put upward pressure on freight rates, thereby benefiting us and our fleet of relatively young tankers.

        At August 31, 2003 we operated the following petroleum product carriers:

Name of Vessel	Capacity (in barrels)	Tonnage in dwt	OPA 90 retirement date
Seabulk Trader	360,000	49,900	2011
Seabulk Challenge	360,000	49,900	2011
S/R Bristol Bay (formerly known as Ambrose Channel)	341,000	45,000	none
Seabulk Arctic	340,000	46,000	none
Seabulk Mariner	340,000	46,000	none
Seabulk Pride	340,000	46,000	none
Defender	260,000	36,600	2008

        Since January 2002, the S/R Bristol Bay has been operated by a major oil company on a bareboat charter. It is expected to be converted into a transportation agreement during the fourth quarter of 2003.

        The S/R Bristol Bay, Seabulk Arctic, Seabulk Mariner and Seabulk Pride are four of our five double-hull carriers. These vessels are the newest and most technologically advanced product carriers in the Jones Act market. The fifth double-hull, Brenton Reef, is listed below under chemical tankers.

        We acquired the Defender in March 1998. Under OPA 90, this vessel cannot be used to transport petroleum and petroleum products in U.S. commerce after 2008. We acquired the Seabulk Challenge and Seabulk Trader in August 1996. Their OPA 90 retirement date is 2011. The four double-hulls have no retirement date under OPA 90.

        At August 31, 2003, six of our petroleum product carriers were operating under time charters and one under a bareboat charter.

        Chemical Transportation.    In the U.S. domestic chemical transportation trade, vessels carry chemicals, primarily from chemical manufacturing plants and storage tank facilities along the coast of the U.S. Gulf of Mexico to industrial users in and around Atlantic and Pacific coast ports. The chemicals transported consist primarily of caustic soda, alcohol, chlorinated solvents, paraxylene, alkylates, toluene, ethylene glycol, methyl tertiary butyl ether (MTBE) and lubricating oils. Some of the chemicals transported must be carried in vessels with specially coated or stainless steel cargo tanks; many of them are very sensitive to contamination and require special cargo-handling equipment.

        At August 31, 2003, we operated three vessels in the chemical trade:

Name of Vessel	Capacity (in barrels)	Tonnage in dwt	OPA 90 retirement date
Brenton Reef	341,000	45,000	none
Seabulk Magnachem	297,000	39,300	2007
Seabulk America	297,000	46,300	2015

        Delivered in 1999, the Brenton Reef is a double-hull carrier in which we have a 100% equity interest. We operate the Seabulk Magnachem under a bareboat charter expiring in February 2007, with a purchase option. We own a 67% equity interest in the Seabulk America; the remaining 33% interest is owned by Stolt Tankers (U.S.A.), Inc.

        The Seabulk Magnachem and Seabulk America have full double bottoms (as distinct from double-hulls). Double bottoms provide increased protection over single-hull vessels in the event of a grounding. Delivered in 1977, the Seabulk Magnachem is a CATUG (or catamaran tug) integrated tug and barge, or ITB, which has a higher level of dependability, propulsion efficiency and performance than an ordinary tug and barge. The Seabulk America's stainless steel tanks were constructed without internal structure, which greatly reduces cargo residue from transportation and results in less cargo degradation. Stainless steel tanks, unlike epoxy-coated tanks, also do not require periodic sandblasting and recoating, which we deem to be a competitive advantage.

        All three chemical carriers have from 13 to 24 cargo segregations which are configured, strengthened and coated to handle various sized parcels of a wide variety of industrial chemical and petroleum products, giving them the ability to handle a broader range of chemicals than chemical-capable product carriers. Many of the chemicals we transport are hazardous substances. Current voyages are generally conducted from the Houston and Corpus Christi (Texas) and Lake Charles (Louisiana) areas to such ports as New York, Philadelphia, Baltimore, Wilmington (North Carolina) Charleston (South Carolina) Los Angeles, San Francisco and Kalama (Washington). Our chemical carriers are also suitable for transporting other cargoes, including grain.

        Pursuant to OPA 90, the Seabulk America and Seabulk Magnachem cannot be used to transport petroleum and petroleum products in U.S. commerce after 2015 and 2007, respectively. The Brenton Reef has no retirement date under OPA 90.

        We believe that the total capacity of these carriers represents a substantial portion of the capacity of the domestic specialty chemical carrier fleet. The two chemical carriers, Seabulk America and Seabulk Magnachem, can also be used as petroleum tankers. They are among the last independently owned carriers scheduled to be retired under OPA 90.

        For vessels not operating under time charters, we book cargoes either on a spot (movement-by-movement) or contract of affreightment basis. Approximately 75.0% of contracts for cargo are committed on a 12- to 30-month basis, with minimum and maximum cargo tonnage specified over the period at fixed or escalating rates per ton.

  Marine Towing (Seabulk Towing)

        Towing is the smallest of our three businesses, representing about 10% of our total revenue in 2002 and approximately 12% of our total revenue for the first half of 2003. Our harbor tugs serve seven ports in Florida, Alabama, Texas and Louisiana, where they assist petroleum product carriers, barges, container ships and other cargo vessels in docking and undocking and in proceeding within the port areas and harbors. We also operate four tugs with offshore towing capabilities that conduct a variety of offshore towing services in the Gulf of Mexico, Guayanilla, Puerto Rico and the Atlantic Ocean. Our tug fleet consists of 18 conventional tugs and 10 tractor tugs, including four Ship Docking Module™ tractor tugs, known as SDMs™. SDMs™ are innovative ship docking vessels, designed and patented by us, that are more maneuverable, efficient and flexible and require fewer crew members than conventional harbor tugs.

        In August 2002, we bareboat-chartered the tug Hollywood for a term of one year with four options to renew for a period of one year each to Signet for operations in the port of Brownsville, Texas. The name was subsequently changed to Signet Enterprise. In December 2002, we bareboat-chartered the tug Condor to Moran Towing for operations in New York harbor for a term of one year. The Signet Enterprise formerly operated in Tampa and the Condor formerly operated in Mobile.

        Harbor Tug Operations.    In most U.S. ports, competition is unregulated. However, a few ports grant non-exclusive franchises to harbor tug operators. These include Port Manatee (near Tampa), Florida, where we are currently the sole franchisee, and Port Everglades, Florida, where we are currently the leading provider of tug services and one of two franchise holders. Rates are unregulated in all ports that we serve, including the franchised ports. Generally, harbor tugs can be moved from port to port.

        Port Everglades.    Port Everglades is the second largest petroleum non-refining storage and distribution center in the United States, providing substantially all of the petroleum products for South

Florida. Between 1958, when our tug operations commenced, and December 2001, we operated the franchise as the sole provider of docking services in the port. In August 2001, a second franchise was issued by the port to a competitor, who commenced operations in the port in December 2001. Seabulk Towing's franchise was amended in January 2002 to require Seabulk Towing to maintain a minimum of three tractor tugs in the port, rather than five tugs as previously required. The franchise is not exclusive and expires in 2007. While we are regarded as a high-standards operator, there is no assurance the franchise will be renewed. As of August 31, 2003, we operated five tugs in Port Everglades.

        Tampa.    We expanded our harbor towing services to Tampa through the October 1997 acquisition of an established operator in the port. Because the port is comprised of three "sub-ports" (including Port Manatee) and a distant sea buoy, a greater number of tugs is required to be a competitive operator in Tampa than in other ports of similar size. On August 31, 2003, we operated five tugs, including two tractor tugs and one SDM™ in the port (including Port Manatee).

        Port Canaveral.    In Port Canaveral, we had been the sole franchise holder to provide harbor-docking services until May 2003 when the Canaveral Port Authority terminated its franchise system. We provide docking and undocking services for commercial cargo vessels serving central Florida and Navy vessels and, on a very limited basis, for cruise ships. We are currently the sole provider of tug services at the Port. We operate four tugs in Port Canaveral.

        Mobile.    At this port, we provide docking and undocking services primarily to commercial cargo vessels, including vessels transporting coal and other bulk exports. We currently operate three tugs at this port. There is a competing provider.

        Port Arthur and Lake Charles.    At these ports we operate seven tugs. Currently, four of these tugs serve Port Arthur, Texas; two serve Lake Charles, Louisiana, and one serves both harbors. Each of these ports has a competing provider of harbor tug services.

        Offshore Towing Operations.    We currently have two tugs working in the offshore towing market that conduct a variety of offshore towing services in the Gulf of Mexico and the Atlantic Ocean. Demand for towing services depends on vessel traffic and oilfield activity, which is in turn generally dependent on local, national and international economic conditions, including the volume of world trade.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        We are controlled by Nautilus GP, LLC, a general partnership comprised of unaffiliated U.S. citizen individuals and Credit Suisse First Boston Private Equity, Inc., and limited partnerships affiliated with Carlyle/Riverstone. Nautilus Acquisition, L.P. and the Carlyle/Riverstone limited partnerships own approximately 50% and 25%, respectively, of our common equity. Nautilus Acquisition, L.P. is controlled by Nautilus GP. The Carlyle/Riverstone limited partnerships, three of which are more than 75% owned by U.S. citizens, are controlled by C/R Marine GP Corp., owned by six individuals, all of whom are U.S. citizens. Nautilus Acquisition, L.P., acting though Nautilus GP, and the three U.S. owned Carlyle Riverstone partnerships, acting though Marine GP, have the power to elect six of our ten directors and thus, control the appointment of our management and other significant decisions. In addition, Nautilus GP and the Carlyle/Riverstone partnerships control mergers, sales of substantially all of our assets, and other extraordinary transactions. CSFB Private Equity is a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc., an affiliate of one of the initial purchasers, Credit Suisse First Boston LLC.

        Credit Suisse First Boston LLC (CSFB) acted as our financial advisor, an initial purchaser of the notes and joint-lead manager and sole lead book-running manager of the private offering of our outstanding notes that closed on August 5, 2003. CSFB received customary fees for these services. CSFB has advised us that, subject to applicable laws and regulations, CSFB currently intends to make a market in the new notes following the exchange offer. However, CSFB is under no obligation to do so, and any such market-making may be interrupted or discontinued at any time without notice.

        CSFB or its affiliates may in the future engage in investment banking and other services with us, for which CSFB or its affiliates will receive customary compensation. Affiliates of CSFB Private Equity may provide certain management services to us and, in return, receive compensation for these services.

        Seabulk International, Inc. provides management and technical services for the five double-hull tankers owned by our Non-recourse Subsidiaries. Fees are payable to us for such services by these subsidiaries under a Commercial Services Agreement and a Technical Services Agreement, approved by MARAD as part of the Title XI debt guaranteed by MARAD.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        In connection with the issuance of the outstanding notes, we entered into a registration rights agreement. Under the registration rights agreement, we agreed to:

  •
  within 90 days after the original issuance of the outstanding notes on August 5, 2003, file a registration statement with the SEC with respect to a registered offer to exchange each outstanding note for a new note having terms substantially identical in all material respects to such note except that the new note will not contain terms with respect to transfer restrictions;

  •
  use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 180 days after the original issuance of the outstanding notes;

  •
  promptly following the effectiveness of the registration statement, offer the new notes in exchange for surrender of the outstanding notes; and

  •
  keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the outstanding notes.

        We have fulfilled the agreements described in the first two of the preceding bullet points and are now offering eligible holders of the outstanding notes the opportunity to exchange their outstanding notes for new notes registered under the Securities Act. Holders are eligible if they are not prohibited by any law or policy of the SEC from participating in this exchange offer. The new notes will be substantially identical to the outstanding notes except that the new notes will not contain terms with respect to transfer restrictions, registration rights or additional interest.

        Under limited circumstances, we agreed to use our reasonable best efforts to cause the SEC to declare effective under the Securities Act a shelf registration statement for the resale of the outstanding notes. We also agreed to use our reasonable best efforts to keep the shelf registration statement effective for up to two years after its effective date. The circumstances include if:

  •
  changes in law or applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer; or

  •
  for any other reason we do not consummate the exchange offer within 210 days of the original issuance of the outstanding notes; or

  •
  any initial purchaser notifies us within 30 days following consummation of the exchange offer that notes held by it are not eligible to be exchanged for new notes in the exchange offer; or

  •
  certain holders are not eligible to participate in the exchange offer or do not receive freely tradeable new notes on the date of exchange.

        We will pay additional cash interest on the applicable outstanding notes, subject to certain exceptions:

          (1)   if by the 210th day after the original issuance of the outstanding notes, neither the exchange offer is consummated nor, if required in lieu thereof, if by the 180th day after the original issuance of the outstanding notes, the shelf registration statement is not declared effective by the SEC; or

          (2)   after any of the registration statements required by the registration rights agreement has been declared effective but thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of the notes;

from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured.

        The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a registration default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. We will pay such additional interest on regular interest payment dates. This additional interest will be in addition to any other interest payable from time to time with respect to the outstanding notes and the new notes.

        To exchange your outstanding notes for new notes in the exchange offer, you will be required to make the following representations:

  •
  any new notes received by you will be acquired in the ordinary course of your business;

  •
  you have no arrangement or understanding with any person to participate in the distribution of the outstanding notes or the new notes;

  •
  you are not our "affiliate," as defined in Rule 405 of the Securities Act, or if you are our affiliate you will comply with any applicable registration and prospectus delivery requirements of the Securities Act;

  •
  if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes; and

  •
  if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes.

        In addition, we may require you to provide information to be used in connection with the shelf registration statement to have your outstanding notes included in the shelf registration statement and benefit from the provisions regarding additional interest described in the preceding paragraphs. We may exclude you from such registration if you unreasonably fail to furnish the requested information to us within a reasonable time after receiving our request. A holder who sells outstanding notes under the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers. Such a holder will also be subject to the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification obligations.

        The description of the registration rights agreement contained in this section is a summary only. For more information, you should review the provisions of the registration rights agreement that we filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Resale of New Notes

        Based on no action letters of the SEC staff issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

  •
  you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

  •
  such new notes are acquired in the ordinary course of your business; and

  •
  you have no arrangements with any person to participate in a distribution of the new notes.

        The SEC, however, has not considered the exchange offer for the new notes in the context of a no action letter, and the SEC may not make a similar determination as in the no action letters issued to these third parties.

        If you tender your outstanding notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you

  •
  cannot rely on such interpretations by the SEC staff; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Please read "Plan of Distribution" for more details regarding the transfer of new notes.

Terms of the Exchange Offer

        Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date. We will issue new notes in principal amount equal to the principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only for new notes and only in integral multiples of $1,000.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $150,000,000 in aggregate principal amount of the outstanding notes are outstanding. This prospectus is being sent to DTC, the sole registered holder of the outstanding notes, and to all persons that we can identify as beneficial owners of the outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes whose holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

        We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

        If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read "—Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

        We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Expiration Date

        The exchange offer will expire at 5:00 p.m., New York City time on            2003, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

        We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extension, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

        In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        If any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion, up to the expiration of the exchange offer:

  •
  to delay accepting for exchange any outstanding notes,

  •
  to extend the exchange offer, or

  •
  to terminate the exchange offer

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

        Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any new notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under "—Purpose and Effect of the Exchange Offer," "—Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion up to the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

        In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

        In order to participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

        If you have any questions or need help in exchanging your notes, please call the exchange agent whose address and phone number are set forth in "Prospectus Summary—The Exchange Offer—Exchange Agent."

        All of the outstanding notes were issued in book-entry form, and all of the outstanding notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the outstanding notes may be tendered using the Automated Tender Offer Program ("ATOP") instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender outstanding notes and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        There is no procedure for guaranteed late delivery of the notes.

  Determinations Under the Exchange Offer

        We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularity or condition of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither the exchange agent, us nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date.

  When We Will Issue New Notes

        In all cases, we will issue new notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date:

  •
  a book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

  Return of Outstanding Notes Not Accepted or Exchanged

        If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

  Your Representations to Us

        By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  any new notes that you receive will be acquired in the ordinary course of your business;

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  you have no arrangement or understanding with any person to participate in the distribution of the outstanding notes or the new notes;

  •
  you are not our "affiliate," as defined in Rule 405 of the Securities Act, or if you are our affiliate you will comply with any applicable registration and prospectus delivery requirements of the Securities Act;

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  if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes; and

  •
  if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective you must comply with the appropriate procedures of DTC's ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any outstanding notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following the procedures described under "—Procedures for Tendering" above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

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  SEC registration fees;

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  fees and expenses of the exchange agent and trustee;

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  accounting and legal fees and printing costs; and

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  related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for new notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Accounting Treatment

        We will record the new notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

        Participation in the exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under our registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the outstanding notes, except the new notes do not include certain transfer restrictions, registration rights or provisions for additional interest and contain different administrative terms. Outstanding notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.

DESCRIPTION OF NEW NOTES

        The Company will issue the new notes, and the outstanding notes were issued, under the Indenture (the "Indenture") among itself, the Guarantors and Wachovia Bank, National Association, as trustee (the "Trustee"). References to the "notes" in this "Description of New Notes" include both the outstanding notes and the new notes. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The notes are subject to all such terms, and you are referred to the Indenture and the Trust Indenture Act for a statement thereof. The aggregate principal amount of notes issuable under the Indenture is unlimited, although the initial issuance of new notes will be limited to $150.0 million. We may issue an unlimited principal amount of Additional Notes having identical terms and conditions as the outstanding notes and the new notes, subject to compliance with the covenant described below under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock." Any Additional Notes will be part of the same issue as the notes and will vote on all matters with the holders of such notes.

        The following description is a summary of the material provisions of the Indenture but does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. As used in this "Description of New Notes," the "Company" means Seabulk International, Inc., but not any of its subsidiaries. The definitions of certain capitalized terms used in this "Description of New Notes" are set forth below under "—Optional Redemption" and "—Certain Definitions." Certain defined terms used but not defined below have the meanings assigned to them in the Indenture.

        If the exchange offer contemplated by this prospectus (the "Exchange Offer") is consummated, holders of outstanding notes who do not exchange those notes for new notes in the Exchange Offer will vote together with holders of new notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the Exchange Offer will be aggregated with the new notes, and the holders of such outstanding notes and the new notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the outstanding notes and the new notes then outstanding.

Brief Description of the Notes and the Subsidiary Guarantees

  The Notes and the Subsidiary Guarantees

        The notes:

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  are general unsecured, senior obligations of the Company;

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  are limited to an aggregate principal amount of $150.0 million, subject to our ability to issue Additional Notes;

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  mature on August 15, 2013;

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  rank equally in right of payment to any other senior indebtedness of the Company;

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  rank effectively junior in right of payment to any secured indebtedness of the Company;

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  rank senior in right of payment to any subordinated indebtedness of the Company; and

  •
  are unconditionally guaranteed on a senior basis by all of the Company's domestic Restricted Subsidiaries.

        The new notes will be issued, and the outstanding notes were issued, in denominations of $1,000 and integral multiples of $1,000, and are represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form. Any outstanding notes that remain outstanding after the completion of the Exchange Offer, together with any new notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

        The Subsidiary Guarantees:

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  are general unsecured, senior obligations of the Guarantors;

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  rank equally in right of payment to any other senior indebtedness of the Guarantors;

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  rank effectively junior in right of payment to any secured indebtedness of the Guarantors; and

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  will rank senior in right of payment to any future subordinated indebtedness of the Guarantors.

        Not all of our Subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The Guarantors generated approximately 27.8% and 0.1% of our consolidated revenue and income from operations, respectively, for the twelve months ended June 30, 2003 and held approximately 42.0% of our consolidated assets as of June 30, 2003. As of June 30, 2003, on an as adjusted basis after giving effect to the original issuance of the outstanding notes and our use of proceeds therefrom, the notes and the Subsidiary Guarantees would have ranked effectively junior in right of payment to $254.3 million of Indebtedness and other liabilities, including trade payables, of our non-guarantor Subsidiaries.

        Each of the Company's Subsidiaries other than the Non-Recourse Subsidiaries are Restricted Subsidiaries. Under certain circumstances, the Company will be able to designate additional current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

  Interest

        Interest on the new notes will:

  •
  accrue at the rate of 9 1/2% per annum;

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  accrue from the date of original issuance of the outstanding notes, which is August 5, 2003, or, if interest has already been paid, from the most recent interest payment date;

  •
  be payable in cash semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2004;

  •
  be payable to the holders of record on February 1 and August 1 immediately preceding the related interest payment dates; and

  •
  be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the New Notes; Paying Agent and Registrar

        We will pay principal of, and interest and premium, if any, on the new notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the notes by check mailed to holders of the notes at their registered address as it appears in the Registrar's books. We have initially designated the corporate trust office or agency of the Trustee in New York, New York to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

        We will pay principal of, and interest and premium, if any, on each note in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

        The registered holder of a note will be treated as the owner of it for all purposes, and all references to "holders" in this "Description of New Notes" are to registered holders unless otherwise indicated.

Principal, Maturity and Interest

        On August 5, 2003, the Company issued the outstanding notes with a maximum aggregate principal amount of $150.0 million. The Company may issue Additional Notes from time to time after this offering. Any offering of Additional Notes is subject to the covenant described below under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock." The notes initially issued and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue new notes and Additional Notes in denominations of $1,000 and integral multiples of $1,000. The notes mature on August 15, 2013.

        Interest on the new notes will accrue at the rate of 9 1/2% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2004 in the case of notes initially issued. The Company will make each interest payment to the holders of record on the immediately preceding February 1 and August 1.

        Interest on the notes will accrue from the date of original issuance of the outstanding notes or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder of at least $1.0 million principal amount of notes has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium on that holder's notes in accordance with those instructions. All other payments on notes will be made at the corporate trust office or agency of the Trustee within the City and State of New York unless the Company elects to make interest payments by check mailed at their address set forth in the register of holders.

Subsidiary Guarantees

        The Company's payment obligations under the new notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the Company's present domestic and certain future Restricted Subsidiaries (the "Guarantors").

        The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Notes—A court could subordinate or void the obligations under our subsidiaries' guarantees."

        Each Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        In the circumstances described under "—Certain Covenants—Additional Subsidiary Guarantees," the Indenture will require certain of the Company's Restricted Subsidiaries to execute supplements to the Indenture providing for Subsidiary Guarantees. The obligations of each Guarantor under its Subsidiary Guarantee will be a general unsecured obligation of such Guarantor, ranking equally in right of payment with all other senior indebtedness of such Guarantor and senior in right of payment to any subordinated indebtedness of such Guarantor.

        No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor), whether or not affiliated with such Guarantor, unless:

          (1)   subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) shall execute a supplement to the Indenture providing for a Guarantee and deliver an Opinion of Counsel in accordance with the terms of the Indenture;

          (2)   immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (3)   no Default or Event of Default shall have occurred and be continuing.

        In the event of a sale or other disposition (including by way of merger or consolidation) of all or substantially all of the assets or all of the Capital Stock of any Guarantor, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; provided, however, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "—Certain Covenants—Limitation on Asset Sales." Upon Legal Defeasance or Covenant Defeasance, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee. In addition, in the event the Board of Directors designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, provided that such designation is conducted in accordance with the applicable provisions of the Indenture.

Optional Redemption

        On and after August 15, 2008 the notes will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the applicable redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below:

Year	Percentage
2008	104.750%
2009	103.167%
2010	101.583%
2011 and thereafter	100.000%

        On or prior to August 15, 2006, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of notes (including any Additional Notes) issued at a redemption price of 109.50% of the principal amount of the notes, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings, provided that:

          (1)   at least 65% of the aggregate principal amount of notes (including any Additional Notes) issued remains outstanding immediately after the occurrence of each such redemption; and

          (2)   each such redemption occurs within 90 days of the date of the closing of each such Qualified Equity Offering.

        Prior to August 15, 2008, the Company may at its option redeem, in whole or in part, the notes at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium as of, and accrued and unpaid interest to the redemption date.

        "Applicable Premium" means, with respect to a note at any redemption date, the greater of (a) 1.00% of the principal amount of such note and (b) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on August 15, 2008 (such redemption price being described in the first paragraph of this "—Optional Redemption" section exclusive of any accrued and unpaid interest) plus (2) all required remaining scheduled interest payments due on such note through August 15, 2008 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.

        "Adjusted Treasury Rate" means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after August 15, 2008, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes from the redemption date to August 15, 2008, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to August 15, 2008.

        "Comparable Treasury Price" means, with respect to any redemption date, if clause (b) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

        "Quotation Agent" means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

        "Reference Treasury Dealer" means Credit Suisse First Boston LLC and its successors and assigns, and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

        If the optional redemption date is on or after an interest payment record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the note is registered at the close of business, on such record date, and no other interest will be payable to holders whose notes will be subject to redemption by the Company.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount to be redeemed. Another note in principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption

        Except as set forth below under "—Repurchase at the Option of Holders," or "—Certain Covenants—Limitation on Asset Sales," the Company is not required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase the notes at the option of the holders.

Repurchase at the Option of Holders

        Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each holder's notes at an offer price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest to the date of repurchase (the "Change of Control Payment"). Within 30 days following a Change of Control, the Company will mail a notice to each holder of notes and the Trustee describing the transaction that constitutes the Change of Control and offering to repurchase notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

        On or before the Change of Control Payment Date, the Company will, to the extent lawful:

          (1)   accept for payment all notes or portions thereof (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

          (3)   deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

        The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder another note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each such other note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a note is registered at the close of business on such record date, and no other interest will be payable to holders who tender pursuant to the Change of Control Offer.

        Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. In addition, the Company could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect the Company's capital structure or the value of the notes, but that would not constitute a Change of Control. The occurrence of a Change of Control may result in a default under the Credit Facilities or other Indebtedness of the Company and its Subsidiaries and give the lenders thereunder the right to require the Company to repay all outstanding obligations thereunder. The Company's ability to repurchase notes following a Change of Control may also be limited by the Company's then existing financial resources.

        The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis). Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the properties or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes as described above.

        A "Change of Control" means any of the following:

          (1)   the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis) to any Person or Persons (other than to one or more Permitted Holders);

          (2)   the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3)   any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder or group of Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding Voting Stock of the Company; or

          (4)   the first day on which more than a majority of the members of the Board of Directors are not Continuing Directors;

provided, however, that, with respect to clause (3) above, a transaction in which the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if:

          (a)   the stockholders of the Company immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of such other Person of whom the Company is then a Subsidiary immediately following the consummation of such transaction; and

          (b)   immediately following the consummation of such transaction, no "person" (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), or a Permitted Holder or group of Permitted Holders, "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the Initial Issuance Date or (b) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, (i) at least a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election or (ii) any of the Permitted Holders.

        "Permitted Holders" means Nautilus Acquisition, L.P., DLJ Merchant Banking III, Inc., Credit Suisse First Boston Private Equity, Inc., C/R Marine Domestic Partnership, L.P., C/R Marine Non-U.S. Partnership, L.P., C/R Marine Coinvestment, L.P., C/R Marine Coinvestment II, L.P., Riverstone Holdings L.L.C., The Carlyle Group, their respective Affiliates, and any Persons advised, sponsored, managed or owned directly or indirectly by any of the foregoing Persons or their Affiliates.

Certain Covenants

  Limitation on Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or make any similar payment to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

          (2)   purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

          (3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the notes or any Subsidiary Guarantee, except a payment of interest at Stated Maturity or principal within six months of Stated Maturity; or

          (4)   make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a)   no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

            (b)   the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock," and

            (c)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Initial Issuance Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7) and (8), but including, without duplication, Restricted Payments permitted by clauses (1), (5) and (9) of the next succeeding paragraph and clause (6)(b) of the definition of "Permitted Investment"), is less than the sum of:

              (A)  50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 2003 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

              (B)  the sum of (x) 100% of the aggregate net cash proceeds received by the Company since the Initial Issuance Date from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than (1) any such Equity Interests, Disqualified Stock or convertible debt securities sold to a

      Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination and (2) Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), and (y) 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Initial Issuance Date; plus

              (C)  to the extent that any Restricted Investment that was made after the Initial Issuance Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment; plus

              (D)  in the event that any Unrestricted Subsidiary is designated as a Restricted Subsidiary, the lesser of (1) an amount equal to the Fair Market Value of the Company's Investments in such Restricted Subsidiary, if such Restricted Subsidiary was designated as an Unrestricted Subsidiary after the Initial Issuance Date, or the Fair Market Value of the Company's Investments made after the Initial Issuance Date with respect to an Unrestricted Subsidiary as of the Initial Issuance Date and (2) the amount of Restricted Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary.

        The preceding provisions of this covenant will not prohibit any of the following:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof if at the date of declaration such payment would have complied with the provisions of the Indenture;

          (2)   the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness subordinated to the notes or the Subsidiary Guarantees or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary of the Company or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (4)(c)(B) of the preceding paragraph;

          (3)   the defeasance, redemption, repurchase, retirement or other acquisition of Indebtedness subordinated to the notes or the Subsidiary Guarantees with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

          (4)   the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the Company or any of its Restricted Subsidiaries (and if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other holders of its Capital Stock on a pro rata basis);

          (5)   the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any current or former employee or director of the Company's or any of its Restricted Subsidiaries, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any calendar year provided that any such amount not so utilized in a calendar year may be carried over to the subsequent calendar year, provided, however, that the aggregate amount utilized pursuant to this clause (5) shall not exceed $5.0 million in any calendar year;

          (6)   the acquisition of Equity Interests by the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise;

          (7)   so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Indebtedness subordinated to the notes or the Subsidiary Guarantees from Net Proceeds from an Asset Sale to the extent permitted by the covenant described under "—Limitation on Asset Sales" after the Company (or a Restricted Subsidiary, as the case may be) has made an offer to the holders of the notes to purchase the notes pursuant to such covenant;

          (8)   the pledge by the Company or any Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary to secure Non-Recourse Debt of that Unrestricted Subsidiary; or

          (9)   other Restricted Payments since the Initial Issuance Date in an amount not to exceed $15.0 million.

        In addition to the Unrestricted Subsidiaries as of the Initial Issuance Date, the Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary after the Initial Issuance Date if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash Restricted Payment shall be evidenced by an Officers' Certificate delivered to the Trustee. Not later than five business days following the date of making any Restricted Payment (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7) and (8) of the second preceding paragraph), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "—Certain Covenants—Limitation on Restricted Payments" were computed.

  Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" or an "incurrence") any Indebtedness, the Company will not, and will not permit any Guarantor to, issue any Disqualified Stock and the Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any shares of Preferred Stock; provided, however, that so long as no Default or Event of Default has occurred and is continuing the Company and any Guarantor may incur Indebtedness and issue Disqualified Stock, if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness or Disqualified Stock had been issued or incurred at the beginning of such four-quarter period.

        The foregoing provisions will not apply to:

          (1)   the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the sum of (A) $100.0 million plus (B) 25% of any increase in Consolidated Net Tangible Assets from October 1, 2003 to the end of the latest fiscal quarter for which financial statements are available plus (C) any fees, premiums, expenses (including costs of collection), indemnities and similar amounts payable in connection with such Indebtedness;

          (2)   the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

          (3)   the incurrence by the Company and its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculation;

          (4)   the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the notes (other than Additional Notes), the Subsidiary Guarantees thereof and the Indenture;

          (5)   guarantees by the Guarantors of Indebtedness incurred in accordance with the provisions of the Indenture;

          (6)   the incurrence of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be provided, however:

            (a)   if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

            (b)   if a Guarantor is the obligor on such Indebtedness and the Company or a Guarantor is not the obligee, such Indebtedness is expressly subordinated in right of payment to the Subsidiary Guarantee of such Guarantor;

          (7)   Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including, without limitation, guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

          (8)   the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred (other than pursuant to clause (1), (3), (5), (6), (7), (9), (11), (12), (13) and (14) of this covenant);

          (9)   the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations with respect to assets (other than Capital Stock or other Investments except in the case where the issuer thereof will become a Restricted Subsidiary of the Company in connection with the relevant transactions), in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount (together with Permitted Refinancing

  Indebtedness incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, such Indebtedness or any such Permitted Refinancing Indebtedness) not to exceed $20.0 million at any time outstanding;

          (10) Indebtedness of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the preceding paragraph after giving effect to the incurrence of such Indebtedness pursuant to this clause (10);

          (11) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary;

          (12) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of incurrence;

          (13) Indebtedness of the Company or any Restricted Subsidiary incurred to finance the replacement (through construction or acquisition) of one or more Vessels, upon a total loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other involuntary taking of title to or use of such Vessel (provided that such loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other involuntary taking of title to or use of such Vessel was covered by insurance or resulted in the actual payment of compensation, indemnification or similar payments to such Person (collectively, a "Total Loss")) in an aggregate amount no greater than the Ready for Sea Cost for such replacement Vessel, in each case less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) actually received by the Company or any Restricted Subsidiary from any Person in connection with the Total Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to the Total Loss; and

          (14) in addition to the items referred to in clauses (1) through (13) above, Indebtedness of the Company and the Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (14) and then outstanding, will not exceed $25.0 million at any one time outstanding.

        The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the notes or the Subsidiary Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or of such Guarantor, as the case may be.

        For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this covenant:

          (1)   in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of incurrence (or later classify or reclassify such Indebtedness, in its sole discretion) and only be required to include the amount and type of such Indebtedness in one of such clauses;

          (2)   guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

          (3)   the principal amount of any Disqualified Stock of the Company or a Guarantor will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

          (4)   Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

          (5)   the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        In addition, the Company will not permit any of its Unrestricted Subsidiaries to incur any Indebtedness (other than Non-Recourse Debt) or issue any shares of Disqualified Stock. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this covenant, the Company shall be in Default of this covenant).

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

  Limitation on Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, to secure (a) any Indebtedness of the Company unless prior to, or contemporaneously therewith, the notes are equally and ratably secured, or (b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantee of such Guarantor is equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the notes or a Subsidiary Guarantee, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the notes or such Subsidiary Guarantee, as the case may be, with the same relative priority as such Indebtedness has with respect to the notes or such Subsidiary Guarantee.

  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (b) pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3)   transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

  except for such encumbrances or restrictions existing under or by reason of:

            (a)   the Credit Facilities or any instrument governing Existing Indebtedness, each as in effect on the Initial Issuance Date;

            (b)   the Indenture, the notes and the Subsidiary Guarantees;

            (c)   applicable law;

            (d)   any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

            (e)   by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (f)    any mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent the encumbrances or restrictions they contain restrict the transfer of the properties or assets subject to such mortgages, pledges or other security agreements;

            (g)   purchase money obligations for properties or assets acquired in the ordinary course of business and Capital Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the properties or assets so acquired;

            (h)   any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its properties or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or properties or assets of such Restricted Subsidiary (or the properties or assets that are subject to such restriction) pending the closing of such sale or disposition;

            (i)    customary provisions in bona fide contracts for the sale of properties or assets;

            (j)    customary provisions in joint venture agreements and similar agreements that restrict the transfer of interests in the joint venture;

            (k)   any encumbrance or restriction applicable only to Vessel Financing Subsidiaries and/or Foreign Subsidiaries; or

            (l)    Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (a), (b) and (d) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced.

  Limitation on Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (excluding for this purpose an Asset Sale connected with a Total Loss) unless:

          (1)   the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (provided such Fair Market Value shall be determined on the date of contractually agreeing to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2)   at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Qualified Proceeds, provided, however, that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability shall be deemed to be cash for purposes of this provision and (b) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within 180 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) shall be deemed to be cash for purposes of this provision.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale (including, without limitation, an Asset Sale connected with a Total Loss), the Company or any such Restricted Subsidiary may apply such Net Proceeds to:

          (1)   permanently repay the principal of any Indebtedness of the Company or any Guarantor ranking in right of payment at least equally with the notes or the Subsidiary Guarantees, as the case may be;

          (2)   to the extent such Net Proceeds are derived from Asset Sales of properties or assets of a Restricted Subsidiary that is not a Guarantor, to repay the principal of any Indebtedness of such Restricted Subsidiary; or

          (3)   to acquire (including by way of a purchase of assets or stock, merger, consolidation or otherwise) Productive Assets.

Pending the final application of any such Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings, including borrowings under the Credit Facilities, or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

        On the 366th day after the Asset Sale (or, at the Company's option, such earlier date), if the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will be required to make an offer (an "Asset Sale Offer") to all holders of notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Sale ("Pari Passu Notes"), to purchase the maximum principal amount of notes and any such Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the notes and Pari Passu Notes plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate principal amount of notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use any remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of notes surrendered by holders thereof and Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount that the Company is required to repurchase, the notes and Pari Passu Notes shall be purchased pro rata on the basis of the aggregate principal amount of tendered notes and Pari Passu Notes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

        If the Asset Sale purchase date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a note is registered at the close of business on such record date, and no other interest will be payable to holders who tender notes pursuant to the Asset Sale Offer.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

  Limitation on Merger, Consolidation, or Sale of Assets

        The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

          (1)   the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state or the District of Columbia;

          (2)   the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction no Default or Event of Default exists;

          (4)   except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under "—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (5)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

        For purposes of this covenant, the sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

  Limitation on Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any properties or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (1)   such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary in arm's-length dealings with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary; and

          (2)   the Company delivers to the Trustee:

            (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

            (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a written opinion as to the fairness to the Company or the relevant Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm that is, in the judgment of the Board of Directors, qualified to render such opinion and is independent with respect to the Company, provided, however, that the following shall be deemed not to be Affiliate Transactions:

          (A)  any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

          (B)  transactions between or among the Company and its Restricted Subsidiaries;

          (C)  Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture;

          (D)  loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $500,000 outstanding at any one time;

          (E)  indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by bylaw or statutory provisions;

          (F)  the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Subsidiary;

          (G)  the sale or issuance to any Affiliate of any Equity Interests in the Company other than Disqualified Stock; and

          (H)  the payment of reasonable and customary fees or commissions to the Permitted Holders for investment banking or other financial services.

  Additional Subsidiary Guarantees

        The Indenture provides that:

          (1)   if the Company or any of its Restricted Subsidiaries shall, after the Initial Issuance Date, acquire or create another Restricted U.S. Subsidiary other than a Vessel Financing Subsidiary, or

          (2)   if, after such date, a Restricted Subsidiary shall provide a guarantee of any Indebtedness of the Company or a Guarantor (other than Indebtedness under Credit Facilities),

then such newly acquired or created Restricted U.S. Subsidiary, in the case of clause (1) above, or such Restricted Subsidiary described in clause (2) above, in the case of clause (2) above, shall execute a supplement to the Indenture providing for a Subsidiary Guarantee and deliver an Opinion of Counsel in accordance with the terms of the Indenture.

        The Indenture provides that within 60 days of the Initial Issuance Date, the Company will cause its Restricted Subsidiary, Seabulk Towing, Inc. ("Towing") to either (1) remove or waive any restrictions imposed on Towing under the terms of any Indebtedness of Towing that would prevent Towing from becoming a Subsidiary Guarantor under the Indenture or (2) redeem or otherwise retire such Indebtedness. As soon as practicable following the earlier of the actions described in (1) or (2) but in any event on or prior to 60 days of the Initial Issuance Date, Towing will execute a supplement to the Indenture providing for a Subsidiary Guarantee and deliver an Opinion of Counsel in accordance with the Indenture. Towing redeemed such Indebtedness as of September 23, 2003 and executed such supplement to the Indenture and delivered such Opinion of Counsel as of October 3, 2003.

  Reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (unless the SEC will not accept such a filing) within the time periods specified in the Exchange Act and, within 15 days of filing, or attempting to file, the same with the SEC, furnish to the Trustee and the holders of the notes:

          (1)   all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

In addition, the Company and the Guarantors will furnish to the holders of the notes, prospective purchasers of the notes and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        The quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management's Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of any Unrestricted Subsidiaries.

Events of Default and Remedies

        Each of the following constitutes an Event of Default:

          (1)   default for 30 days in the payment when due of interest on the notes;

          (2)   default in payment of the principal of or premium, if any, on the notes when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

          (3)   failure by the Company for 30 days after notice to comply with any of its obligations in the covenants described under "—Repurchase at the Option of Holders" or "—Certain Covenants—Limitation on Asset Sales" (other than a failure to repurchase notes when due), or failure by the Company to comply with its obligations described under "—Certain Covenants—Limitation on Merger, Consolidation, or Sale of Assets;"

          (4)   failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the notes;

          (5)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the

  Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Initial Issuance Date, which default:

            (a)   is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness, including any extension thereof (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $20.0 million and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

          (6)   failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

          (7)   failure by any Guarantor to perform any covenant set forth in its Subsidiary Guarantee, or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee against a Guarantor for any reason; and

          (8)   certain events of bankruptcy, insolvency or reorganization with respect to the Company, any Guarantor or any Significant Subsidiary.

        If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the notes then outstanding may declare all the notes to be due and payable immediately. Notwithstanding the preceding, in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary, all notes then outstanding will become due and payable without further action or notice. The holders of a majority in principal amount of the notes then outstanding by written notice to the Trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except with respect to nonpayment of principal, interest or premium that have become due solely because of the acceleration) have been cured or waived. Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or premium) if it determines that withholding notice is in their interest.

        In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

        The holders of a majority in principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of or interest or premium on the notes.

        The Company will be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company will be required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have all of the obligations of itself and the Guarantors discharged with respect to the notes then outstanding ("Legal Defeasance") except for:

          (1)   the rights of holders of notes then outstanding to receive payments in respect of the principal of and premium and interest on such notes when such payments are due from the trust referred to below;

          (2)   the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain other events (not including non-payment, bankruptcy, insolvency and reorganization events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes. If the Company exercises either its Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the notes (other than the trust) will be released.

        In order to exercise either Legal Defeasance or Covenant Defeasance,

          (1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium and interest on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to Stated Maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

            (a)   the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

            (b)   since the Initial Issuance Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the notes then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (6)   the Company must have delivered to the Trustee an opinion of counsel to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7)   the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (8)   the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment and Waiver

        Except as provided below, the Indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, tender offer or exchange offer for, notes). Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

          (1)   reduce the principal amount of notes whose holders must consent to an amendment or waiver;

          (2)   reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under "—Repurchase at the Option of Holders" or "—Certain Covenants—Limitation on Asset Sales");

          (3)   reduce the rate of or change the time for payment of interest on any note;

          (4)   waive a Default or Event of Default in the payment of principal of or premium and interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

          (5)   make any note payable in money other than that stated in the notes;

          (6)   make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of or premium and interest on the notes (except as permitted in clause (7) hereof);

          (7)   waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under "—Repurchase at the Option of Holders" or "—Certain Covenants—Limitation on Asset Sales");

          (8)   make any change in the ranking of the notes or the Subsidiary Guarantees relative to other Indebtedness of the Company or the Guarantors, respectively, in either case in a manner adverse to the holders;

          (9)   modify the Subsidiary Guarantees in any manner adverse to the holders of the notes; or

          (10) make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, the Company, the Guarantors and the Trustee may amend the Indenture or the notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of the Company's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company's properties or assets, to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder, to secure the notes pursuant to the requirements of the "Liens" covenant, to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture, or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Indenture or the notes, unless such consideration is offered to be paid or agreed to be paid to all holders of the notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

        The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any holder of notes given in connection with a purchase, tender or exchange of such holder's notes will not be rendered invalid by such purchase, tender or exchange.

Concerning the Trustee

        Wachovia Bank, National Association serves as Trustee under the Indenture.

        The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days or apply to the SEC for permission to continue or resign.

        The holders of a majority in principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (which is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the notes and the Subsidiary Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Delivery and Form

        The certificates representing the new notes will be issued in fully registered form without interest coupons. New notes will initially be represented by one or more permanent global notes in definitive, fully registered form without interest coupons (collectively, the "Global Notes") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

        Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Indirect access to the DTC system is available to organizations such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the Indenture and the notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture and any other applicable procedures.

        All payments on a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Guarantors, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Company expects that DTC or its nominee, upon receipt of any payment in respect of a Global Note, will credit participants' accounts on the applicable payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC. The Company also expects that payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        The Company expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the applicable Global Note for notes in certificated form ("Certificated Notes"), which it will distribute to its participants.

        The Company understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

        Although DTC is expected to follow the foregoing procedures described in this section of the prospectus to facilitate transfers of interests in a Global Note among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Guarantors, the Trustee nor any Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations.

  Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

          (1)   DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Company fails to appoint a successor depositary within 90 days;

          (2)   the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3)   there has occurred and is continuing an Event of Default and DTC notifies the Trustee of its decision to exchange the Global Notes for Certificated Notes.

        In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this description for which no definition is provided.

        "Additional Notes" means 9 1/2% Senior Notes due 2013 of the Company issued under the Indenture after the Initial Issuance Date and having identical terms (except as to the initial interest payment date) to the outstanding notes or the new notes issued in exchange for the outstanding notes.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Asset Sale" means

          (1)   the sale, lease, conveyance or other disposition (a "disposition") of any properties or assets (including, without limitation, by way of a sale and leaseback or a Total Loss), excluding dispositions in the ordinary course of business (provided that the disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries (on a consolidated basis) will be governed by the provisions of the Indenture described above under "—Certain Covenants—Limitation on Merger, Consolidation, or Sale of Assets" and not by the provisions described under "—Certain Covenants—Limitation on Asset Sales,"

          (2)   the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries,

whether, in the case of clause (1) or (2), in a single transaction or a series of related transactions, provided that such transaction or series of transactions involves properties or assets having a Fair Market Value in excess of $2.5 million. Notwithstanding the preceding, the following transactions will be deemed not to be Asset Sales:

            (a)   a disposition of obsolete or excess equipment or other properties or assets;

            (b)   a disposition of properties or assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

            (c)   a disposition of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

            (d)   a disposition of cash or Cash Equivalents or a disposition of properties or assets that constitutes a Restricted Payment that is permitted by the Indenture or a Permitted Investment;

            (e)   a disposition of properties or assets in the ordinary course of business by the Company or any of its Restricted Subsidiaries to an Unrestricted Subsidiary that is engaged in the business of providing marine transportation, towing and support services to the oil, gas and/or chemicals industry (or a business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors) provided that such transaction complies with the covenants described under "—Certain Covenants—Limitation on Transactions with Affiliates" and "—Certain Covenants—Limitation on Restricted Payments;"

            (f)    any charter or lease of any equipment or other properties or assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary thereof is the lessor, except any such charter or lease that provides for the acquisition of such properties or assets by the lessee during or at the end of the term thereof for an amount that is less than their fair market value at the time the right to acquire such properties or assets occurs;

            (g)   any trade or exchange by the Company or any Restricted Subsidiary of equipment or other properties or assets for equipment or other properties or assets owned or held by another Person, provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary; provided further that any cash or Cash Equivalents received must be applied in accordance with the provisions described under "—Certain Covenants—Limitation on Asset Sales;"

            (h)   a disposition in the ordinary course of business of inventory, receivables or other current assets; and

            (i)    the creation or perfection of a Lien (but not the sale or other disposition of the properties or assets subject to such Lien).

        The Fair Market Value of any non-cash proceeds of a disposition of properties or assets and of any properties or assets referred to in the foregoing clause (g) of this definition shall be set forth in an Officers' Certificate delivered to the Trustee.

        "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but, in each case, excluding any debt securities convertible into such equity.

        "Cash Equivalents" means

          (1)   securities issued or directly and fully guaranteed or insured by the government of the United States or any other country whose sovereign debt has a rating of at least A3 from Moody's and at least A- from S&P or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition;

          (2)   certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500 million;

          (3)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

          (4)   commercial paper having the highest rating obtainable from Moody's or S&P, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in each case maturing within 270 days after the date of acquisition;

          (5)   deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (2) above, provided all such deposits do not exceed $3.0 million in the aggregate at any one time; and

          (6)   money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (1) through (4).

        "Common Stock" means the Common Stock of the Company, par value $.01 per share.

        "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted or excluded in calculating Consolidated Net Income for such period,

          (1)   Consolidated Income Taxes of such Person and its Restricted Subsidiaries;

          (2)   Consolidated Interest Expense of such Person and its Restricted Subsidiaries;

          (3)   depreciation, amortization and drydocking (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries;

          (4)   expenses and charges of the Company related to this offering and the amendment of the Company's existing bank credit agreement;

          (5)   any transaction or issuance costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures; and

          (6)   all other non-cash charges and non-cash write offs of such Person and its Restricted Subsidiaries reducing Consolidated Net Income (excluding any such non-cash charge or write off to the extent that it represents an accrual of or reserve for cash expenditures in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding sentence, amounts described in clauses (1)—(6) relating to a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that such amounts could, at the date of calculation, be dividend or distributed, directly or indirectly, to the Company or a Guarantor.

        "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

        "Consolidated Interest Coverage Ratio" means with respect to any Person for any four fiscal quarter period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to each of the following transactions as if each such transaction had occurred at the beginning of the applicable fourth quarter reference period:

          (1)   any incurrence, assumption, guarantee, repayment, repurchase, defeasance or redemption by such Person or any of its Restricted Subsidiaries of any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date");

          (2)   any acquisition that has been made by such Person or any of its Restricted Subsidiaries, including, through a merger or consolidation, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date; and

          (3)   any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X as in effect from time to time;

provided further, however, that (A) the Consolidated Cash Flow attributable to operations or businesses disposed of prior to the Calculation Date, shall be excluded and (B) the Consolidated Interest Expense attributable to operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of debt issuance costs); and

          (2)   the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that

          (1)   the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded except that Net Income may be included only to the extent of the amount of dividends or distributions paid in cash or declared (and subsequently paid in cash on or prior to the date of calculation) to the referent Person or its Restricted Subsidiaries;

          (2)   the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and

          (3)   the cumulative effect of a change in accounting principles shall be excluded, including, without limitation, any inclusion, charge or write off with respect to drydocking expenses resulting from any such change.

        "Consolidated Net Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property), net of total liabilities, in each case, as shown on the balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.

        "Credit Facilities" means, with respect to any Person, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or trade letters of credit, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event:

          (1)   matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2)   is convertible or exchangeable for Indebtedness or other Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the issuer thereof); or

          (3)   is redeemable at the option of the holder thereof, in whole or in part,

in each case, on or prior to the date that is 91 days after the date on which the notes mature or are redeemed or retired in full; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of the Indenture described under "Repurchase at the Option of Holders" or "—Certain Covenants—Limitation on Asset Sales," as the case may be.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facilities) in existence on the Initial Issuance Date, until such amounts are repaid.

        "Fair Market Value" means, with respect to any Asset Sale or Restricted Payment, the price that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of the Company (and evidenced by an Officers' Certificate delivered to the Trustee) if such value is less than $7.5 million; provided if the value of such Asset Sale or Restricted Payment is $7.5 million or greater, such determination shall be made in good faith by the Board of Directors of the Company and evidenced by a board resolution delivered to the Trustee in the form of an Officers' Certificate.

        "Foreign Subsidiary" means any Restricted Subsidiary that is not incorporated or otherwise organized in the United States or any state thereof or in the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States as in effect on the Initial Issuance Date.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (1)   interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

          (2)   other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

          (3)   any foreign currency futures contract, option or similar agreement or arrangement designed to protect such Person against fluctuations in foreign currency rates,

in each case to the extent such obligations are incurred in the ordinary course of business of such Person.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1)   the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (2)   the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 90 days of incurrence);

          (4)   the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, the amount of such price being that which would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction;

          (5)   Capital Lease Obligations and all Attributable Indebtedness of such Person;

          (6)   the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding, in each case, any accrued dividends);

          (7)   the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of

            (a)   the fair market value of such asset at such date of determination; and

            (b)   the amount of such Indebtedness of such other Persons;

          (8)   the principal component of Indebtedness of other Persons to the extent guaranteed by such Person; and

          (9)   to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of the agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

        "Initial Issuance Date" means August 5, 2003.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the following shall not constitute Investments:

          (1)   extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business;

          (2)   Hedging Obligations; and

          (3)   endorsements of negotiable instruments and documents in the ordinary course of business.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under "—Certain Covenants—Limitation on Restricted Payments."

        "Lien" means, with respect to any asset, mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement).

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

          (1)   any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale/Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2)   any extraordinary or nonrecurring gain (or loss), but only to the extent such loss relates to a non-cash charge, together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss).

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication):

          (1)   the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such asset for sale) and any relocation expenses incurred as a result of such Asset Sale;

          (2)   taxes paid or estimated to be payable as a result of the Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

          (3)   amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale; and

          (4)   any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) or (b) constitutes the lender;

          (2)   no default with respect to which (including any rights the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) the holders of Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

          (3)   with respect to which there is no recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

        "Non-Recourse Subsidiaries" means the following Subsidiaries of the Company and any of their Subsidiaries or any of their successors (other than resulting from a merger, consolidation or amalgamation with any Restricted Subsidiary): Kinsman Lines, Inc., Lightship Limited Partner Holdings, LLC, Lightship Tanker Holdings, LLC, Lightship Partners, L.P., Delaware Tanker Holding I Inc., Delaware Tanker Holding II Inc., Delaware Tanker Holding III Inc., Delaware Tanker Holding IV Inc., Delaware Tanker Holding V Inc., Lightship Tankers I LLC, Lightship Tankers II LLC, Lightship Tankers III LLC, Lightship Tankers IV LLC and Lightship Tankers V LLC.

        "Pari Passu Indebtedness" means, with respect to any Net Proceeds from Asset Sales, Indebtedness of the Company or a Guarantor that ranks equally in right of payment with the notes or such Guarantor's Subsidiary Guarantee, as the case may be, and the terms of which require the Company or such Guarantor to apply such Net Proceeds to offer to repurchase such Indebtedness.

        "Permitted Investments" means:

          (1)   any Investment in the Company or in a Restricted Subsidiary of the Company other than a Restricted Subsidiary that is restricted from making dividends or distributions with respect to its Capital Stock owned by the Company or another Restricted Subsidiary other than by operation of applicable law;

          (2)   any Investment in Cash Equivalents;

          (3)   any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4)   any Investment made as a result of the receipt of non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with the covenant described above under "—Certain Covenants—Limitation on Asset Sales" or (b) a disposition of properties or assets that does not constitute an Asset Sale;

          (5)   receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (6)   Investments in any Person (a) in exchange for an issue or sale by the Company of its Common Stock or (b) out of the net cash proceeds of an issue or sale by the Company of its Common Stock so long as such Investment pursuant to this clause (b) occurs within 90 days of the closing of such issuance or sale of Common Stock;

          (7)   loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; and

          (8)   Investments in Vessel Financing Subsidiaries and/or in Persons engaged principally in the business of providing marine transportation, towing or support services to the oil, gas and/or chemicals industry or businesses reasonably complementary or related thereto, provided that the aggregate amount of such Investments pursuant to this clause (8) shall not exceed at any one time $25.0 million plus 10% of any increase in the Company's Consolidated Net Tangible Assets from October 1, 2003 to the end of the latest fiscal quarter for which financial statements are available.

        "Permitted Liens" means:

           (1)  Liens securing Indebtedness incurred by the Company and its Restricted Subsidiaries of Indebtedness under the Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the sum of (A) $100 million plus (B) 25% of any increase in

  Consolidated Net Tangible Assets from October 1, 2003 to the end of the latest fiscal quarter for which financial statements are available plus (C) any fees, premiums, expenses (including costs of collection), indemnities and similar amounts payable in connection with such Indebtedness;

           (2)  Liens in favor of the Company and its Restricted Subsidiaries;

           (3)  Liens on any property, asset or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company, provided that such Liens were not created or incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary and do not extend to any other property or asset owned by the Company or any of its Restricted Subsidiaries;

           (4)  Liens on any property or asset existing at the time of its acquisition by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not created or incurred in connection with, or in contemplation of, such acquisition and do not extend to any other property or asset;

           (5)  Liens to secure the performance of statutory obligations, surety or appeal bonds, bid or performance bonds, insurance obligations or other obligations of a like nature incurred in the ordinary course of business;

           (6)  Liens securing Hedging Obligations;

           (7)  Liens existing on the Initial Issuance Date;

           (8)  any interest or title of a lessor under an operating lease;

           (9)  Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business;

         (10)  Liens on real or personal property or assets of the Company or a Restricted Subsidiary thereof to secure Indebtedness incurred for the purpose of (a) financing all or any part of the purchase price of such property or assets incurred prior to, at the time of, or within 180 days after, the acquisition of such property or assets or (b) financing all or any part of the cost of construction of any such property or assets, provided that the amount of any such financing shall not exceed the amount expended in the acquisition of, or the construction of, such property or assets and such Liens shall not extend to any other property or assets of the Company or a Restricted Subsidiary (other than any associated accounts, contracts and insurance proceeds);

         (11)  Liens securing Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (3), (4), (7) and (10) above; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that are the security for a Permitted Lien hereunder; and

         (12)  Liens not otherwise permitted by clauses (1) through (11) above securing Indebtedness not in excess, at any one time outstanding, of the sum of $10.0 million plus 10% of the increase in the Company's Consolidated Net Tangible Assets from October 1, 2003 to the end of the latest fiscal quarter for which financial statements are available.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend,

refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

          (2)   (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the notes, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the notes, the Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the notes;

          (3)   the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded;

          (4)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or a Subsidiary Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or such Subsidiary Guarantee on terms at least as favorable, taken as a whole, to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (5)   such Indebtedness is not incurred by a Restricted Subsidiary that is not a Guarantor if the Company or a Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

        "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such Person.

        "Productive Assets" means assets (other than assets that would be classified as current assets in accordance with GAAP) of the kind used or usable by the Company or its Restricted Subsidiaries in the business of providing marine transportation, towing and support services to the oil, gas and/or chemicals industry (or any business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors).

        "Qualified Equity Offering" means:

          (1)   any sale of Equity Interests (other than Disqualified Stock) of the Company pursuant to an underwritten offering registered under the Securities Act; or

          (2)   any sale of Equity Interests (other than Disqualified Stock) of the Company so long as, at the time of consummation of such sale, the Company has a class of common equity securities registered pursuant to Section 12(b) or Section 12(g) under the Exchange Act, in each case, other than public offerings with respect to the Company's Common Stock, or options, warrants or rights, registered on Form S-4 or S-8.

        "Qualified Proceeds" means any of the following or any combination of the following:

          (1)   cash;

          (2)   Cash Equivalents;

          (3)   Productive Assets; and

          (4)   the Capital Stock of any Person engaged in the business of providing marine transportation, towing and support services to the oil, gas and/or chemicals industry (or any business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors) if, in connection with the receipt by the Company or any Restricted Subsidiary of the Company of that Capital Stock:

            (a)   that Person becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company; or

            (b)   that Person is merged, consolidated or amalgamated with or into, or conveys or otherwise transfers substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary of the Company.

        "Ready for Sea Cost" means with respect to a Vessel or Vessels to be acquired or leased (pursuant to a Capital Lease Obligation) by the Company or any Restricted Subsidiary of the Company, the aggregate amount of all expenditures incurred to acquire or construct and bring such Vessel or Vessels to the condition and location necessary for its or their intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease, which would be classified and accounted for as "property, plant and equipment" in accordance with GAAP.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

        "Restricted U.S. Subsidiary" means any Restricted Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

        "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Initial Issuance Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

        "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Initial Issuance Date.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to such date.

        "Subsidiary" means, with respect to any Person:

          (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of its Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

        "Unrestricted Subsidiary" means (a) each Non-Recourse Subsidiary (until redesignated as a Restricted Subsidiary) and (b) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that each of such Subsidiary and its Subsidiaries at the time of such designation:

          (1)   has no Indebtedness other than Non-Recourse Debt;

          (2)   is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless such agreement, contract, arrangement or understanding does not violate the terms of the Indenture described under "—Certain Covenants—Limitation on Transactions with Affiliates;"

          (3)   is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, in each case, except to the extent otherwise permitted by the Indenture; and

          (4)   such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries.

        Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under "—Certain Covenants—Limitation on Restricted Payments." The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

          (A)  such Indebtedness is permitted under the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

          (B)  no Default or Event of Default would be in existence following such designation.

        "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the

"Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination. Except as described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock," whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

        "Vessel" means one or more shipping vessels whose primary purpose is the maritime transportation of cargo and/or passengers or which are otherwise engaged, used or useful in any business activities of the Company and its Restricted Subsidiaries and which are owned by and registered (or to be owned by and registered) in the name of the Company or any of its Restricted Subsidiaries or operated or to be operated by the Company or any of its Restricted Subsidiaries pursuant to a lease or other operating agreement constituting a Capital Lease Obligation, in each case together with all related spares, equipment and any additions or improvements.

        "Vessel Financing Subsidiary" means a Restricted Subsidiary whose primary purpose is to purchase Vessels and which has incurred Indebtedness to finance all or a portion of such assets, provided that neither the Company nor any Guarantor issues a guarantee of or is otherwise obligated with respect to any such Indebtedness of such Restricted Subsidiary.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

          (1)   the sum of the products obtained by multiplying

            (a)   the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

            (b)   the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Restricted Subsidiary.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of certain federal income tax considerations relevant to the exchange of outstanding notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

        We believe that the exchange of outstanding notes for new notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange.

PLAN OF DISTRIBUTION

        Based on interpretations by the staff of the SEC in no action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the outstanding notes if:

  •
  you acquire the new notes in the ordinary course of your business; and

  •
  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

        You may not participate in the exchange offer if you are:

  •
  a broker-dealer that acquired outstanding notes directly from us.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in this registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in new notes may be required to deliver a prospectus.

        If you are an "affiliate," as defined in Rule 405 of the Securities Act, of ours, you must comply with any applicable registration and prospectus delivery requirements of the Securities Act in connection with any resale of the notes.

        If you wish to exchange your outstanding notes for new notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer—Purpose and Effect of the Exchange Offer" and "—Procedures for Tendering—Your Representations to Us" in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your outstanding notes in the exchange offer. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver a prospectus in connection with any resale by you of such new notes.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, and at prices related to such prevailing market prices or negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concession received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of up to 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

        The consolidated financial statements of Seabulk International, Inc. and subsidiaries, the financial statements of Seabulk Transmarine Partnership, Ltd., and the financial statements of Seabulk America Partnership, Ltd. at December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, appearing in this Prospectus and Registration Statement, and the consolidated financial statements of Seabulk International, Inc. and subsidiaries incorporated by reference in Seabulk International, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst &Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and incorporated herein by reference, and are included and incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

GLOSSARY

        The following are abbreviations and definitions of certain terms commonly used in the shipping industry and this prospectus.

        Affreightment/voyage contract.    A contract to ship a specific volume of cargo between specific points.

        Anchor handling tug (AHT).    A vessel designed and used primarily to tow mobile offshore rigs from location to location and then run the multiple anchors of the rig to secure it to the ocean bottom. These vessels are also used in a construction support capacity, such as with a pipe laying barge. They are powerful vessels that typically range in horsepower from 6,000 BHP to 16,000 BHP or more.

        Bareboat charter.    Rental or lease of an empty ship, without crew, stores or provisions, which are costs borne by the charterer.

        Charter.    The hire of a vessel for a specified period of time or to carry a cargo for a fixed fee from a loading port to a discharging port. The contract for a charter is called a charterparty. A vessel is "chartered in" by a lessee or charterer and "chartered out" by a lessor.

        Coastwise trade.    Vessel trade between ports within the same governmental jurisdiction. In the United States, coastwise trade is governed by the Jones Act (as defined below).

        Crew boat.    A vessel designed and used to transfer rig personnel to and from the offshore rig location. These vessels are typically aluminum hulled, multi-screw, fast boats that can achieve on average 20-25 knots. Typically, they are capable of seating 60 to 70 passengers. They do, however, have useable deck space that allows them to carry containers, baskets, tanks, etc.

        Day rate.    Generally, total vessel revenues divided by the number of days worked by a vessel.

        Double-hull tanker.    A tanker vessel constructed with a void space on both sides and bottom, providing a separation between the cargo and environment. This feature helps to insure that in the event of a grounding, collision or other failure of the cargo containment system, the vessel's cargo will not escape into the environment. Many double-hull tankers are employed in the carriage of crude oil and petroleum products.

        Drydock.    Large basin where all the fresh/sea water is pumped out to allow a ship to dock in order to carry out cleaning and repairing of the parts of a vessel that are below the water line.

        Dwt.    Deadweight tonne. A unit of a vessel's capacity for cargo, fuel oil, stores and crew, measured in metric tonnes of 1,000 kilograms. A vessel's dwt or total deadweight is the total weight the vessel can carry when loaded to a particular load line.

        Hull.    Shell or body of a ship.

        IMO.    International Maritime Organization, a United Nations affiliated agency that issues international standards for shipping.

        Jones Act.    A common name for the U.S. Merchant Marine Act of 1920, as amended, which requires that vessels used to carry cargo between U.S. ports be constructed, owned and operated by U.S. citizens.

        Laid-up vessel.    Generally, a vessel that management has determined will be temporarily inactive to reduce expenses for marine operating supplies, crew payroll and maintenance during periods of decreased demand for vessels.

        MARAD.    The Maritime Administration of the U.S. Department of Transportation.

        OPA 90.    The U.S. Oil Pollution Act of 1990 and the related extensive regulatory and liability regime for the protection of the environment from oil spills. OPA 90 affects owners and operators in U.S. waters and requires that all ships carrying petroleum products in U.S. coastal waters be of double-hull design by 2015.

        P&I insurance.    Third party insurance obtained through a mutual association (P&I Club) formed by shipowners to provide insurance protection from personal injury, death, pollution or liability claims incurred by members by means of premiums paid by all members.

        Product tanker.    Vessels designed to carry a variety of liquid products varying from crude oil to clean and dirty petroleum products, acids and other chemicals. In order to handle some of the products carried, the tanks of the ships are coated and the ships may have equipment designed for the loading and unloading of cargoes with a high viscosity.

        Single-hull tanker.    A tanker vessel with a single thickness side and bottom hull that provides the only barrier between the cargo and environment. These vessels often transport crude oil and refined petroleum products, chemicals and lubricating oils.

        Supply vessel.    A service vessel used to supply rigs with fuel, water, drilling fluids, barite, and cement in addition to carrying deck cargo such as casing or drill pipe. These vessels are typically 180 feet in length, however, they may range anywhere from 145 to 265 feet in length.

        Tanker.    A ship designed for the carriage of liquid cargoes in bulk with cargo space consisting of many tanks. Tankers carry a variety of products including crude oil, refined products, liquid chemicals and liquid gas. Tankers load their cargo by gravity from the shore or by shore pumps and discharge using their own pumps.

        Time charter.    The hire of a vessel for a specified period of time. The charter out party provides the ship with crew, stores and provisions, ready in all aspects to load cargo and proceed on a voyage and pays for insurance, repairs and maintenance. The charter in party or charterer pays for bunkering and all voyage related expenses including canal tolls and port charges.

        Title XI debt.    Private sector financing under a program established pursuant to Title XI of the Merchant Marine Act, 1936, as amended, and administered by MARAD, providing for a full faith and credit guarantee by the U.S. government of debt obligations issued by U.S. or foreign shipowners for the purpose of financing or refinancing either U.S. flag vessels or eligible export vessels constructed, reconstructed or reconditioned in U.S. shipyards.

        Utility boat.    A smaller supply boat capable of transporting drilling fluids and other supplies necessary for drilling or workover operations offshore. More commonly, however, they are employed to service production operations and construction activities.

        Utilization percentage.    Generally, percentages based upon the number of working days over a 365/366-day year and the number of vessels in the fleet on the last day of the quarter.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Seabulk International, Inc. and Subsidiaries

        We have audited the accompanying consolidated balance sheets of Seabulk International, Inc. and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Seabulk International, Inc. and Subsidiaries at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

                      Ernst & Young LLP

Miami, Florida
February 25, 2003, except for the second and
third paragraphs of Note 17, as to which the
dates are March 7, 2003 and March 27, 2003,
respectively; and for Note 19, as to which the
date is August 5, 2003.

SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	December 31,
	2002	2001
Assets
Current assets:
Cash and cash equivalents	$37,188	$11,631
Restricted cash	1,337	1,337
Trade accounts receivables net of allowance for doubtful accounts of $5,243 in 2002 and $5,919 in 2001, respectively	45,987	50,088
Other receivables	13,485	16,282
Marine operating supplies	8,139	10,049
Prepaid expenses and other	2,702	2,984

Total current assets	108,838	92,371
Vessels and equipment, net	545,169	589,371
Deferred costs, net	38,228	48,899
Other	10,860	14,124

Total assets	$703,095	$744,765

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11,343	$18,171
Current maturities of long-term debt	24,315	38,367
Current obligations under capital leases	3,005	2,972
Accrued interest	1,733	1,455
Accrued liabilities and other	42,181	38,719

Total current liabilities	82,577	99,684
Long-term debt	410,858	399,974
Obligations under capital leases	28,748	31,768
Senior notes	—	81,635
Other liabilities	3,489	6,175

Total liabilities	525,672	619,236
Commitments and contingencies
Minority interest	623	842
Stockholders' equity:
Preferred stock, no par value—authorized 5,000; issued and outstanding, none	—	—
Common stock—$.01 par value, authorized 40,000 shares; 23,124 and 10,506 shares issued and outstanding in 2002 and 2001, respectively	231	105
Additional paid-in capital	258,016	167,259
Accumulated other comprehensive loss	—	(1)
Unearned compensation	(99)	(198)
Accumulated deficit	(81,348)	(42,478)

Total stockholders' equity	176,800	124,687

Total liabilities and stockholders' equity	$703,095	$744,765

See notes to consolidated financial statements

SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year Ended December 31,
	2002	2001	2000
Revenue	$323,997	$346,730	$320,483
Operating expenses:
Crew payroll and benefits	88,473	96,431	90,370
Charter hire	7,607	6,326	12,802
Repairs and maintenance	30,345	25,810	24,522
Insurance	11,385	15,809	12,645
Fuel and consumables	28,365	34,955	40,605
Port charges and other	16,383	19,996	24,282

Total operating expenses	182,558	199,327	205,226
Overhead expenses:
Salaries and benefits	22,237	21,531	22,083
Office	5,123	5,993	6,113
Professional fees	3,392	3,429	4,629
Other	7,905	6,049	6,805

Total overhead expenses	38,657	37,002	39,630
Depreciation, amortization and drydocking	66,376	59,913	50,271
Write-down of assets held for sale	—	1,400	—

Income from operations	36,406	49,088	25,356
Other (expense) income:
Interest expense	(44,715)	(55,907)	(62,714)
Interest income	475	240	704
Minority interest in losses (gains) of subsidiaries	219	35	1,639
Gain (loss) on disposal of assets	1,364	(134)	3,863
Other	(154)	(73)	7,072

Total other expense, net	(42,811)	(55,839)	(49,436)

Loss before income taxes and extraordinary item	(6,405)	(6,751)	(24,080)
Provision for income taxes	4,642	5,210	4,872

Loss before extraordinary item	(11,047)	(11,961)	(28,952)
Extraordinary loss on early extinguishment of debt	(27,823)	—	—

Net Loss	$(38,870)	$(11,961)	$(28,952)

Net loss per common share—basic and diluted:
Loss before extraordinary item	$(0.77)	$(1.16)	$(2.89)
Extraordinary loss on early extinguishment of debt	(1.95)	—	—

Net loss per common share	$(2.72)	$(1.16)	$(2.89)

Weighted average common shares outstanding	14,277	10,277	10,034

See notes to consolidated financial statements.

SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2002	2001	2000
Operating activities:
Net loss	$(38,870)	$(11,961)	$(28,952)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accrued reorganization expenses	—	—	(4,494)
Depreciation and amortization of vessels and equipment	43,711	45,212	43,498
Amortization of drydocking costs	22,665	14,701	6,773
Provision for bad debts	(93)	228	1,021
(Gain) loss on disposal of assets	(1,364)	134	(3,863)
Loss on early extinguishment of debt	27,823	—	—
Amortization of discount on long-term debt and financing costs	4,249	5,324	5,672
Minority interest in (losses) gains of subsidiaries	(219)	(35)	(1,639)
Write-down of assets held for sale	—	1,400	—
Senior and notes payable issued for payment of interest and fees	626	1,752	1,493
Other non-cash items	650	459	(75)
Changes in operating assets and liabilities:
Trade accounts and other receivables	8,790	3,210	(13,394)
Other current and long-term assets	(4,129)	(5,485)	20,349
Accounts payable and other liabilities	(2,786)	11,901	(113)

Net cash provided by operating activities	61,053	66,840	26,276
Investing activities:
Expenditures for drydocking	(23,441)	(29,449)	(14,366)
Proceeds from disposals of assets	12,675	6,575	25,710
Purchases of vessels and equipment	(3,753)	(9,282)	(12,047)
Acquisition of minority interest	—	(524)	—
Redemption of restricted investments	—	2,542	2,931
Purchase of restricted investments	—	(1,677)	—

Net cash (used in) provided by investing activities	(14,519)	(31,815)	2,228

SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2002	2001	2000
Financing activities:
Net payments of revolving credit facility	(9,000)	(5,250)	14,250
Proceeds of New Credit Facility	178,800	—	—
Payments of New Credit Facility	(125)	—	—
Payments of long-term debt	(165,817)	(19,504)	(33,390)
Payments of Senior Notes	(101,499)	—	—
Proceeds of Private Placement, net of issuance costs	90,901	—	—
Payments of Title XI bonds	(7,166)	(8,312)	(9,282)
Redemption of restricted cash	—	(1,006)	—
Payments of other deferred financing costs	—	—	(596)
Payments of obligations under capital leases	(2,986)	(3,558)	(4,300)
Payment of deferred financing costs for New Credit Facility	(4,128)	—	—
Proceeds from exercise of warrants	1	3	1
Proceeds from exercise of stock options	42	—	—

Net cash used in financing activities	(20,977)	(37,627)	(33,317)

Change in cash and cash equivalents	25,557	(2,602)	(4,813)
Cash and cash equivalents at beginning of period	11,631	14,233	19,046

Cash and cash equivalents at end of period	$37,188	$11,631	$14,233

Supplemental schedule of noncash investing and financing activities:
Note payable issued for amendment fee to credit facility	$—	$—	$4,500

Vessels exchanged for drydock expenditures	$900	$—	$—

Capital lease obligations for the acquisition of vessels and equipment	$—	$—	$5,332

Senior and notes payable issued for payment of accrued interest and fees	$626	$1,752	$1,493

Notes payable issued for the acquisition of minority interest	$—	$10,500	$—

Supplemental disclosures:
Interest paid	$40,085	$47,279	$56,219

Income taxes paid	$4,537	$3,304	$4,478

See notes to consolidated financial statements.

SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(in thousands)

	Class A Common Stock
			Additional Paid-In Capital
	Shares	Amount
Balance at December 31, 1999	10,000	$100	$166,791
Comprehensive loss:
Net loss	—	—	—
Translation adjustment	—	—	—
Total comprehensive loss
Common stock issued to employees	28	—	172
Common stock issued upon exercise of warrants	89	1	—

Balance at December 31, 2000	10,117	101	166,963
Comprehensive loss:
Net loss	—	—	—
Translation adjustment	—	—	—
Total comprehensive loss
Common stock issued upon exercise of warrants	314	3	—
Restricted common stock issued to officer	75	1	296

Balance at December 31, 2001	10,506	$105	$167,259

Comprehensive loss:
Net loss	—	—	—
Translation adjustment	—	—	—
Total comprehensive loss	—	—	—
Common stock issued upon Private Placement, net of issuance costs of $9,160	12,500	125	90,715
Common stock issued upon exercise of warrants	112	1	—
Common stock issued upon exercise of options	6	—	42
Amortization of unearned compensation	—	—	—

Balance at December 31, 2002	23,124	$231	$258,016

SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(in thousands)

	Accumulated Other Comprehensive Loss	Unearned Compensation	Retained Earnings (Accumulated Deficit)	Total
Balance at December 31, 1999	$—	$—	$(1,565)	$165,326
Comprehensive loss:
Net loss	—	—	(28,952)	(28,952)
Translation adjustment	(33)	—	—	(33)

Total comprehensive loss	—	—	—	(28,985)
Common stock issued to employees	—	—	—	172
Common stock issued upon exercise of warrants	—	—	—	1

Balance at December 31, 2000	(33)	—	(30,517)	136,514
Comprehensive loss:
Net loss	—	—	(11,961)	(11,961)
Translation adjustment	32	—	—	32

Total comprehensive loss	—	—	—	(11,929)
Common stock issued upon exercise of warrants	—	—	—	3
Restricted common stock issued to officer	—	(198)	—	99

Balance at December 31, 2001	$(1)	$(198)	$(42,478)	$124,687

Comprehensive loss:
Net loss	—	—	(38,870)	(38,870)
Translation adjustment	1	—	—	1

Total comprehensive loss	—	—	—	(38,869)
Common Stock issued upon Private Placement, net of issuance costs of $9,160	—	—	—	90,840
Common stock issued upon exercise of warrants	—	—	—	1
Common stock issued upon exercise of options	—	—	—	42
Amortization of unearned compensation	—	99	—	99

Balance at December 31, 2002	$—	$(99)	$(81,348)	$176,800

See notes to consolidated financial statements.

SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     Organization and Basis of Presentation

        Seabulk International, Inc. and subsidiaries (f/k/a Hvide Marine Incorporated) (collectively, the "Company") provides marine support and transportation services, serving primarily the energy and chemical industries. The Company operates offshore energy support vessels, principally in the U.S. Gulf of Mexico, the Arabian Gulf, offshore West Africa, and Southeast Asia. The Company's fleet of tankers transports petroleum products and specialty chemicals in the U.S. domestic trade. The Company also provides commercial tug services in several ports in the southeastern United States.

        The Company derives substantial revenue from international operations, primarily under U.S. dollar-denominated contracts with major international oil companies. Risks associated with operating in international markets include vessel seizure, foreign exchange restrictions, foreign taxation, political instability, nationalization, civil disturbances, and other risks that may limit or disrupt markets.

        The accompanying consolidated financial statements include the accounts of Seabulk International, Inc. and its subsidiaries, both majority and wholly-owned. All intercompany transactions and balances have been eliminated in the consolidated financial statements.

2.     Summary of Significant Accounting Policies

        Revenue.    Revenue is generally recorded when services are rendered, the Company has a signed charter agreement or other evidence of an arrangement, pricing is fixed or determinable and collection is reasonably assured. For the majority of the offshore energy and towing segments, revenues are recorded on a daily basis as services are rendered. For the marine transportation segment, revenue is earned under time charters or affreightment/voyage contracts. Revenue from time charters is earned and recognized on a daily basis. Certain time charters contain performance provisions, which provide for decreased fees based upon actual performance against established targets such as speed and fuel consumption. Recorded revenue is based on actual performance. Affreightment/voyage contracts are contracts for cargoes that are committed on a 12 to 30 month basis, with minimum and maximum cargo tonnages specified over the period at fixed or escalating rates per ton. Revenue and voyage expenses for these affreightment contracts are recognized based upon the percentage of voyage completion. The percentage of voyage completion is based on the number of voyage days worked at the balance sheet date divided by the total number of days expected on the voyage.

        Cash and Cash Equivalents.    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents consist of money market instruments and overnight investments. The credit risk associated with cash and cash equivalents is considered low due to the high credit quality of the financial institutions.

        Restricted Cash.    At December 31, 2002 and 2001, restricted cash consisted of fixed deposits required in our foreign locations that allow our banks to issue short-term tender bonds. The bonds are issued during the process of securing contracts and have expiration dates ranging from three months to one year. Upon expiration of the bonds, the funds are returned to the Company.

        Accounts Receivable.    Substantially all of the Company's accounts receivable are due from entities that operate in the oilfield industry. The Company performs ongoing credit evaluations of its trade customers and generally does not require collateral. Expected credit losses are provided for in the consolidated financial statements and have been within management's expectations. Two customers each accounted for 7.0% and one customer accounted for 11.0% of the Company's total revenue for the years ended December 31, 2002 and 2001, respectively. During the years ended December 31, 2002,

2001, and 2000, the Company wrote off accounts receivable of approximately $0.6 million, $0.7 million and $0.6 million, respectively.

        Insurance Claims Receivable.    Insurance claims receivable represents costs incurred in connection with insurable incidents for which the Company expects are probable of being reimbursed by the insurance carrier(s), subject to applicable deductibles. Deductible amounts related to covered incidents are generally expensed in the period of occurrence of the incident. Expenses incurred for insurable incidents in excess of deductibles are recorded as receivables pending the completion of all repair work and administrative claims process. The credit risk associated with insurance claims receivable is considered low due to the high credit quality and funded status of the insurance clubs in which the Company participates. Insurance claims receivable approximated $4.1 million and $12.0 million at December 31, 2002 and 2001, respectively, and is included in Other Receivables.

        Marine Operating Supplies.    Such amounts consist of fuel and supplies that are recorded at cost and charged to operating expenses as consumed.

        Impairment of Long-Lived Assets.    The Company accounts for the impairment of long-lived assets under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting For the Impairment or Disposal of Long-Lived Asset, which requires impairment losses to be recorded on long-lived assets used in operations when indications of impairment are present and the estimated undiscounted cash flows to be generated by those assets are less than the assets' carrying value. It also establishes one accounting model to be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. If the carrying value of the assets will not be recoverable, as determined by the estimated undiscounted cash flows, the carrying value of the assets is reduced to fair value. Generally, fair value will be determined using valuation techniques such as expected discounted cash flows or appraisals, as appropriate.

        Assets Held for Sale.    It is Company policy to make available for sale vessels and equipment considered by management as excess and no longer necessary for the operations of the Company. In accordance with SFAS No. 144, these assets are valued at the lower of carrying value or fair value less costs to sell. Also, depreciation expense for these assets is terminated at the time of the reclassification. Total assets held for sale (primarily assets in the offshore energy segment) were approximately $2.2 million and $11.4 million at December 31, 2002 and 2001, respectively, and are included in other assets in the accompanying consolidated balance sheets.

        Vessels and Equipment.    Vessels and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. At the time property is disposed of, the assets and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is charged to other income. Major renewals and betterments that extend the life of the vessels and equipment are capitalized. Maintenance and repairs are expensed as incurred except for drydocking expenditures.

        Vessels under capital leases are amortized over the lesser of the lease term or their estimated useful lives and included in depreciation expense. Included in vessels and equipment at December 31, 2002 and 2001 are vessels under capital leases of approximately $36.0 million and $45.4 million, net of accumulated amortization of approximately $3.7 million and $3.3 million, respectively.

        Listed below are the estimated remaining useful lives of vessels and equipment at December 31, 2002:

Remaining Useful Lives
(in years)
Supply boats	3-24
Crewboats	2-23
Anchor handling tug/supply vessels	1-13
Other	1-8
Tankers(1)	3-26
Tugboats	1-37
Furniture and equipment	1-8

(1)
Range in years is determined by the Oil Pollution Act of 1990 and other factors.

        Deferred Costs.    Deferred costs primarily represent drydocking and financing costs. Substantially all of the Company's vessels must be periodically drydocked and pass certain inspections to maintain their operating classification, as mandated by certain maritime regulations. Costs incurred to drydock the vessels are deferred and amortized over the period to the next drydocking, generally 30 to 36 months. Drydocking costs are comprised of painting the vessel hull and sides, recoating cargo and fuel tanks, and performing other engine and equipment maintenance activities to bring the vessels into compliance with classification standards. Deferred financing costs are amortized over the term of the related borrowings using the effective interest method. At December 31, 2002 and 2001, deferred costs included unamortized drydocking costs of approximately $27.2 million and $29.4 million, respectively, and net deferred financing costs of $11.0 million and $19.6 million, respectively.

        Accrued Liabilities.    Accrued liabilities included in current liabilities consist of the following at December 31, (in thousands):

	2002	2001
Voyage operating expenses	$10,320	$9,892
Foreign taxes	14,966	10,626
Payroll and benefits	6,848	8,068
Deferred voyage revenue	933	1,451
Professional services	473	1,267
Litigation, claims and settlements	106	200
Insurance	4,703	3,667
Other	3,832	3,548

Total	$42,181	$38,719

        Stock-Based Compensation.    As permitted by SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related interpretations in accounting for its employee stock-based transactions and has complied with the disclosure requirements of SFAS 123. Under APB 25, compensation expense is calculated at the time of option grant based upon the difference between the exercise prices of the option and the fair market value of the Company's common stock at the date of grant recognized over the vesting period.

        On December 31, 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. SFAS No. 148 amends SFAS 123 to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure provisions of SFAS 123 to require expanded disclosure of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements.

        Had compensation expense for the stock option grants been determined based on the fair value at the grant date for awards consistent with the methods of SFAS No. 123, the Company's net loss would have increased to the pro forma amounts presented below for 2002, 2001 and 2000:

	2002	2001	2002
Net loss per common share—assuming dilution:
As reported	$(2.72)	$(1.16)	$(2.89)
Pro forma	$(2.80)	$(1.27)	$(3.16)

        Income Taxes.    The Company files a consolidated tax return with substantially all corporate subsidiaries; the other subsidiaries file separate income tax returns. Each partnership files a separate tax return. Deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        Net Loss Per Share.    Net loss per common share is computed in accordance with SFAS No. 128, Earnings Per Share, which requires the reporting of both net loss per common share and diluted net loss per common share. The calculation of net loss per common share is based on the weighted average number of common shares outstanding and therefore excludes any dilutive effect of stock options and warrants while diluted net loss per common share includes the dilutive effect of stock options and warrants, unless the effects are antidilutive.

        Foreign Currency Translation.    In accordance with SFAS No. 52, Foreign Currency Translation, assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the rate of exchange at the balance sheet date, while revenue and expenses are translated at the weighted average rates prevailing during the respective years. Components of stockholders' equity are translated at historical rates. Translation adjustments are deferred in accumulated other comprehensive loss, which is a separate component of stockholders' equity. The Company's foreign subsidiaries use the U.S. dollar as their functional currency and substantially all external transactions are denominated in U.S. dollars. Gains and losses resulting from changes in exchange rates from year to year are insignificant for all years presented and are included in the accompanying consolidated statements of operations.

        Reorganization Items.    Upon emergence from Chapter 11 Bankruptcy Protection on December 15, 1999, the Company adopted Fresh Start Reporting pursuant to the provisions of SOP 90-7.

        Estimates.    The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the periods. Significant estimates have been made by management, including the allowance for doubtful accounts, useful lives and valuation of vessels and equipment, realizability of deferred tax assets and certain accrued liabilities. Actual results will differ from those estimates.

        Comprehensive Loss.    SFAS No. 130, Reporting Comprehensive Income, establishes standards for reporting and the display of comprehensive loss, which is defined as the change in equity arising from non-owner sources. Comprehensive loss consists of net loss and foreign currency translation adjustments. Comprehensive loss is reflected in the consolidated statement of changes in stockholders' equity.

        Recent Pronouncements.    In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 14, and Technical Corrections, which eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect, and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Subsequent to the January 1, 2003 adoption date of the standard, the Company will be required to reclassify to continuing operations amounts previously reported as extinguishments of debt.

        In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses the financial accounting and reporting for costs associated with exit or disposal activities. SFAS No. 146 is effective for fiscal years beginning after December 31, 2002. The adoption of the standard is not expected to have a significant impact on the Company.

        In June 2001, the Accounting Executive Committee of the American Institute of Certified Public Accountants issued an exposure draft of a proposed Statement of Position ("SOP") entitled Accounting for Certain Costs and Activities Related to Property, Plant and Equipment. Under the proposed SOP, the Company would expense major maintenance costs as incurred and prohibit the use of the deferral of the entire cost of a planned major maintenance activity. Currently, the costs incurred to drydock the Company's vessels are deferred and amortized on a straight-line basis over the period to the next drydocking, generally 30 to 36 months. The proposed SOP would be effective for fiscal years beginning after June 15, 2002. Management has determined that this SOP, if issued as proposed, would have a material effect on the consolidated financial statements. In the year of adoption, the Company would write-off the net book value of the deferred drydocking costs and record the write off as a change in accounting principle ($27.2 million as of December 31, 2002). Additionally, all drydock expenditures incurred after the adoption of the SOP would be expensed as incurred.

3.     Long-Term Debt

        Long-term debt consists of the following at December 31 (in thousands):

	2002	2001
New Credit Facility	$178,675	$—
Revolving line of credit	—	9,000
Term loan	—	154,996
Title XI debt	234,450	241,616
Notes payable	22,048	32,729

	435,173	438,341
Less: current maturities	(24,315)	(38,367)

	$410,858	$399,974

        On September 13, 2002, the Company completed an agreement with Fortis Capital Corp. and NIB Capital Bank N.V., as arrangers, for a $180 million senior secured credit facility (the "New Credit Facility"), which replaced the Company's existing facility. The New Credit Facility consists of an $80 million term loan and a $100 million revolving credit facility and has a five-year maturity. The New Credit Facility replaced the Company's prior bank debt and Senior Notes.

        The revolving portion of the New Credit Facility is subject to semi-annual reductions commencing six months after closing. The principal reductions on the revolving loan are as follows: $10 million each in 2003 and 2004, $20 million in 2005, $25 million in 2006, and $33.7 million in 2007. The term loan portion is subject to semi-annual reductions commencing 36 months after closing. The principal reductions on the term loan are as follows: $2.5 million in 2005, $14.5 million in 2006, and $63 million in 2007. Interest on the loans is payable monthly, with a variable interest rate. The rate is either a LIBOR or base rate plus a margin based upon certain financial ratios of the Company (5.42% and 5.92% for the revolving loan and term loan, respectively, at December 31, 2002). In November 2002, the interest rate under the New Credit Facility was increased by 100 basis points (1%) in accordance with the terms of the commitment letter with the lending banks to syndicate the New Credit Facility by November 13, 2002.

        The New Credit Facility is secured by first ship mortgages on substantially all of the Company's vessels (excluding vessels financed with U.S. Maritime Administration Title XI financing) and is guaranteed by most of the subsidiaries of the Company. The New Credit Facility is also secured by second ship mortgages on two of the Company's tankers and three of the Company's tugs.

        The New Credit Facility is subject to various financial covenants, including minimum adjusted tangible net worth requirements, minimum ratios of adjusted EBITDA to adjusted interest expense, and a maximum ratio of adjusted funded debt to adjusted EBITDA. The Company is required to maintain a minimum fair market value of collateralized assets of at least 175% of outstanding borrowings under the New Credit Facility, based upon appraisals which may be requested not more than once during any 12-month period.

        The Company's five double-hull product and chemical tankers are financed through Title XI Government Guaranteed Ship Financing Bonds. There are a total of seven bonds with interest rates ranging from 6.50% to 7.54% that require principal amortization through June 2024. The aggregate outstanding principal balance of the bonds was $215.7 million and $220.1 million at December 31, 2002 and 2001, respectively. Principal payments during 2002 and 2001 were $4.4 million and $4.1 million, respectively, and interest payments were $15.1 million and $15.4 million, respectively.

        Covenants under the Title XI Bond agreements contain financial tests which, if not met, among other things (1) restrict the withdrawal of capital; (2) restrict certain payments, including dividends, increases in employee compensation and payments of other indebtedness; (3) limit the incurrence of additional indebtedness; and (4) prohibit the Company from making certain investments or acquiring additional fixed assets. Vessels with a net book value of $235.1 million, and all contract rights thereof, have been secured as collateral in consideration of the U.S. Government guarantee of the Title XI Bonds.

        The Company is required to make deposits to a Title XI reserve fund based on a percentage of net income attributable to the operations of the five double-hull tankers, as defined by the Title XI Bond agreement. Cash held in a Title XI reserve fund is invested by the trustee of the fund, and any income earned thereon is either paid to the Company or retained in the reserve fund. Withdrawals from the Title XI reserve fund may be made for limited purposes, subject to prior approval from MARAD. In the second quarter of 2003, the first deposits to the reserve fund are expected to be made. Additionally, according to the Title XI Financial Agreement, the Company is restricted from formally distributing excess cash from the operations of the five double-hull tankers until certain working capital ratios have been reached and maintained. Accordingly, at December 31, 2002, the Company has approximately $19.5 million in cash and cash equivalents that are restricted for use for the operations of the five double-hull tankers and cannot be used to fund the Company's general working capital requirements, but has approximately $4.3 million which is available for distribution and is expected to be available for general working capital purposes of the consolidating Company during the second quarter of 2003.

        As of December 31, 2002 and 2001, other Title XI debt of approximately $18.8 million and $21.5 million, respectively, was collateralized by first preferred mortgages on certain vessels and bears interest at rates ranging from 5.4% to 10.1%. The debt is due in semi-annual principal and interest payments through June 2021. Under the terms of the Other Title XI debt, the Company is required to maintain a minimum level of working capital, as defined, and comply with certain other financial covenants. During 2002 and 2001, $2.8 million and $4.2 million, respectively, in principal and $1.7 million and $2.0 million, respectively, in interest were repaid on this debt.

        The Company has two promissory notes aggregating approximately $19.6 million relating to the purchase of equity interests in the double-hull product and chemical carriers. The notes bear interest at 8.5%. Semi-annual interest and principal payments are due through December 2003 on one note and quarterly principal and interest payments are due through January 2006 on the other. The promissory notes are collateralized by securities of certain subsidiaries. The outstanding balance of the notes was $10.2 million and $14.8 million as of December 31, 2002 and 2001, respectively.

        The Company has various promissory notes relating to the acquisitions of various vessels. The promissory notes are collateralized by mortgages on certain vessels and bear interest at rates ranging from 8.1% to 8.5%. The debt is due in monthly installments of principal and interest through November 2011. The outstanding balance of the notes was $11.9 million and $13.1 million as of December 31, 2002 and 2001, respectively.

        At December 31, 2002, the Company had letters of credit outstanding in the amount of approximately $1.3 million, which expire on various dates through December 2025.

        The aggregate annual future payments due on the long-term debt as of December 31, 2002 are as follows (in thousands):

Years ending December 31:
2003	$24,315
2004	21,431
2005	33,967
2006	49,463
2007	105,425
Thereafter	200,572

$435,173

4.     Capital Leases

        The Company operates certain vessels and other equipment under leases that are classified as capital leases. The following is a schedule of future minimum lease payments under capital leases, including obligations under sale-leaseback transactions, together with the present value of the net minimum lease payments as of December 31, 2002 (in thousands):

Years ending December 31:
2003	5,103
2004	4,908
2005	4,891
2006	3,933
2007	3,933
Thereafter	20,292

Total minimum lease payments	43,060
Less: amount representing interest	(11,307)

Present value of minimum lease payments (including current portion of $3,005)	$31,753

5.     Commitments and Contingencies

Lease Commitments

        The Company leases its office facilities and certain vessels under operating lease agreements, which expire at various dates through 2013. Rent expense was approximately $4.5 million, $4.9 million and $4.4 million for the years ended December 31, 2002, 2001 and 2000, respectively. Aggregate annual future payments due under non-cancelable operating leases with remaining terms in excess of one year as of December 31, 2002 are as follows (in thousands):

Years ending December 31:
2003	$3,714
2004	3,577
2005	3,451
2006	2,918
2007	1,565
Thereafter	3,368

$18,593

Bareboat Charter and Sublease

        During 2001, the Company entered into a ten-year non-cancelable bareboat charter agreement for a double-hull tanker with a third party (the "charterer"). Beginning in January 2002 (commencement of contract), the charterer has exclusive possession and control of the vessel. As a result, the charter party will incur and pay all operating costs during the charter period. The Company receives a fixed amount per day for the charter of the vessel. Also, the Company subleases certain office space in Houston, Texas and Tampa, Florida. The sublease in Houston is expected to terminate in January 2004 and the

Tampa sublease is expected to terminate in December 2006. There are no renewal or escalation clauses relating to the bareboat charter or subleases.

        Future minimum lease receipts under the bareboat charter and sublease as of December 31, 2002 (in thousands) are as follows:

Years ending December 31:
2003	$7,132
2004	7,041
2005	7,033
2006	7,033
2007	6,935
Thereafter	28,291

$63,465

Contingencies

        Under U.S. law, "United States persons" are prohibited from business activities and contracts in certain countries, including Sudan and Iran. The Company has filed three reports with and submitted documents to the Office of Foreign Asset Control ("OFAC") of the U.S. Department of Treasury. One of the reports was also filed with the Bureau of Export Administration of the U.S. Department of Commerce. The reports and documents related to certain limited charters with third parties involving three of the Company's vessels which called in the Sudan for several months in 1999 and January 2000, and charters with third parties involving several of the Company's vessels which called in Iran in 1998. In March 2003, the Company received notification from OFAC that the case has been referred to its Civil Penalties Division. Should OFAC determine that these activities constituted violations of the laws or regulations, civil penalties, including fines, could be assessed against the Company and/or certain individuals who knowingly participated in such activities. The Company cannot predict the extent of such penalties; however, management does not believe the outcome of these matters will have a material impact on its financial position or results of operations.

        The Company was sued by Maritime Transportation Development Corporation in January 2002 in Florida state court in Broward County alleging broker commissions due since 1998 from charters on two of its vessels, the Seabulk Magnachem and Seabulk Challenger, under an alleged broker commission agreement. The claim allegedly continues to accrue. The amount alleged to be due is over $500,000, but is subject to offset claims and defenses by the Company. The Company is vigorously defending such charges and believes that it has good defenses, but the Company cannot predict the ultimate outcome.

        From time to time the Company is also party to personal injury and property damage claims litigation arising in the ordinary course of our business. Protection and Indemnity marine liability insurance covers large claims in excess of the deductibles and self insured retentions.

        At December 31, 2002, approximately 20% of the Company's employees were members of national maritime labor unions, or are subject to collective bargaining agreements. Management considers relations with employees to be satisfactory; however, the deterioration of these relations could have an adverse effect on the Company's operating results.

6.     Vessels and Equipment

        Vessels and equipment are summarized below (in thousands):

	Year ended December 31,
	2002	2001
Vessels and improvements	$678,617	$681,599
Furniture and equipment	9,842	11,729

	688,459	693,328
Less: accumulated depreciation and amortization	(143,290)	(103,957)

Vessels and equipment, net	$545,169	$589,371

        The Company did not acquire any vessels in 2002. In 2001, the Company acquired one vessel for approximately $2.5 million in cash.

        The Company sold 17 offshore energy support vessels during 2002 for an aggregate total of $6.8 million and a gain of approximately $55,000. In 2001, the Company sold 25 vessels for proceeds of $6.6 million.

7.     Stock Option Plans

        In December 1999, the Company adopted the Hvide Marine Incorporated Stock Option Plan (the "1999 Plan"), a stock option plan which provided certain key employees of the Company the right to acquire shares of common stock. Pursuant to the plan, 500,000 shares of the Company's common stock were reserved for issuance to the participants in the form of nonqualified stock options. The options expire no later than 10 years from the date of the grant.

        On June 15, 2000, the Company adopted the Amended and Restated Equity Ownership Plan (the "Plan"). The Plan amends and restates in its entirety the 1999 Plan. Pursuant to the Plan, 800,000 shares of the Company's stock were reserved for issuance to participants in the form of nonqualified or incentive stock options, restricted stock grants and other stock related instruments, subject to adjustment to reflect stock dividends, recapitalizations, reorganizations and other changes in the capital structure. In December 2001, the Compensation Committee agreed to amend the Plan by authorizing and reserving for issuance an additional 500,000 shares to be eligible for grants under the Plan, bringing the total under the Plan to 1,300,000 shares. The Committee's action was approved by the shareholders at the Company's Annual Meeting of Shareholders held on May 14, 2002. The vesting period and certain other terms of stock options granted under the Plan are determined by the Compensation Committee. The Plan requires that the option price may not be less than 100% of the fair market value on the date of grant. The options expire no later than 10 years from the date of grant. There were no options granted under the Plan in 2002, and 283,000 options were granted in 2001. In addition, there were 75,000 shares of restricted stock granted in 2001 under the Plan.

        On June 15, 2000, the Company also adopted the Stock Option Plan for Directors (the "Directors Plan"). Pursuant to the Directors Plan, an aggregate of 175,000 shares of common stock are authorized and reserved for issuance, subject to adjustments to reflect stock dividends, recapitalizations, reorganizations, and other changes in the capital structure of the Company. Eligible directors as of the effective date of the Plan were granted options to purchase 10,000 shares of common stock on the first option date, and the Chairman of the Board received 20,000 options, for a total granted of 80,000. Eligible directors receive 4,000 and the Chairman receives 8,000 options to purchase shares of common stock annually, effective as of each Annual Meeting of Shareholders of the Company commencing May 17, 2001. Under the Plan, the option price for each option granted is required to be 100% of the fair market value of common stock on the day after the date of grant. Options granted under the Director's Plan totaled 32,000 and 32,000 during 2002 and 2001, respectively.

        The following table of data is presented in connection with the stock option plans:

	Year Ended December 31,
	2002		2001		2000
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise Price	Number of options	Weighted average exercise price
Options outstanding at beginning of period	822,000	$6.91	604,000	$8.27	200,000	$12.47
Granted	32,000	6.19	315,000	5.61	495,000	7.16
Exercised	(6,667)	6.31	—	—	—	—
Cancelled	(72,831)	7.48	(97,000)	10.80	(91,000)	11.33

Options outstanding at end of period	774,502	$6.84	822,000	$6.91	604,000	$8.27

Options exercisable at end of period	562,856	$7.30	333,837	$8.38	207,000	$12.11
Options available for future grants at end of period	618,831	—	153,000	—	371,000	—

        Summarized information about stock options outstanding as of December 31, 2002 is as follows:

Exercise Price Range	Number of Options Outstanding	Remaining Life (In Years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price
Under $6.25	181,834	9.00	$4.34	50,844	$3.95
$6.25 to $6.31	366,334	7.49	$6.26	346,338	$6.25
$6.32 to $7.30	32,000	8.38	$7.30	32,000	$7.30
$7.31 to $7.75	94,334	8.24	$7.75	33,674	$7.75
Over $7.75	100,000	3.96	$12.47	100,000	$12.47

        The weighted average fair value of options granted under the Company's stock option plans during 2002, 2001 and 2000 was $4.91, $5.54 and $6.65, respectively. These values are based on the Black-Scholes option valuation model. Had compensation expense for the stock option grants been determined based on the fair value at the grant date for awards consistent with the methods of SFAS No. 123, the Company's net loss would have increased to the pro forma amounts presented below for 2002, 2001 and 2000 (in thousands, except per share amounts):

	2002	2001	2000
Net loss:
As reported	$(38,870)	$(11,961)	$(28,952)
Pro forma	(39,930)	(13,067)	(31,676)
Net loss per common share—assuming dilution:
As reported	$(2.72)	$(1.16)	$(2.89)
Pro forma	$(2.80)	(1.27)	(3.16)

        The fair value of each option is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions applied to grants in 2002, 2001 and 2000.

	2002	2001	2000
Dividend yield	0.0%	0.0%	0.0%
Expected volatility factor	0.72	3.21	1.21
Approximate risk-free interest rate	4.25%	5.0%	5.0%
Expected life (in years)	10	10	10

        The Black-Scholes options valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models, in management's opinion, do not necessarily provide a reliable single measure of the fair value of the Company's stock options.

8.     Employee Benefit and Stock Plans

        The Company sponsors a retirement plan and trust (the "Plan") established pursuant to Section 401(k) of the Internal Revenue Code, which covers substantially all administrative and non-union employees. Subject to certain dollar limitations, employees may contribute a percentage of their salaries to this Plan, and the Company will match a portion of the employees' contributions. Profit sharing contributions by the Company to the Plan are discretionary. Additionally, the Company contributed to various union-sponsored, collectively bargained pension plans for certain crew members in the marine transportation and towing segments. The plans are not administered by the Company, and contributions are determined in accordance with provisions of negotiated labor contracts. The expense resulting from Company contributions to the Plan and various union-sponsored plans amounted to approximately $3.5 million, $2.9 million and $2.0 million for the years ended December 31, 2002, 2001 and 2000, respectively.

9.     Income Taxes

        The United States and foreign components of income (loss) before income taxes and extraordinary item are as follows (in thousands):

	Year Ended December 31,
	2002	2001	2000
United States	$(7,755)	$(3,849)	$(1,502)
Foreign	1,350	(2,902)	(22,578)

Total	$(6,405)	$(6,751)	$(24,080)

        The components of the provision for income tax expense (benefit) are as follows (in thousands):

	Year Ended December 31,
	2002	2001	2000
Current:
Federal	$(1,520)	$—	$—
Foreign	6,162	5,210	4,872

Total current	4,642	5,210	4,872

Deferred	—	—	—

Total income tax expense	$4,642	$5,210	$4,872

        A reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rates to income tax expense is:

	Year Ended December 31,
	2002	2001	2000
Income tax expense computed at the federal statutory rate	(35)%	(35)%	(35)%
State income taxes, net of Federal benefit	(1)	(1)	(1)
Foreign taxes in excess of credits recognized	96	77	20
Reduction of tax attributes	—	—	—
Change in valuation allowance	11	35	35
Permanent, non deductible items	1	1	1

	72%	77%	20%

        The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows (in thousands):

	Year Ended December 31,
	2002	2001
Deferred income tax assets:
Allowances for doubtful accounts	$1,606	$828
Goodwill	14,785	17,882
Accrued compensation	627	733
Foreign tax credit carryforwards	17,809	16,548
Accrued supplemental insurance premiums	1,534	—
Net operating loss carryforwards	123,114	61,509
Other	1,783	1,351

Total deferred income tax assets	161,258	98,851
Less: valuation allowance	(75,177)	(65,263)

Net deferred income tax assets	86,081	33,588
Deferred income tax liabilities:
Property differences	75,192	28,885
Deferred drydocking costs	9,489	3,768
Other	1,400	935

Total deferred income tax liabilities	86,081	33,588

Net deferred income tax assets	$—	$—

        SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management determined that a valuation allowance of approximately $75.2 million and $65.3 million was necessary at December 31, 2002, and 2001, respectively, to reduce the deferred tax assets to the amount that will more likely than not be realized. After application of the valuation allowance, the Company's net deferred tax assets and liabilities are zero at December 31, 2002 and 2001. The net change in the total valuation allowance was an increase of approximately $9.9 million and $7.9 million in 2002 and 2001, respectively.

        Subsequently, recognized tax benefits relating to the valuation allowance for deferred tax assets as of December 31, 2002 will be allocated as follows (in thousands):

Income tax benefit that would be reported in the consolidated statement of operations	$31,925
Additional paid-in capital	43,252

Total	$75,177

        The Company has recognized a deferred tax asset of $1.5 million for a 2001 federal net operating loss carryback. On March 9, 2002, the Job Creation and Worker Assistance Act of 2002 was signed into law, which allows a 2001 federal net operating loss to be carried back five years instead of two years. This new law converted the 2001 federal net operating loss carryforward into a federal net operating loss that will be fully absorbed within the five-year carryback period.

        The stock issuance in September 2002 (see Note 10) resulted in an "ownership change" as broadly defined in Section 382 of the Internal Revenue Code. As the result of the ownership change, utilization of net operating loss carryforwards under federal income tax laws and certain other beneficial tax attributes will be subject to an annual limitation. The limitation of net operating losses that can be utilized annually will equal the product of applicable interest rate mandated under federal income tax laws and the value at the time of the ownership change.

        At December 31, 2002, the Company had a net operating loss carryforward of approximately $350.5 million, which is available to offset future federal taxable income through 2022. The Company also has foreign tax credit carryforwards, expiring in years 2003 through 2007, of approximately $17.7 million, which are available to reduce future federal income tax liabilities. The annual limitation under Section 382 would limit utilization of the Company's pre- September net operating losses to a maximum of approximately $4.2 million annually through their expiration date. A substantial portion of net operating loss carryforwards and tax credits may not be utilized due to this annual limitation.

        The Company has a tax basis in its assets in excess of its basis for financial reporting purposes that will generate tax deductions in future periods. As a result of a "change in ownership" in December 1999, under the Internal Revenue Code Section 382, the Company's ability to utilize depreciation, amortization and other tax attributes will be limited to approximately $9.5 million per year through 2004. This limitation is applied to all net built-in losses, which existed on the "change of ownership" date (December 15, 1999), including all items giving rise to a deferred tax asset.

10.   Stockholders' Equity

        In December 1999, all classes of the Predecessor Company's equity securities were canceled. Pursuant to a previous, pre-1999 Equity Ownership Plan, prior to December 1999, shares of the Predecessor Company's Class B common stock were converted to Class A common stock. Holders of Predecessor Company Class A common stock and holders of certain rights to obtain common stock under the Predecessor Company's compensation plans were issued 125,000 Class A warrants to purchase common stock of the Company on a pro rata basis. The warrants have a four-year term and an exercise price of $38.49 per share.

        Pursuant to the articles of incorporation of the Company, as amended in 2002, there are 40 million shares of common stock authorized for issuance.

        In December 1999, holders of the Predecessor Company's Preferred Securities received 200,000 shares of Company common stock and 125,000 Class A warrants. The warrants have a four-year term and an exercise price of $38.49 per share. There were no Class A warrant exercises during 2002 and 2001. The remaining weighted average contractual life is one year at December 31, 2002.

        In December 1999, as part of the Company's reorganization under Chapter 11 bankruptcy, the holders of the Predecessor Company's Senior Notes received 9.8 million shares of Company common stock. The holders of Senior Notes received 536,193 common stock purchase warrants ("the Noteholder Warrants"). The warrants have a seven and one-half year term and an exercise price of $0.01 per warrant.    Also in connection with the former Senior Notes, the Company issued an additional 187,668 Noteholder Warrants to an investment advisor. The warrants have a seven and one-half year term and an exercise price of $0.01 per warrant. During the years ended December 31, 2002 and 2001, 112,000 and 313,000 Noteholder Warrants were exercised, respectively. The amount of outstanding Noteholder Warrants amounted to approximately 210,000 at December 31, 2002. The weighted average contractual life is 4.5 years at December 31, 2002.

        All of the Company's outstanding warrants contain customary anti-dilution provisions for issuances of common stock, splits, combinations and certain other events, as defined. In addition, the outstanding warrants have certain registration rights, as defined.

        The Company is authorized to issue 5 million shares of preferred stock, no par value per share. The Company has no present plans to issue such shares.

        At December 31, 2002 approximately 619,000 shares of Common Stock were reserved for issuance under the Company's Amended and Restated Equity Ownership Plan and the Stock Option Plan for Directors.

        On September 13, 2002, the Company completed the private placement of 12.5 million shares of newly issued Seabulk common stock at a cash price of $8.00 per share (the "Private Placement") to a group of investors including an entity associated with DLJ Merchant Banking Partners III, L.P., an affiliate of CSFB Private Equity, and entities associated with Carlyle/Riverstone Global Energy and Power Fund I, L.P., an affiliate of The Carlyle Group of Washington, D.C. The stock issuance was previously approved by the Company's Shareholders at a Special Meeting held on September 5, 2002.

        The new investors also purchased, for $8.00 per share, 5.1 million of the Company's common stock and common stock purchase warrants beneficially owned by accounts managed by Loomis, Sayles & Co., L.P., an SEC-registered investment advisor. Taken together, the two transactions gave the new investors approximately 75% of the Company's outstanding common stock. Pursuant to the agreement with the investors, the Company's Board of Directors has been restructured to permit the new investors to hold a majority of seats on the Board and to give minority shareholders certain minority rights.

11.   Net Loss Per Share

        The following table sets forth the computation of basic and diluted net loss per share before extraordinary items (in thousands, except per share amounts):

	Year Ended December 31,
	2002	2001	2000
Numerator:
Numerator for basic and diluted loss per share—net loss before extraordinary item available to common shareholders	$(38,870)	$(11,961)	$(28,952)

Denominator:
Denominator for basic and diluted loss per share—weighted average shares	14,277	10,277	10,034

Net loss per common share before extraordinary item	$(2.72)	$(1.16)	$(2.89)

Net loss per common share before extraordinary item—assuming Dilution	$(2.72)	$(1.16)	$(2.89)

        The weighted average diluted common shares outstanding for fiscal 2002, 2001 and 2000 excludes 774,502, 822,000 and 604,000 stock options, respectively. Additionally, 460,000, 572,000 and 885,000 warrants in 2002, 2001 and 2000, respectively, are excluded from the weighted average diluted common shares outstanding. These common stock equivalents are antidilutive because the Company incurred net losses for 2002, 2001 and 2000.

12.   Segment and Geographic Data

        The Company organizes its business principally into three segments. The accounting policies of the reportable segments are the same as those described in Note 2. The Company does not have significant intersegment transactions.

        These segments and their respective operations are as follows:

  Offshore Energy Support (Seabulk Offshore)—Offshore energy support includes vessels operating in U.S. and foreign locations used primarily to transport materials, supplies, equipment and personnel to drilling rigs and to support the construction, positioning and ongoing operations of oil and gas production platforms.

  Marine Transportation Services (Seabulk Tankers)—Marine transportation services includes oceangoing vessels used to transport chemicals, fuel and other petroleum products, primarily from chemical manufacturing plants, refineries and storage facilities along the U.S. Gulf of Mexico coast to industrial users and distribution facilities in and around the Gulf of Mexico, Atlantic and Pacific coast ports. Certain of the vessels also transport crude oil within Alaska and among Alaska, Pacific coast and Hawaiian ports.

  Towing (Seabulk Towing)—Harbor and offshore towing services are provided by tugs to vessels utilizing the ports in which the tugs operate, and to vessels at sea to the extent required by offshore commercial contract opportunities and by environmental regulations, casualty or other emergency.

        The Company evaluates performance by operating segment. Also, within the offshore energy support segment, the Company performs additional performance evaluation of vessels marketed in U.S. and foreign locations. Resources are allocated based on segment profit or loss from operations, before interest and taxes.

        Revenue by segment and geographic area consists only of services provided to external customers, as reported in the Statements of Operations. Income from operations by geographic area represents net revenue less applicable costs and expenses related to that revenue. Unallocated expenses are primarily comprised of general and administrative expenses of a corporate nature. Identifiable assets represent those assets used in the operations of each segment or geographic area, and unallocated assets include corporate assets.

        The following schedule presents information about the Company's operations in these segments (in thousands):

	Year Ended December 31,
	2002	2001	2000
Revenue
Offshore energy support	$171,479	$191,178	$151,395
Marine transportation services	121,371	122,059	135,982
Towing	31,147 *	33,493 *	33,106 *

Total	$323,997	$346,730	$320,483

Operating expenses
Offshore energy support	$99,572	$98,549	$94,331
Marine transportation services	63,823 *	76,555 *	91,104 *
Towing	18,909	20,130	19,791
General corporate	254	4,093	—

Total	$182,558	$199,327	$205,226

Depreciation, amortization, drydocking and write-down of assets held for sale
Offshore energy support	$43,305	$37,550	$31,478
Marine transportation services	18,159	19,311	14,417
Towing	3,222	2,910	2,919
General corporate	1,690	1,542	1,457

Total	$66,376	$61,313	$50,271

Income (loss) from operations
Offshore energy support	$10,156	$39,151	$10,389
Marine transportation services	34,686	20,952	23,893
Towing	4,519	6,169	5,096
General corporate	(12,955)	(17,184)	(14,022)

Total	$36,406	$49,088	$25,356

Net income (loss)
Offshore energy support	$(16,912)	$5,566	$(30,920)
Marine transportation services	17,346	(278)	7,200
Towing	(151)	396	2,906
General corporate	(39,153)**	(17,645)	(8,138)

Total	$(38,870)	$(11,961)	$(28,952)

*
Net of elimination of intersegment towing revenue and intersegment marine transportation operating expenses of $0.3 million, $2.1 million and 2.6 million for the years ended December 31, 2002 and 2001 and 2000, respectively.

**
Includes loss on early extinguishment of debt of $27.8 million in the third quarter of 2002 (see Note 14).

	Consolidated Balance Sheet Information as of December 31,
	2002	2001
Identifiable assets
Offshore energy support	$286,609	$326,608
Marine transportation services	323,611	334,272
Towing	64,511	64,931
Unallocated	28,364	18,954

Total	$703,095	$744,765

Vessels and equipment
Offshore energy support	$277,208	$281,933
Marine transportation services	341,069	341,087
Towing	61,241	61,317

Total	679,518	684,337
Construction in progress	99	837
General corporate	8,842	8,154

Gross vessels and equipment	688,459	693,328
Less accumulated depreciation	(143,290)	(103,957)

Total	$545,169	$589,371

Capital expenditures and drydocking
Offshore energy support	$19,532	$30,959
Marine transportation services	6,313	6,597
Towing	1,315	951
Unallocated	34	224

Total	$27,194	$38,731

        The Company is engaged in providing marine support and transportation services in the United States and foreign locations. The Company's foreign operations are conducted on a worldwide basis, primarily in West Africa, the Arabian Gulf, Southeast Asia and Mexico, with assets that are highly mobile. These operations are subject to risks inherent in operating in such locations.

        The vessels generating revenue from offshore and marine transportation services move regularly and routinely from one country to another, sometimes in different continents depending on the charter party. Because of this asset mobility, revenue and long-lived assets attributable to the Company's foreign operations in any one country are not material, as defined in SFAS No. 131.

        There were no customers from which the Company derived more than 10% of its total revenue for the year ended December 31, 2002. One customer, CITGO Petroleum, accounted for 11.0% and 12.0% of the Company's total revenue for the years ended December 31, 2001 and 2000. The revenue received from CITGO was approximately $38.0 million and $38.6 million in 2001 and 2000, respectively, which related to the marine transportation services segment.

        The following table presents selected financial information pertaining to the Company's geographic operations for 2002, 2001 and 2000 (in thousands):

	Year Ended December 31,
	2002	2001	2000
Revenue
Domestic	$200,008	$239,238	$223,579
Foreign
West Africa	84,576	69,305	48,268
Middle East	23,683	22,450	34,242
Southeast Asia	15,730	15,737	14,394

Consolidated revenue	$323,997	$346,730	$320,483

	Consolidated Balance Sheet Information as of December 31,
	2002	2001
Identifiable assets
Domestic	$510,483	$551,915
Foreign
West Africa	107,909	117,725
Middle East	44,912	40,955
Southeast Asia	11,427	15,216
Other	28,364	18,954

Total	$703,095	$744,765

Vessels and equipment
Domestic	$542,003	$545,613
Foreign
West Africa	94,645	94,285
Middle East	31,542	27,887
Southeast Asia	11,427	16,771

	679,617	684,556
General corporate	8,842	8,772

	688,459	693,328
Less: accumulated depreciation	(143,290)	(103,957)

Total	$545,169	$589,371

13.   Fair Value of Financial Instruments

        The following methods and assumptions were used to estimate the fair value of financial instruments included in the following categories:

        Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Accounts Payable and Accrued Liabilities.    The carrying amounts reported in the balance sheet approximate fair value due to the short-term nature of such instruments.

        New Credit Facility and Title XI.    The New Credit Facility and Title XI obligations provide for interest and principal payments at various rates and dates as discussed in Note 3. The Company estimates the fair value of such obligations using a discounted cash flow analysis at estimated market rates. The following table presents the carrying value and fair value of the financial instruments at December 31, 2002 and 2001 (in millions):

	December 31,
	2002		2001
Issue	Carrying Value	Fair Value	Carrying Value	Fair Value
New Credit Facility	$178.7	$178.7	$—	$—
Title XI	$234.5	257.5	241.6	246.5

        Notes Payable and Capital Lease Obligations.    The carrying amounts reported in the balance sheet approximate fair value determined using a discounted cash flow analysis at estimated market rates.

14.   Extraordinary Items

        In connection with the closing of the new equity investment and New Credit Facility in September 2002, the Company redeemed all of its 12.5% Secured Notes due 2007 and repaid its then existing bank debt.

        The carrying value of the Senior Notes and bank debt at the time of the redemption and repayment was $225.2 million, net of unamortized discount and unamortized financing costs. The price paid to retire the Senior Notes and bank debt was $253.0 million. As a result, $27.8 million was recorded as a loss on early extinguishment of debt, consisting of the write-off of the unamortized financing costs on the Senior Notes and bank debt of $9.7 million, unamortized original issue discount on the Senior Notes of $14.1 million and contractual redemption premiums on the Senior Notes of $4.0 million. The tax benefit, net of the recorded valuation allowance, was zero.

15.   Sale of Assets of Sun State and Port Arthur

        On March 22, 2002, the Company closed on the sale of the marine transportation assets and trade name of Sun State for $3.9 million in cash. The assets consisted of tugs, barges and fuel inventory with a carrying value of $4.3 million. The name of this company was subsequently changed to Seabulk Marine Services, Inc. The Company recognized a loss on the disposal of these assets of approximately $440,000.

        On May 20, 2002, the Company closed on the sale of the marine terminal facility assets at Port Arthur, Texas for $3.0 million. Fifty percent of the proceeds ($1.5 million) were received at closing in cash and the remainder will be deferred and received over the next three years in the form of either cash or shipyard repair credits from the buyer. The assets consisted of land, an office building, docks and parking and warehouse storage facilities with a carrying value of $1.3 million. As a result, the Company recognized a gain of $1.7 million.

        On July 9, 2002, the Company closed on the sale of the drydock and related shipyard equipment assets of Seabulk Marine Services, Inc. (formerly Sun State Marine Services, Inc.) for $450,000. The Company has no remaining operations at the Sun State location.

16.   Liquidity

        At December 31, 2002, the Company had working capital of approximately $26.3 million. Day rates and utilization for offshore vessels working in the Gulf of Mexico continued to be weak, a trend that began in September 2001. The slowdown in the domestic offshore market was offset in part by continued strength in the Company's international offshore operations, where day rates remained strong during the year and contributed to increased revenue in West Africa and the Middle East, and in part by the improved performance of the marine transportation segment. The increased revenue in the offshore business in West Africa and the Middle East was driven by exploration and production spending as major oil companies continued to proceed with oil exploration and development programs outside the United States. Since the September 11, 2001 attacks, the subsequent war on terrorism and then commencement of the war in Iraq, the U.S. economy continues to be subject to pressure. As we enter 2003, the timing of a recovery in the domestic offshore segment is still not certain. However, the increases in oil and natural gas prices during the fourth quarter of 2002 and the early part of 2003 reinforce the potential for an upturn in domestic exploration and development activity in the latter half of 2003. We do expect earnings in 2003 from the offshore segment to improve compared to 2002. The Company also expects to benefit in 2003 from higher earnings in its marine transportation business as a result of a full year of higher time charter rates for certain tankers.

        The Company's capital requirements arise primarily from its need to service debt, fund working capital and maintain and improve its vessels. The Company anticipates capital requirements for debt service, vessel maintenance and fleet improvements in 2003 to total approximately $98 million and expects that cash flow from operations will continue to be a significant source of funds for its working capital and capital requirements.

        The Company's credit agreement contains certain restrictive financial covenants that, among other things, requires minimum levels of EBITDA and tangible net worth. The Company is in compliance with such covenants at December 31, 2002 and expects to be in compliance through the balance of 2003 based on current financial projections. However, the Company's financial projections contain assumptions with respect to economic recovery beginning in the second quarter of 2003 in the underperforming U.S. Gulf offshore market. If the economic recovery does not occur, or occurs later or to a lesser extent than the current forecasts, the Company will need to reduce operating expenses to maintain compliance.

        Management continues implementation of certain initiatives in an effort to improve profitability and liquidity. These initiatives include (1) selective acquisitions and charters of additional vessels, (2) repositioning certain vessels to take advantage of higher day rates, (3) selling unprofitable vessels, and (4) eliminating non-essential operating and overhead expenses. Management believes that its expense reduction initiatives will be sufficient to meet its financial covenants if the forecasted U.S. Gulf is other than expected.

        Management recognizes that unforeseen events or business conditions, including unexpected deterioration in its markets, could prevent the Company from having sufficient liquidity to fund its operations or meeting targeted financial covenants.

        If unforeseen events or business conditions prevent the Company from having sufficient liquidity to fund its operations, the Company has alternative sources including additional asset sales, and deferral of capital expenditures, which should enable it to satisfy essential capital requirements. If the Company does not meet its financial covenants, the Company would be required to seek an amendment or waiver to avoid default. While the Company believes it could successfully implement alternative plans, if necessary, there can be no assurance that such alternatives would be available or that the Company would be successful in their implementation.

17.   Subsequent Events

        In January 2003, the Company took delivery of the Seabulk Africa, a newbuild, state-of-the-art, 236-foot, 5500 horsepower UT-755L platform supply vessel. The vessel is expected to join the Company's West African fleet. The Seabulk Africa was acquired for cash of approximately $16 million and will be financed in April 2003 by means of a sale leaseback arrangement with TransAmerica Capital for a lease term of 10 years, after which the Company will have an option to acquire the vessel.

        On March 7, 2003, the Company formed a joint venture company in Nigeria, named Modant Seabulk Nigeria Limited, with CTC International, Inc., a company owned by Nigerian interests. The Company will sell five of its crewboats operating in Nigeria to a related joint venture with CTC International in April 2003. Modant Seabulk Nigeria Limited will operate crewboats in Nigeria. Seabulk Offshore will provide certain management services for the joint venture.

        On March 27, 2003, the Canaveral Port Authority served a sixty day notice of termination of the exclusive franchise to Port Canaveral Towing. Port Canaveral Towing intends to continue its operations on a non-exclusive basis at Port Canaveral.

18.   Selected Quarterly Financial Information (unaudited)

        The following information is presented as supplementary financial information for 2002 and 2001 (in thousands, except per share information):

Year Ended December 31, 2002	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	$83,199	$81,639	$80,369	$78,790
Income from operations	11,968	8,540	10,025	5,873
Loss before extraordinary item	(2,286)	(4,367)	(2,757)	(1,637)
Net loss(a)	(2,286)	(4,367)	(30,580)	(1,637)
Net loss per common share—basic and Diluted(b):
Loss before extraordinary item	$(0.22)	$(0.41)	$(0.21)	$(0.07)
Net loss	$(0.22)	$(0.41)	$(2.37)	$(0.07)
Year Ended December 31, 2001	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	$81,420	$91,424	$89,720	$84,166
Income from operations	8,409	18,903	18,565	3,211
Net (loss) income	(7,233)	2,750	2,907	(10,385)
Net (loss) earnings per common share—basic(b)	$(0.71)	$0.27	$0.28	$(0.99)
Net (loss) earnings per common share—assuming dilution(b)	$(0.71)	$0.27	$0.28	$(0.99)

(a)
Includes loss on early extinguishment of debt of $27.8 million in the third quarter of 2002 (see Note 14).

(b)
The sum of the four quarters' (loss) earnings per share will not necessarily equal the annual earnings per share, as the computations for each quarter are independent of the annual computation.

19.   Supplemental Condensed Consolidating Financial Information

        On August 5, 2003, the Company completed the offering of $150 million of Senior Notes ("Notes") due 2013 through a private placement eligible for resale under Rule 144A and Regulation S. The net proceeds of the offering were used to repay a portion of the Company's indebtedness under its existing $180 million credit facility. Interest on the Notes will be payable semi-annually in arrears, commencing on February 15, 2004. The interest rate on the Notes sold to private investors is 9.50%. The Notes are senior unsecured obligations guaranteed by certain of the Company's U.S. subsidiaries. The Notes are subject to certain covenants, including, among other things, limiting the Company's and certain U.S. subsidiaries' ability to incur additional indebtedness or issue preferred stock, pay dividends to stockholders, and make investments or sell assets.

        In connection with the Notes offering, the Company amended and restated its existing $180 million credit facility. The amended credit facility consists of an $80 million revolving credit facility and has a five-year maturity. The amended credit facility is subject to semi-annual reductions commencing February 5, 2004. It is secured by first liens on certain of the Company's vessels (excluding vessels financed with Title XI financing and certain other vessels) and the stock of certain subsidiaries and will be guaranteed by certain subsidiaries. The amended credit facility is subject to various financial covenants, including minimum ratios of adjusted EBITDA to adjusted interest expense and a minimum ratio of adjusted funded debt to adjusted EBITDA.

        The restricted subsidiaries presented below represent the Company's subsidiaries that will be subject to the terms and conditions outlined in the indenture governing the senior notes. Only certain of the restricted subsidiaries, representing the domestic restricted subsidiaries, will guarantee the notes, jointly and severally, on a senior unsecured basis. The non-guarantor unrestricted subsidiaries presented below represent the subsidiaries that own the five double-hull tankers which are financed by the Title XI debt with recourse to these tankers and the subsidiaries that own them. These subsidiaries are designated as unrestricted subsidiaries under the indenture governing the senior notes and will not guarantee the notes.

        Supplemental financial information for the Company and its guarantor restricted subsidiaries, non-guarantor restricted subsidiaries and non-guarantor unrestricted subsidiaries for the senior notes is presented below.

Condensed Consolidating Balance Sheet

(in thousands)

	As of December 31, 2002
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non- Wholly Owned Guarantor Restricted Subsidiaries	Non- Guarantor Restricted Subsidiaries	Non- Guarantor Unrestricted Subsidiaries	Eliminations	Consolidated Total
Assets
Current assets:
Cash and temporary investments	$12,316	$413	$13	$4,802	$19,644	$—	$37,188
Trade accounts receivable	580	15,051	723	28,239	1,394	—	45,987
Insurance claims receivable & other	797	3,415	2	8,890	381	—	13,485
Restricted cash	—	—	—	1,337	—	—	1,337
Marine operating supplies	121	1,673	586	3,504	2,255	—	8,139
Due from affiliates	—	84,113	—	134,054	—	(218,167)	—
Prepaid & other	652	803	28	1,033	186	—	2,702

Total current assets	14,466	105,468	1,352	181,859	23,860	(218,167)	108,838
Vessels and equipment, net	39,944	153,705	32,052	93,259	226,209	—	545,169
Deferred costs, net	8,243	7,528	1,840	13,715	6,902	—	38,228
Investments in affiliates	513,909	30,504	—	—	—	(544,413)	—
Due from affiliates	31,478	—	—	—	—	(31,478)	—
Other assets	1,931	3,165	—	5,345	419	—	10,860

Total assets	$609,971	$300,370	$35,244	$294,178	$257,390	$(794,058)	$703,095

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,094	$2,397	$—	$5,783	$69	$—	$11,343
Current maturities of debt	17,586	2,055	—	—	4,674	—	24,315
Current lease obligations	—	3,005	—	—	—	—	3,005
Accrued interest payable	671	393	—	—	669	—	1,733
Due to affiliates	221,424	—	60	—	206	(221,690)	—
Other current liabilities	10,013	3,306	518	27,520	824	—	42,181

Total current liabilities	252,788	11,156	578	33,303	6,442	(221,690)	82,577
Long-Term Liabilities:
Long-term maturities of debt	178,500	21,337	—	—	211,021	—	410,858
Capital lease obligations	—	28,748	—	—	—	—	28,748
Senior notes	—	—	—	—	—	—	—
Due to affiliates	—	—	31,478	—	—	(31,478)	—
Other long-term liabilities	1,883	616	—	944	46	—	3,489

Total long-term liabilities	180,383	50,701	31,478	944	211,067	(31,478)	443,095

Total liabilities	433,171	61,857	32,056	34,247	217,509	(253,168)	525,672

Minority partners equity	—	—	—	—	—	623	623
Total stockholders' equity	176,800	238,513	3,188	259,931	39,881	(541,513)	176,800

Total liabilities and stockholders' equity	$609,971	$300,370	$35,244	$294,178	$257,390	$(794,058)	$703,095

Condensed Consolidating Balance Sheet

(in thousands)

	As of December 31, 2001
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non- Wholly Owned Guarantor Restricted Subsidiaries	Non- Guarantor Restricted Subsidiaries	Non- Guarantor Unrestricted Subsidiaries	Eliminations	Consolidated Total
Assets
Current assets:
Cash and temporary investments	$250	$270	$14	$3,888	$7,209	$—	$11,631
Trade accounts receivable	1,089	18,629	852	27,098	2,420	—	50,088
Insurance claims receivable & other	2,896	5,781	—	7,149	456	—	16,282
Restricted cash	—	—	—	1,337	—	—	1,337
Marine operating supplies	45	3,070	457	3,625	2,852	—	10,049
Due from affiliates	—	74,349	—	123,866	—	(198,215)	—
Prepaid & other	864	844	30	988	258	—	2,984

Total current assets	5,144	102,943	1,353	167,951	13,195	(198,215)	92,371
Vessels and equipment, net	44,548	166,678	33,617	109,451	235,077	—	589,371
Deferred costs, net	16,107	10,067	370	14,187	8,168	—	48,899
Investments in affiliates	522,763	24,837	—	—	—	(547,600)	—
Due from affiliates	31,121	—	—	—	—	(31,121)	—
Other assets	289	7,661	—	6,174	—	—	14,124

Total assets	$619,972	$312,186	$35,340	$297,763	$256,440	$(776,936)	$744,765

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,892	$2,352	$—	$9,103	$824	$—	$18,171
Current maturities of debt	32,056	1,941	—	—	4,370	—	38,367
Current lease obligations	—	2,972	—	—	—	—	2,972
Accrued interest payable	341	420	—	—	694	—	1,455
Due to affiliates	201,121	—	57	—	560	(201,738)	—
Other current liabilities	8,787	4,671	302	23,109	1,850	—	38,719

Total current liabilities	248,197	12,356	359	32,212	8,298	(201,738)	99,684
Long-Term Liabilities:
Long-term maturities of debt	160,887	23,391	—	—	215,696	—	399,974
Capital lease obligations	—	31,768	—	—	—	—	31,768
Senior notes	81,635	—	—	—	—	—	81,635
Due to affiliates	—	—	31,121	—	—	(31,121)	—
Other long-term liabilities	4,567	754	—	808	46	—	6,175

Total long-term liabilities	247,089	55,913	31,121	808	215,742	(31,121)	519,552

Total liabilities	495,286	68,269	31,480	33,020	224,040	(232,859)	619,236

Minority partners equity	—	—	—	—	—	842	842
Total stockholders' equity	124,686	243,917	3,860	264,743	32,400	(544,919)	124,687

Total liabilities and stockholders' equity	$619,972	$312,186	$35,340	$297,763	$256,440	$(776,936)	$744,765

Condensed Consolidating Statement of Operations

(in thousands)

	Year Ended December 31, 2002
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non-Wholly Owned Guarantor Restricted Subsidiaries	Non-Guarantor Restricted Subsidiaries	Non-Guarantor Unrestricted Subsidiaries	Eliminations	Consolidated Total
Revenue	$43,604	$82,881	$12,352	$123,989	$61,284	$(113)	$323,997
Operating expenses	26,398	54,329	7,783	67,546	26,615	(113)	182,558
Overhead expenses	12,257	10,333	885	13,534	1,648	—	38,657
Depreciation, amortization, and drydocking	7,952	17,453	2,313	29,127	9,531	—	66,376

Income (loss) from operations	(3,003)	766	1,371	13,782	23,490	—	36,406
Other expense, net	(2,753)	(9,573)	(2,043)	(12,432)	(16,010)	—	(42,811)

Income (loss) before income taxes	(5,756)	(8,807)	(672)	1,350	7,480	—	(6,405)
Provision (benefit) for income taxes	(1,520)	—	—	6,162	—	—	4,642

Income (loss) before extraordinary item	(4,236)	(8,807)	(672)	(4,812)	7,480	—	(11,047)
Extraordinary loss on extinguishment of debt	(27,823)	—	—	—	—	—	(27,823)

Net income (loss)	$(32,059)	$(8,807)	$(672)	$(4,812)	$7,480	$—	$(38,870)

Condensed Consolidating Statement of Operations

(in thousands)

	Year Ended December 31, 2001
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non-Wholly Owned Guarantor Restricted Subsidiaries	Non-Guarantor Restricted Subsidiaries	Non-Guarantor Unrestricted Subsidiaries	Eliminations	Consolidated Total
Revenue	$33,190	$140,930	$9,826	$107,492	$59,922	$(4,630)	$346,730
Operating expenses	29,117	76,416	4,674	58,182	35,293	(4,355)	199,327
Overhead expenses	12,486	11,521	919	11,526	825	(275)	37,002
Depreciation, amortization and drydocking	6,889	19,138	2,292	22,621	8,973	—	59,913
Write-down of assets for held for sale	—	1,400	—	—	—	—	1,400

Income (loss) from operations	(15,302)	32,455	1,941	15,163	14,831	—	49,088
Other expense, net	(4,527)	(14,730)	(2,004)	(18,194)	(16,384)	—	(55,839)

Income (loss) before income taxes	(19,829)	17,725	(63)	(3,031)	(1,553)	—	(6,751)
Provision for income taxes	—	—	—	5,210	—	—	5,210

Net income (loss)	$(19,829)	$17,725	$(63)	$(8,241)	$(1,553)	$—	$(11,961)

Condensed Consolidating Statement of Operations

(in thousands)

	Year Ended December 31, 2000
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non-Wholly Owned Guarantor Restricted Subsidiaries	Non-Guarantor Restricted Subsidiaries	Non-Guarantor Unrestricted Subsidiaries	Eliminations	Consolidated Total
Revenue	$36,763	$124,459	$8,148	$96,904	$59,335	$(5,126)	$320,483
Operating expenses	26,877	79,853	4,141	61,556	37,650	(4,851)	205,226
Overhead expenses	14,120	12,378	977	11,471	959	(275)	39,630
Depreciation, amortization and drydocking	3,667	15,972	2,211	19,817	8,604	—	50,271

Income (loss) from operations	(7,901)	16,256	819	4,060	12,122	—	25,356
Other income (expense), net	9,826	(8,589)	(2,382)	(31,508)	(16,783)	—	(49,436)

Income (loss) before income taxes	1,925	7,667	(1,563)	(27,448)	(4,661)	—	(24,080)
Provision for income taxes	4,872	—	—	—	—	—	4,872

Net income (loss)	$(2,947)	$7,667	$(1,563)	$(27,448)	$(4,661)	$—	$(28,952)

Condensed Consolidating Statement of Cash Flows

(in thousands)

	Year Ended December 31, 2002
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non-Wholly Owned Guarantor Restricted Subsidiaries	Non-Guarantor Restricted Subsidiaries	Non-Guarantor Unrestricted Subsidiaries	Eliminations	Consolidated Total
Operating activities:
Net cash provided by operating activities	$27,448	$3,070	$2,247	$11,396	$16,892	$—	$61,053
Investing activities:
Expenditures for drydocking	(3,637)	(5,214)	(1,999)	(12,504)	(87)	—	(23,441)
Proceeds from disposals of assets	252	10,049	—	2,374	—	—	12,675
Purchases of vessels and equipment	(315)	(2,837)	(249)	(352)	—	—	(3,753)

Net cash provided by (used in) investing activities	(3,700)	1,998	(2,248)	(10,482)	(87)	—	(14,519)
Financing activities:
Net payments of revolving credit facility	(9,000)	—	—	—	—	—	(9,000)
Proceeds of New Credit Facility	178,800	—	—	—	—	—	178,800
Payments of New Credit Facility	(125)	—	—	—	—	—	(125)
Payments of long-term debt	(164,524)	(1,293)	—	—	—	—	(165,817)
Payments of Senior Notes	(101,499)	—	—	—	—	—	(101,499)
Proceeds of Private Placement, net of issuance costs	90,901	—	—	—	—	—	90,901
Payment of Title XI bonds	(2,150)	(646)	—	—	(4,370)	—	(7,166)
Payments of obligations under capital leases		(2,986)	—	—	—	—	(2,986)
Payment of deferred financing costs for New Credit Facility	(4,128)	—	—	—	—	—	(4,128)
Proceeds from exercise of warrants	1	—	—	—	—	—	1
Proceeds from exercise of stock options	42	—	—	—	—	—	42

Net cash used in financing activities	(11,682)	(4,925)	—	—	(4,370)	—	(20,977)

Increase (decrease) in cash and cash equivalents	12,066	143	(1)	914	12,435	—	25,557
Cash and cash equivalents at beginning of period	250	270	14	3,888	7,209	—	11,631

Cash and cash equivalents at end of period	$12,316	$413	$13	$4,802	$19,644	$—	$37,188

Condensed Consolidating Statement of Cash Flows

(in thousands)

	Year Ended December 31, 2001
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non-Wholly Owned Guarantor Restricted Subsidiaries	Non-Guarantor Restricted Subsidiaries	Non-Guarantor Unrestricted Subsidiaries	Eliminations	Consolidated Total
Operating activities:
Net cash provided by operating activities	$21,759	$19,822	$—	$12,356	$4,961	$7,942	$66,840
Investing activities:
Expenditures for drydocking	(4,299)	(8,638)	—	(15,171)	(1,341)	—	(29,449)
Proceeds from disposals of assets	—	1,738	—	4,837	—	—	6,575
Purchases of vessels and equipment	(278)	(4,942)	—	(3,198)	(864)	—	(9,282)
Redemption of restricted investments	—	—	—	—	2,542	—	2,542
Purchases of restricted investments	—	—	—	—	(1,677)	—	(1,677)
Purchase of minority interests	8,354		—		(936)	(7,942)	(524)

Net cash (used in) provided by investing activities	3,777	(11,842)	—	(13,532)	(2,276)	(7,942)	(31,815)
Financing activities:
Net payments of revolving credit facility	(5,250)	—	—	—	—	—	(5,250)
Payments of long-term borrowings	(18,189)	(1,315)	—	—		—	(19,504)
Repayment of Title XI bonds	(3,583)	(646)	—	—	(4,083)	—	(8,312)
Increase in restricted cash	331	—	—	(1,337)	—	—	(1,006)
Proceeds exercise of warrants	3	—	—	—	—	—	3
Payments of obligations under capital leases	—	(3,558)	—	—	—	—	(3,558)

Net cash used in financing activities	(26,688)	(5,519)	—	(1,337)	(4,083)	—	(37,627)

Increase (decrease) in cash and cash equivalents	(1,152)	2,461	—	(2,513)	(1,398)	—	(2,602)
Cash and cash equivalents at beginning of period	1,402	(2,191)	14	6,401	8,607	—	14,233

Cash and cash equivalents at end of period	$250	$270	$14	$3,888	$7,209	$—	$11,631

Condensed Consolidating Statement of Cash Flows

(in thousands)

	Year Ended December 31, 2000
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non-Wholly Owned Guarantor Restricted Subsidiaries	Non-Guarantor Restricted Subsidiaries	Non-Guarantor Unrestricted Subsidiaries	Eliminations	Consolidated Total
Operating activities:
Net cash provided by (used in) operating activities	$46,864	$18,649	$1,511	$(55,365)	$14,617	$—	$26,276
Investing activities:
Purchases of vessels and equipment	(29,323)	(34,559)	(295)	54,174	(2,044)	—	(12,047)
Expenditures for drydocking	(2,251)	(6,111)	(1,216)	(4,788)	—	—	(14,366)
Redemption of restricted investments	—	—	—	—	2,931	—	2,931
Proceeds from disposals of assets		21,146	—	4,564	—	—	25,710

Net cash provided by (used in) investing activities	(31,574)	(19,524)	(1,511)	53,950	887	—	2,228
Financing activities:
Repayment of short-term borrowings	14,250	—	—	—	—	—	14,250
Repayment of long-term borrowings	(32,390)		—		(1,000)		(33,390)
Repayment of Title XI bonds	—	—	—	—	(9,282)	—	(9,282)
Payment of financing costs	—	(596)	—				(596)
Payments of obligations under capital leases	(579)	(3,721)	—	—	—	—	(4,300)
Proceeds from issuance of common stock	1	—	—	—	—	—	1

Net cash used in financing activities	(18,718)	(4,317)	—	—	(10,282)	—	(33,317)

Increase (decrease) in cash and cash equivalents	(3,428)	(5,192)	—	(1,415)	5,222	—	(4,813)
Cash and cash equivalents at beginning of period	4,830	3,001	14	7,816	3,385	—	19,046

Cash and cash equivalents at end of period	$1,402	$(2,191)	$14	$6,401	$8,607	$—	$14,233

SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except par value data)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$49,078	$37,188
Restricted cash	1,337	1,337
Trade accounts receivable, net of allowance for doubtful accounts of $4,652 and $5,243 in 2003 and 2002, respectively	44,803	45,987
Other receivables	16,639	13,485
Marine operating supplies	7,662	8,139
Prepaid expenses and other	3,683	2,702

Total current assets	123,202	108,838
Vessels and equipment, net	540,637	545,169
Deferred costs, net	33,751	38,228
Other	11,253	10,860

Total assets	$708,843	$703,095

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,939	$11,343
Current maturities of long-term debt	23,690	24,315
Current obligations under capital leases	3,504	3,005
Accrued interest	1,735	1,733
Accrued liabilities and other	45,401	42,181

Total current liabilities	83,269	82,577
Long-term debt	405,964	410,858
Obligations under capital leases	34,019	28,748
Other liabilities	3,463	3,489

Total liabilities	526,715	525,672
Commitments and contingencies
Minority interest	848	623
Stockholders' equity:
Preferred stock, no par value—authorized 5,000; none issued and outstanding	—	—
Common stock—$.01 par value, authorized 40,000 shares; 23,318 and 23,124 shares issued and outstanding in 2003 and 2002, respectively	233	231
Additional paid-in capital	258,981	258,016
Unearned compensation	(832)	(99)
Accumulated deficit	(77,102)	(81,348)

Total stockholders' equity	181,280	176,800

Total liabilities and stockholders' equity	$708,843	$703,095

See accompanying notes.

SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue	$79,924	$81,639	$157,153	$164,838
Operating expenses:
Crew payroll and benefits	20,939	21,854	42,319	44,630
Charter hire	1,923	1,912	3,649	3,709
Repairs and maintenance	6,464	8,041	12,197	14,805
Insurance	2,739	2,603	4,943	5,376
Fuel and consumables	6,106	7,586	12,245	14,915
Port charges and other	4,410	4,744	8,600	9,046

Total operating expenses	42,581	46,740	83,953	92,481
Overhead expenses:
Salaries and benefits	6,023	5,727	11,890	11,554
Office	1,198	1,309	2,417	2,593
Professional fees	694	858	1,604	1,443
Other	1,513	1,832	2,847	3,068

Total overhead expenses	9,428	9,726	18,758	18,658
Depreciation, amortization and drydocking	15,923	16,633	32,417	33,191

Income from operations	11,992	8,540	22,025	20,508
Other (expense) income:
Interest expense	(8,238)	(12,365)	(16,301)	(25,078)
Interest income	123	75	209	137
Minority interest in gains of subsidiaries	(199)	(216)	(227)	(117)
Gain on disposal of assets, net	386	1,482	1,183	1,354
Other	(88)	(142)	(65)	(49)

Total other expense, net	(8,016)	(11,166)	(15,201)	(23,753)

Income (loss) before provision for income taxes	3,976	(2,626)	6,824	(3,245)
Provision for income taxes	1,316	1,741	2,578	3,408

Net income (loss)	$2,660	$(4,367)	$4,246	$(6,653)

Net income (loss) per common share:
Net income (loss) per common share—basic	$0.11	$(0.41)	$0.18	$(0.63)

Net income (loss) per common share—diluted	$0.11	$(0.41)	$0.18	$(0.63)

Weighted average common shares outstanding—basic	23,182	10,529	23,142	10,494

Weighted average common shares outstanding—diluted	23,640	10,529	23,538	10,494

See accompanying notes.

SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2003	2002
Operating activities:
Net income (loss)	$4,246	$(6,653)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of vessels and equipment	21,391	22,139
Amortization of drydocking costs	11,026	11,052
Provision for (recovery of) bad debts	(351)	147
Gains on disposal of assets	(1,183)	(1,354)
Amortization of discount on long-term debt and financing costs	748	2,378
Minority interest in gains of subsidiaries	227	117
Senior and notes payable issued for payment of accrued interest and fees	—	626
Other non-cash items	105	146
Changes in operating assets and liabilities:
Trade accounts and other receivables	(1,968)	5,661
Other current and long-term assets	(1,317)	2,557
Accounts payable and other liabilities	588	(2,036)

Net cash provided by operating activities	33,512	34,780
Investing activities:
Expenditures for drydocking	(7,103)	(12,072)
Proceeds from disposals of assets	8,259	10,882
Purchases of vessels and equipment	(22,535)	(2,204)
Investment in Joint Venture	(400)	—

Net cash used in investing activities	(21,779)	(3,394)
Financing activities:
Net payments of revolving credit facility	—	(4,281)
Payments of existing credit facility	(5,000)	—
Proceeds from long-term debt	6,525	—
Payments of long-term debt	(3,349)	(18,604)
Payments of Title XI bonds	(3,695)	(3,547)
Payments of deferred financing costs	(61)	—
Net proceeds from sale leaseback	13,274	—
Payments of obligations under capital leases	(7,666)	(1,576)
Capitalized issue costs related to issuance of common stock	(27)	(328)
Proceeds from exercise of stock options	155	—
Proceeds from exercise of warrants	1	1

Net cash provided by (used in) financing activities	157	(28,335)

Change in cash and cash equivalents	11,890	3,051
Cash and cash equivalents at beginning of period	37,188	11,631

Cash and cash equivalents at end of period	$49,078	$14,682

Supplemental schedule of noncash investing and financing activities:
Senior and notes payable issued for payment of accrued interest and fees	$—	$626

Vessels exchanged for drydock expenditures	$—	$900

Reactivation of two vessels previously classified as assets held for sale	$—	$1,682

See accompanying notes.

SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.     Organization and Basis of Presentation

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with Article 10 of Regulation S-X. The consolidated balance sheet at December 31, 2002 has been derived from the audited financial statements at that date. The unaudited condensed consolidated financial statements and the consolidated balance sheet do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. All adjustments which, in the opinion of management, are considered necessary for a fair presentation of the results of operations for the periods shown are of a normal recurring nature and have been reflected in the unaudited condensed consolidated financial statements. The results of operations for the periods presented are not necessarily indicative of the results expected for the full fiscal year or for any future period. The information included in these unaudited condensed consolidated financial statements should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations contained in this report and the consolidated financial statements and accompanying notes included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Except net income (loss), the Company has no material components of comprehensive income (loss).

        Certain financial statement reclassifications have been made to conform prior period data to the 2003 financial statement presentation.

2.     Senior Notes Offering

        On August 5, 2003, the Company completed the offering of $150 million of Senior Notes ("Notes") due 2013 through a private placement eligible for resale under Rule 144A and Regulation S. The net proceeds of the offering were used to repay a portion of the Company's indebtedness under its $180 million credit facility. Interest on the Notes will be payable semi-annually in arrears, commencing on February 15, 2004. The average interest rate on the Notes sold to private institutional investors is 9.50%. The Notes are senior unsecured obligations guaranteed by certain of the Company's U.S. subsidiaries. The Notes are subject to certain covenants, including, among other things, limiting the Parent's and certain U.S. subsidiaries' ability to incur additional indebtedness or issue preferred stock, pay dividends to stockholders, and make investments or sell assets.

        In connection with the Notes offering, the Company amended and restated its credit facility. The amended credit facility consists of an $80 million revolving credit facility and has a five-year maturity. The amended credit facility is subject to semi-annual reductions commencing February 5, 2004. It is secured by first liens on certain of the Company's vessels (excluding vessels financed with Title XI financing and some of its other vessels) and stock of certain subsidiaries and will be guaranteed by certain subsidiaries. The amended credit facility is subject to various financial covenants, including minimum ratios of adjusted EBITDA to adjusted interest expense, a minimum ratio of adjusted funded debt to adjusted EBITDA, and a minimum net worth requirement.

3.     Vessel Acquisitions

        In January 2003, the Company took delivery of the Seabulk Africa, a newbuild, state-of-the art, 236-foot, 5,500 horsepower UT-755L platform supply vessel. The vessel has joined the Company's West African fleet. The Seabulk Africa and related improvements were acquired for cash of approximately $17.8 million and financed in April 2003 by means of a sale leaseback arrangement with TransAmerica

Capital for a lease term of 10 years, under which the Company will have an option to acquire the vessel after 8 years at a fixed price. The lease will be accounted for as a capital lease.

        The Company also took delivery of two newbuild vessels as bareboat charterer in February and March 2003. The Seabulk Badamyar is a 3800-horsepower anchor handling tug/supply vessel and Seabulk Nilar is a 3800-horsepower platform supply vessel. The Company is bareboat chartering the vessels from the shipbuilder, the Labroy Group in Indonesia, for deployment under time charters with a major international oil company in the Southeast Asia market. The term of each bareboat charter is three years with an option to purchase the vessel at fair market value at the end of the term. The leases will be accounted for as an operating leases.

        In April 2003, the Company terminated a capital lease with TA Marine Inc. for the Seabulk Arizona and acquired the vessel for $6.9 million. The Seabulk Arizona is a 1998 built, 205-foot, 4,200 horsepower supply vessel. Financing was in the form of a 5-year, $6.5 million term loan provided by Orix Financial Services, Inc. with an interest rate of 5.81%.

        In June 2003, the Company purchased a Brazilian-flag line handling vessel for operations in Brazil for $2.5 million. The Company also executed, and made a down payment under, a vessel construction agreement in April 2003, through its newly formed Brazilian subsidiary, with a Brazilian shipyard for the construction of a modern platform supply vessel for a purchase price of $16.7 million for offshore energy support operations in Brazil. This vessel is expected to be completed in the third quarter of 2004. As of June 30, 2003, the Company had spent approximately $835,000 on the construction of the vessel. In August 2003, the Company entered into a second construction agreement, and made a down payment of $825,000, with the same yard, Promar, for a second identical vessel, to be delivered in the fourth quarter of 2004, for $16.5 million. In anticipation of such operations, the Company has established a Brazilian maritime subsidiary called Seabulk Offshore do Brazil S.A.

        In September 2003, the Company entered into a 5 year bareboat charter with purchase option for a newly built anchor handler, the Seabulk South Atlantic, and in October 2003, entered into a 5 year bareboat charter with purchase option for a newly built platform supply vessel, the Seabulk Asia. We also purchased a small tender. All three vessels have been deployed in West Africa.

4.     Joint Venture Agreements

        In March 2003, the Company formed a joint venture company in Nigeria, named Modant Seabulk Nigeria Limited, with CTC International, Inc., a company owned by Nigerian interests. The Company has a 40% interest in Modant Seabulk Nigeria Limited. The Company also sold five of its crewboats operating in Nigeria to joint venture companies related to CTC International in April 2003 for $2 million. As a part of the proceeds of sale, the Company invested $400,000 and acquired a 20% interest in these joint venture companies. Modant Seabulk Nigeria Limited operates the crewboats. Seabulk Offshore provides certain management services for the joint venture. The Company has not guaranteed any debt of the joint venture, nor is the Company required to provide additional funding.

        In September 2003, the Company entered into a joint venture agreement and formed a joint venture company called Angobulk SARL with Angola Drilling Company. The Company intends to bareboat charter offshore vessels to this joint venture and provide certain ship management services for operations in Angola.

5.     Income Taxes

        For the three and six months ended June 30, 2003 and 2002, a gross deferred tax liability and benefit, respectively, was computed using an estimated annual effective tax rate of 36%. Management has recorded a valuation allowance at June 30, 2003 and 2002 to reduce the net deferred tax assets to an amount that will more likely than not be realized. After application of the valuation allowance, the net deferred tax assets are zero. The current provision for income taxes for the three and six-month periods ended June 30, 2003 and 2002 represents taxes withheld on foreign source revenue.

6.     Net Income (Loss) Per Common Share

        The following table sets forth the computation of basic and diluted net income (loss) per share for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
	(in thousands, except for per share data)
Numerator for basic and diluted net income (loss) per share—net income (loss) available to common shareholders	$2,660	$(4,367)	$4,246	$(6,653)

Denominator for basic net income per share-weighted average shares	23,182	10,529	23,142	10,494
Effects of dilutive securities:
Stock options	268	—	196	—
Warrants	164	—	186	—
Restricted shares	26	—	14	—

Dilutive potential common shares	458	—	396	—

Denominator for diluted net income per share-adjusted weighted average shares and assumed conversions	23,640	10,529	23,538	10,494

Net income (loss) per share—basic	$0.11	$(0.41)	$0.18	$(0.63)

Net income (loss) per share—diluted	$0.11	$(0.41)	$0.18	$(0.63)

        The weighted average diluted common shares outstanding for the three and six months ended June 30, 2003 and 2002 excludes 100,000 and 820,334 options, respectively. Additionally, 250,000 and 459,775 warrants are excluded from the weighted average diluted common shares outstanding for the three and six months ended June 30, 2003 and 2002, respectively. These common stock equivalents are excluded because they are antidilutive.

7.     Segment Information

        The Company organizes its business principally into three segments. The Company does not have significant intersegment transactions. These segments and their respective operations are as follows:

    Offshore Energy Support (Seabulk Offshore)—Offshore energy support includes vessels operating in U.S. and foreign locations used primarily to transport materials, supplies, equipment and personnel to drilling rigs and to support the construction, positioning and ongoing operations of oil and gas production platforms.

    Marine Transportation Services (Seabulk Tankers)—Marine transportation services includes oceangoing vessels used to transport chemicals, fuel and other petroleum products, primarily from chemical manufacturing plants, refineries and storage facilities along the U.S. Gulf of Mexico coast to industrial users and distribution facilities in and around the Gulf of Mexico, Atlantic and Pacific coast ports. Certain of the vessels also transport crude oil within Alaska and among Alaska, the Pacific coast and Hawaiian ports.

    Towing (Seabulk Towing)—Harbor and offshore towing services are provided by tugs to vessels utilizing the ports in which the tugs operate, and to vessels at sea to the extent required by offshore commercial contract opportunities and by environmental regulations, casualties or other emergencies.

        The Company evaluates performance by operating segment. Also, within the offshore energy support segment, the Company performs additional performance evaluations of vessels marketed in U.S. and foreign locations. Resources are allocated based on segment profit or loss from operations, before interest and taxes.

        Revenue by segment and geographic area consists only of services provided to external customers, as reported in the Statements of Operations. Income from operations by geographic area represents net revenue less applicable costs and expenses related to that revenue. Unallocated expenses are primarily comprised of general and administrative expenses of a corporate nature.

        The following schedules present segment and geographic information about the Company's operations (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue
Offshore energy support	$39,230	$44,061	$77,068	$87,372
Marine transportation services	31,750	29,656	61,927	61,581
Towing	9,012	7,983	18,301	16,043
Eliminations(1)	(68)	(61)	(143)	(158)

Total	$79,924	$81,639	$157,153	$164,838

Operating expenses
Offshore energy support	$23,015	$25,092	$46,217	$48,682
Marine transportation services	14,113	16,532	27,770	34,202
Towing	5,521	4,879	10,109	9,446
General Corporate	—	298	—	309
Eliminations(1)	(68)	(61)	(143)	(158)

Total	$42,581	$46,740	$83,953	$92,481

Depreciation, amortization and drydocking
Offshore energy support	$9,901	$11,216	$20,590	$21,718
Marine transportation services	4,604	4,514	9,158	9,062
Towing	992	810	1,818	1,570
General corporate	426	93	851	841

Total	$15,923	$16,633	$32,417	$33,191

Income (loss) from operations
Offshore energy support	$1,724	$3,320	$962	$8,437
Marine transportation services	11,964	7,327	23,047	15,583
Towing	1,242	1,181	3,895	2,763
General corporate	(2,938)	(3,288)	(5,879)	(6,275)

Total	$11,992	$8,540	$22,025	$20,508

Net income (loss)
Offshore energy support	$(2,160)	$(4,979)	$(6,264)	$(7,445)
Marine transportation services	7,343	3,571	14,014	6,258
Towing	369	(128)	2,334	151
General Corporate	(2,892)	(2,831)	(5,838)	(5,617)

Total	$2,660	$(4,367)	$4,246	$(6,653)

Geographic revenue
Domestic	$51,022	$49,353	$99,249	$102,923
Foreign
West Africa	19,765	22,455	39,729	42,871
Middle East	5,356	5,780	10,833	11,839
Southeast Asia	3,781	4,051	7,342	7,205

Consolidated geographic revenue	$79,924	$81,639	$157,153	$164,838

(1)
Eliminations of intersegment towing revenue and intersegment marine transportation operating expense.

8.     Commitments and Contingencies

        Under United States law, "United States persons" are prohibited from business activities and contracts in certain countries, including Sudan and Iran. The Company has filed three reports with and submitted documents to the Office of Foreign Asset Control ("OFAC") of the U.S. Department of Treasury. One of the reports was also filed with the Bureau of Export Administration of the U.S. Department of Commerce. The reports and documents related to certain limited charters with third parties involving three of the Company's vessels which called in the Sudan for several months in 1999 and January 2000, and charters with third parties involving several of the Company's vessels which called in Iran in 1998. In March 2003, the Company received notification from OFAC that the case has been referred to its Civil Penalties Division. Should OFAC determine that these activities constituted violations of the laws or regulations, civil penalties, including fines, could be assessed against the

Company. The Company cannot predict the extent of such penalties; however, management does not believe the outcome of these matters will have a material impact on its financial position or results of operations.

        The Company was sued by Maritime Transportation Development Corporation (MTDC) in January 2002 in Florida state court in Broward County alleging broker commissions due since 1998 from charters on two of its vessels, the Seabulk Magnachem and Seabulk Challenger, under an alleged broker commission agreement. MTDC was controlled by the founders of the Company's predecessor company. The claim allegedly continues to accrue. The amount alleged to be due is over $500,000, but is subject to offset claims and defenses by the Company. The Company is vigorously defending such charges and believes that it has good defenses, but the Company cannot predict the ultimate outcome.

        Under the Company's mutual protection and indemnity marine insurance policy, the Company could be liable for additional premiums to cover investment losses and reserve shortfalls experienced by its marine insurance club (Steamship). The maximum potential amount of additional premiums that can be assessed by Steamship is substantial, however, additional premiums can only be assessed for open policy years. Steamship usually closes a policy year approximately three years after the policy year has ended. As of August 1, 2003, completed policy years 2000-2002 are still open, but there have been no additional premiums assessed for these policy years. The Company will record a liability for any such additional premiums when they are assessed and the amount can be reasonably estimated.

        From time to time, the Company is also party to personal injury and property damage claims litigation arising in the ordinary course of its business. Protection and Indemnity marine liability insurance covers large claims in excess of the Company's significant deductibles and self-insured retentions.

9.     Stock-Based Compensation

        As permitted by SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related interpretations in accounting for its employee stock-based transactions and has complied with the disclosure requirements of SFAS 123. Under APB 25, compensation expense is calculated at the time of option grant based upon the difference between the exercise prices of the option and the fair market value of the Company's common stock at the date of grant recognized over the vesting period.

        On December 31, 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. SFAS No. 148 amends SFAS 123 to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure provisions of SFAS 123 to require expanded disclosure of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements.

        The Company uses the Black-Scholes option valuation model to determine the fair value of options granted under the Company's stock option plans. Had compensation expense for the stock option grants been determined based on the fair value at the grant date for awards consistent with the methods of SFAS No. 123, the Company's net income (loss) would have changed the pro forma amounts presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net income (loss), as reported	$2,660	$(4,367)	$4,246	$(6,653)
Stock-based compensation expense determined under the fair value method	$(473)	$(531)	$(697)	$(769)

Pro forma net income (loss)	$2,187	$(4,898)	$3,549	$(7,422)

Net income (loss) per common share:
Basic-as reported	$0.11	$(0.41)	$0.18	$(0.63)

Basic-pro forma	$0.09	$(0.47)	$0.15	$(0.71)

Diluted-as reported	$0.11	$(0.41)	$0.18	$(0.63)

Diluted-pro forma	$0.09	$(0.47)	$0.15	$(0.71)

10.   Recent Accounting Pronouncements

        In June 2001, the Accounting Executive Committee of the American Institute of Certified Public Accountants issued an exposure draft of a proposed Statement of Position ("SOP") entitled Accounting for Certain Costs and Activities Related to Property, Plant and Equipment. Under the proposed SOP, the Company would expense major maintenance costs as incurred and prohibit the use of the deferral of the entire cost of a planned major maintenance activity. Currently, the costs incurred to drydock the Company's vessels are deferred and amortized on a straight-line basis over the period to the next drydocking, generally 30 to 36 months. Management has determined that this SOP, if issued as proposed, would have a material effect on the consolidated financial statements. In the year of adoption, the Company would write-off the net book value of the deferred drydocking costs and record the write-off as a change in accounting principle ($23.2 million as of June 30, 2003). Additionally, all drydock expenditures incurred after the adoption of the SOP would be expensed as incurred.

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 14, and Technical Corrections, which eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect, and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Subsequent to the January 1, 2003 adoption date of the standard, the Company will be required to reclassify to continuing operations amounts previously reported as extinguishments of debt.

        In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses the financial accounting and reporting for costs associated with exit or disposal activities. SFAS No. 146 is effective for fiscal years beginning after December 31, 2002. The adoption of the standard is not expected to have a significant impact on the Company.

        In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45

expands on the accounting guidance of Statements No. 5, 57, and 107 and incorporates without change the provisions of FASB Interpretation No. 34, which is being superseded. FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, it must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor's fiscal year-end. The disclosure requirements in the Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 is not expected to have a significant impact on the Company.

        In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the variable interest entity. The primary beneficiary is defined as the party which, as a result of holding its variable interest, absorbs a majority of the entity's expected losses, receives a majority of its expected residual returns, or both. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company has not yet determined the impact that the adoption of FIN 46 will have on its financial position, results of operations or cash flows.

11.   Supplemental Condensed Consolidated Financial Information

        On August 5, 2003, the Company completed the offering of $150 million of Senior Notes due 2013 through a private placement eligible for resale under Rule 144 A and Regulation S. The net proceeds of the offering were used to repay a portion of the Company's indebtedness under its $180 million credit facility.

        The restricted subsidiaries presented below represent the Company's subsidiaries that will be subject to the terms and conditions outlined in the indenture governing the Senior Notes. Only certain of the restricted subsidiaries, representing the domestic restricted subsidiaries, will guarantee the notes, jointly and severally, on a senior unsecured basis. The non-guarantor unrestricted subsidiaries presented below represent the subsidiaries that own the five double-hull tankers which are financed by the Title XI debt with recourse to these tankers and the subsidiaries that own them. These subsidiaries are designated as unrestricted subsidiaries under the indenture governing the Senior Notes and will not guarantee the notes.

        Supplemental financial information for the Company and its guarantor restricted subsidiaries, non-guarantor restricted subsidiaries and non-guarantor unrestricted subsidiaries for the senior notes is presented below.

Condensed Consolidating Balance Sheet

(in thousands)

	As of June 30, 2003
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non-Wholly Owned Guarantor Restricted Subsidiaries	Non-Guarantor Restricted Subsidiaries	Non-Guarantor Unrestricted Subsidiaries	Eliminations	Consolidated Total
Assets
Current Assets:
Cash and temporary investments	$22,520	$107	$1,501	$6,700	$18,250	$—	$49,078
Trade accounts receivable	851	12,262	796	29,299	1,595	—	44,803
Insurance claims receivable & other	861	4,882	—	10,371	525	—	16,639
Restricted cash	—	—	—	1,337	—	—	1,337
Marine operating supplies	101	1,604	529	3,230	2,198	—	7,662
Due from affiliates	—	90,078	—	124,554	12,541	(227,173)	0
Prepaid & other	448	449	29	2,267	490	—	3,683

Total current assets	24,781	109,382	2,855	177,758	35,599	(227,173)	123,202
Vessels and equipment, net	37,501	143,166	31,116	107,079	221,775	—	540,637
Deferred costs, net	6,586	7,313	1,431	12,126	6,295	—	33,751
Investments in affiliates	515,777	—	—	—	—	(515,777)	—
Due from affiliates	31,145	—	—	—	—	(31,145)	—
Other assets	1,896	2,129	—	1,843	5,385	—	11,253

Total assets	$617,686	$261,990	$35,402	$298,806	$269,054	$(774,095)	$708,843

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$603	$2,120	—	$6,216	—	—	$8,939
Current maturities of debt	16,086	2,768	—	—	4,836	—	23,690
Current lease obligations	1,007	2,497	—	—	—	—	3,504
Accrued interest payable	758	308	—	—	669	—	1,735
Due to affiliates	223,588	—	60	—	—	(223,648)	—
Other current liabilities	9,119	3,102	320	32,111	749	—	45,401

Total current liabilities	251,161	10,795	380	38,327	6,254	(223,648)	83,269
Long term liabilities:
Long term maturities of debt	171,375	26,027	—	—	208,562	—	405,964
Capital lease obligations	12,102	21,917	—	—	—	—	34,019
Senior notes	—	—	—	—	—	—	—
Due to affiliates	—	—	31,145	—	—	(31,145)	—
Other long term liabilities	1,768	565	—	1,082	48	—	3,463

Total long term liabilities	185,245	48,509	31,145	1,082	208,610	(31,145)	443,446

Total liabilities	436,406	59,304	31,525	39,409	214,864	(254,793)	526,715

Minority partners equity	—	—	—	—	—	848	848
Total stockholders' equity	181,280	202,686	3,877	259,397	54,190	(520,150)	181,280

Total liabilities and stockholders' equity	$617,686	$261,990	$35,402	$298,806	$269,054	$(774,095)	$708,843

Condensed Consolidating Balance Sheet

(in thousands)

	As of December 31, 2002
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non- Wholly Owned Guarantor Restricted Subsidiaries	Non- Guarantor Restricted Subsidiaries	Non- Guarantor Unrestricted Subsidiaries	Eliminations	Consolidated Total
Assets
Current assets:
Cash and temporary investments	$12,316	$413	$13	$4,802	$19,644	$—	$37,188
Trade accounts receivable	580	15,051	723	28,239	1,394	—	45,987
Insurance claims receivable & other	797	3,415	2	8,890	381	—	13,485
Restricted cash	—	—	—	1,337	—	—	1,337
Marine operating supplies	121	1,673	586	3,504	2,255	—	8,139
Due from affiliates	—	84,113	—	134,054	—	(218,167)	—
Prepaid & other	652	803	28	1,033	186	—	2,702

Total current assets	14,466	105,468	1,352	181,859	23,860	(218,167)	108,838
Vessels and equipment, net	39,944	153,705	32,052	93,259	226,209	—	545,169
Deferred costs, net	8,243	7,528	1,840	13,715	6,902	—	38,228
Investments in affiliates	513,909	30,504	—	—	—	(544,413)	—
Due from affiliates	31,478	—	—	—	—	(31,478)	—
Other assets	1,931	3,165	—	5,345	419	—	10,860

Total assets	$609,971	$300,370	$35,244	$294,178	$257,390	$(794,058)	$703,095

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,094	$2,397	$—	$5,783	$69	$—	$11,343
Current maturities of debt	17,586	2,055	—	—	4,674	—	24,315
Current lease obligations	—	3,005	—	—	—	—	3,005
Accrued interest payable	671	393	—	—	669	—	1,733
Due to affiliates	221,424	—	60	—	206	(221,690)	—
Other current liabilities	10,013	3,306	518	27,520	824	—	42,181

Total current liabilities	252,788	11,156	578	33,303	6,442	(221,690)	82,577
Long-Term Liabilities:
Long-term maturities of debt	178,500	21,337	—	—	211,021	—	410,858
Capital lease obligations	—	28,748	—	—	—	—	28,748
Senior notes	—	—	—	—	—	—	—
Due to affiliates	—	—	31,478	—	—	(31,478)	—
Other long-term liabilities	1,883	616	—	944	46	—	3,489

Total long-term liabilities	180,383	50,701	31,478	944	211,067	(31,478)	443,095

Total liabilities	433,171	61,857	32,056	34,247	217,509	(253,168)	525,672

Minority partners equity	—	—	—	—	—	623	623
Total stockholders' equity	176,800	238,513	3,188	259,931	39,881	(541,513)	176,800

Total liabilities and stockholders' equity	$609,971	$300,370	$35,244	$294,178	$257,390	$(794,058)	$703,095

Condensed Consolidating Statement of Operations

(in thousands)

	Three Months Ended June 30, 2003
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non-Wholly Owned Guarantor Restricted Subsidiaries	Non-Guarantor Restricted Subsidiaries	Non-Guarantor Unrestricted Subsidiaries	Eliminations	Consolidated Total
Revenue	$11,872	$19,340	$3,909	$28,902	$15,920	$(19)	$79,924
Operating expenses	5,720	12,736	2,064	15,751	6,329	(19)	42,581
Overhead expenses	2,865	2,352	234	3,535	442	—	9,428
Depreciation, amortization and drydocking	1,929	3,828	702	7,082	2,382	—	15,923

Income from operations	1,358	424	909	2,534	6,767	—	11,992
Other expense, net	(121)	(2,446)	(306)	(1,192)	(3,951)	—	(8,016)

Income (loss) before income taxes	1,237	(2,022)	603	1,342	2,816	—	3,976
Provision for income taxes	—	—	—	1,316	—	—	1,316

Income (loss) before extraordinary item	1,237	(2,022)	603	26	2,816	—	2,660
Extraordinary loss on extinguishments of debt		—	—

Net income (loss)	$1,237	$(2,022)	$603	$26	$2,816	$—	$2,660

Condensed Consolidating Statement of Operations

(in thousands)

	Three Months Ended June 30, 2002
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non-Wholly Owned Guarantor Restricted Subsidiaries	Non-Guarantor Restricted Subsidiaries	Non-Guarantor Unrestricted Subsidiaries	Eliminations	Consolidated Total
Revenue	$9,770	$20,237	$3,954	$32,287	$15,405	$(14)	$81,639
Operating expenses	7,302	12,495	2,004	17,863	7,090	(14)	46,740
Overhead expenses	2,910	3,016	214	3,193	393	—	9,726
Depreciation, amortization and Drydocking	1,956	4,165	572	7,545	2,395	—	16,633

Income (loss) from operations	(2,398)	561	1,164	3,686	5,527	—	8,540
Other expense, net	(321)	(2,173)	(505)	(4,156)	(4,011)	—	(11,166)

Income (loss) before income taxes	(2,719)	(1,612)	659	(470)	1,516	—	(2,626)
Provision for income taxes	—	—	—	1,741	—	—	1,741

Income (loss) before extraordinary item	(2,719)	(1,612)	659	(2,211)	1,516	—	(4,367)
Extraordinary loss on extinguishments of debt	—	—	—	—	—	—	—

Net income (loss)	$(2,719)	$(1,612)	$659	$(2,211)	$1,516	$—	$(4,367)

Condensed Consolidating Statement of Operations

(in thousands)

	Six Months Ended June 30, 2003
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non-Wholly Owned Guarantor Restricted Subsidiaries	Non-Guarantor Restricted Subsidiaries	Non-Guarantor Unrestricted Subsidiaries	Eliminations	Consolidated Total
Revenue	$23,757	$37,475	$7,347	$57,904	$30,723	$(53)	$157,153
Operating expenses	11,775	24,457	4,007	31,777	11,990	(53)	83,953
Overhead expenses	5,709	4,885	455	6,907	802	—	18,758
Depreciation, amortization and drydocking	3,867	7,969	1,345	14,473	4,763	—	32,417

Income from operations	2,406	164	1,540	4,747	13,168	—	22,025
Other expense, net	(27)	(3,735)	(851)	(2,701)	(7,887)	—	(15,201)

Income (loss) before income taxes	2,379	(3,571)	689	2,046	5,281	—	6,824
Provision for income taxes	—	—	—	2,578	—	—	2,578

Income (loss) before extraordinary item	2,379	(3,571)	689	(532)	5,281	—	4,246
Extraordinary loss on extinguishments of debt	—	—	—	—	—	—	—

Net income (loss)	$2,379	$(3,571)	$689	$(532)	$5,281	$—	$4,246

Condensed Consolidating Statement of Operations

(in thousands)

	Six Months Ended June 30, 2002
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non-Wholly Owned Guarantor Restricted Subsidiaries	Non-Guarantor Restricted Subsidiaries	Non-Guarantor Unrestricted Subsidiaries	Eliminations	Consolidated Total
Revenue	$20,133	$45,216	$6,909	$61,915	$30,711	$(46)	$164,838
Operating expenses	13,481	27,940	3,955	33,121	14,030	(46)	92,481
Overhead expenses	5,676	5,439	437	6,129	977	—	18,658
Depreciation, amortization and drydocking	3,935	9,005	1,143	14,310	4,798	—	33,191

Income (loss) from operations	(2,959)	2,832	1,374	8,355	10,906	—	20,508
Other expense, net	(703)	(6,333)	(1,019)	(7,640)	(8,058)	—	(23,753)

Income (loss) before income taxes	(3,662)	(3,501)	355	715	2,848	—	(3,245)
Provision for income taxes	—	—	—	3,408	—	—	3,408

Income (loss) before

extraordinary item	(3,662)	(3,501)	355	(2,693)	2,848	—	(6,653)
Extraordinary loss on extinguishments of debt	—	—	—	—	—	—	—

Net income (loss)	$(3,662)	$(3,501)	355	$(2,693)	$2,848	$—	$(6,653)

Condensed Consolidating Statement of Cash Flows

(in thousands)

	Six Months Ended June 30, 2003
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non-Wholly Owned Guarantor Restricted Subsidiaries	Non-Guarantor Restricted Subsidiaries	Non-Guarantor Unrestricted Subsidiaries	Eliminations	Consolidated Total
Net cash provided by operating activities	$6,939	$2,193	$1,488	$21,989	$903	$—	$33,512
Investing activities:
Expenditures for drydocking	(65)	(3,115)	—	(3,923)	—	—	(7,103)
Proceeds from disposals of assets	—	3,607	—	4,652	—	—	8,259
Purchases of vessels and equipment	(1,059)	(1,056)	—	(20,420)	—	—	(22,535)
Investment in Joint Venture	—	—	—	(400)	—	—	(400)

Net cash used in financing activities	(1,124)	(564)	—	(20,091)	—	—	(21,779)
Financing activities:
Payments of existing Credit Facility	(5,000)	—	—	—	—	—	(5,000)
Proceeds from long-term debt	—	6,525	—	—	—	—	6,525
Payments of long-term debt	(2,551)	(798)	—	—	—	—	(3,349)
Payments of Title XI bonds	(1,075)	(323)	—	—	(2,297)	—	(3,695)
Payments of deferred financing costs	(61)	—	—	—	—	—	(61)
Net proceeds from sale leaseback	13,274	—	—	—	—	—	13,274
Payments of obligations under capital leases	(327)	(7,339)	—	—	—	—	(7,666)
Capitalized issue costs related to Issuance of common stock	(27)	—	—	—	—	—	(27)
Proceeds from exercise of stock options	155	—	—	—	—	—	155
Proceeds from exercise of warrants	1	—	—	—	—	—	1

Net cash provided by (used in) financing activities	4,389	(1,935)	—	—	(2,297)	—	157

Increase (decrease) in cash and cash equivalents	10,204	(306)	1,488	1,898	(1,394)	—	11,890
Cash and cash equivalents at beginning of period	12,316	413	13	4,802	19,644	—	37,188

Cash and cash equivalents at end of period	$22,520	$107	$1,501	$6,700	$18,250	$—	$49,078

Condensed Consolidating Statement of Cash Flows

(in thousands)

	Six Months Ended June 30, 2002
	Parent	Wholly Owned Guarantor Restricted Subsidiaries	Non-Wholly Owned Guarantor Restricted Subsidiaries	Non-Guarantor Restricted Subsidiaries	Non-Guarantor Unrestricted Subsidiaries	Eliminations	Condensed Consolidated Total
Net cash provided by (used in) operating activities	$22,161	$(341)	$5	$6,691	$6,264	$—	$34,780
Investing activities:
Expenditures for drydocking	(1,375)	(2,589)	—	(8,021)	(87)	—	(12,072)
Proceeds from disposals of assets	—	7,213	—	2,165	1,504	—	10,882
Purchases of vessels and equipment	(137)	(1,752)	(3)	(312)	—	—	(2,204)

Net cash provided by (used in) investing activities	(1,512)	2,872	(3)	(6,168)	1,417	—	(3,394)
Financing activities:
Net repayment of revolving credit facility	(4,281)	—	—	—	—	—	(4,281)
Payments of long-term borrowings	(17,970)	(634)	—	—	—	—	(18,604)
Payments of Title XI bonds	(1,075)	(323)	—	—	(2,149)	—	(3,547)
Payments of obligations under capital leases	—	(1,576)	—	—	—	—	(1,576)
Capitalization issue costs related to issuance of common stock	(328)	—	—	—	—	—	(328)
Proceeds from exercise of warrants	1	—	—	—	—	—	1

Net cash used in financing activities	(23,653)	(2,533)	—	—	(2,149)	—	(28,335)

Increase (decrease) in cash and cash equivalents	(3,004)	(2)	2	523	5,532	—	3,051
Cash and cash equivalents at beginning of period	250	270	14	3,888	7,209	—	11,631

Cash and cash equivalents at end of period	$(2,754)	$268	$16	$4,411	$12,741	$—	$14,682

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Seabulk America Partnership, Ltd.

        We have audited the accompanying balance sheets of Seabulk America Partnership, Ltd. (a Florida limited partnership) as of December 31, 2002 and 2001, and the related statements of operations, partners' capital and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Partnership's management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seabulk America Partnership, Ltd. at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

                      /s/ Ernst & Young LLP

Miami, Florida
February 25, 2003, except for
Note 5, as to which the date is August 5, 2003.

SEABULK AMERICA PARTNERSHIP, LTD.

BALANCE SHEETS

(in thousands)

	December 31,
	2002	2001
Assets
Investment in affiliate	$2,636	$2,915

Total assets	$2,636	$2,915

Liabilities and partners' capital
Current liabilities:
Due to affiliates	$60	$57

Total current liabilities	60	57
Commitments
Partners' capital:
General partner	631	861
Limited partner	1,945	1,997

Total partners' capital	2,576	2,858

Total liabilities and partners' capital	$2,636	$2,915

See notes to financial statements

SEABULK AMERICA PARTNERSHIP, LTD.

STATEMENTS OF OPERATIONS

(in thousands)

	Year Ended December 31,
	2002	2001	2000
Operating expenses	$3	$4	$6
Other expense:
Equity in net losses of unconsolidated affiliates	(279)	(24)	(649)

Total other expense	(279)	(24)	(649)

Net loss	$(282)	$(28)	$(655)

Allocation of net loss:
General partner	$(230)	$(23)	$(534)
Limited partner	(52)	(5)	(121)

Net loss	$(282)	$(28)	$(655)

See notes to financial statements.

SEABULK AMERICA PARTNERSHIP, LTD.

STATEMENTS OF PARTNERS' CAPITAL

(in thousands)

	General Partner	Limited Partner	Total Partners' Capital
Balance, December 31, 1999	$1,418	$2,123	$3,541
Net loss	(534)	(121)	(655)

Balance, December 31, 2000	884	2,002	2,886
Net loss	(23)	(5)	(28)

Balance, December 31, 2001	861	1,997	2,858
Net loss	(230)	(52)	(282)

Balance, December 31, 2002	$631	$1,945	$2,576

See notes to financial statements

SEABULK AMERICA PARTNERSHIP, LTD.

STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2002	2001	2000
Operating activities
Net loss	$(282)	$(28)	$(655)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in net losses of unconsolidated affiliates	279	24	649
Changes in operating assets and liabilities:
Due to affiliates	3	4	6

Net cash provided by operating activities	—	—	—
Change in cash	—	—	—
Cash at beginning of period	—	—	—

Cash at end of period	$—	$—	$—

See notes to financial statements

SEABULK AMERICA PARTNERSHIP, LTD.

NOTES TO FINANCIAL STATEMENTS

1.     Organization and Description of Business

        Seabulk America Partnership, Ltd. (SAPL or the Partnership), a Florida limited partnership, was formed on September 14, 1983 pursuant to a partnership agreement (the Agreement). SAPL holds a 41.67% limited partnership interest in Seabulk Transmarine Partnership, Ltd. (STPL).    STPL, a Florida limited partnership, owns and operates a chemical transportation carrier, the Seabulk America, within the United States domestic trade. The partners of the Partnership include Seabulk Tankers, Ltd. (STL), a Florida limited partnership (81.59%), as sole general partner, and Stolt Tankers (U.S.A.), Inc., as limited partner (18.41%). STL is a wholly owned subsidiary of Seabulk International, Inc. (SBI or the Parent), a Florida Corporation.

2.     Partnership Agreement

        The general partner is responsible for the management of the Partnership. Pursuant to the Agreement, the general partner and the limited partners (collectively referred to as the Partners) are required to make capital contributions at such times and in such amounts as the general partner requests by notice. No additional capital contributions were required for the years ended December 31, 2002, 2001 and 2000. The Partners are not entitled to withdraw any part of their capital accounts or to receive any distribution from the Partnership except as specifically provided in the Agreement. All net income or net losses of the Partnership are to be allocated to the Partner's capital accounts in proportion to their partnership interests. The Partnership terminates on September 13, 2008, unless sooner terminated, liquidated or dissolved by law or pursuant to the Agreement or unless extended by amendment to the Agreement.

3.     Summary of Significant Accounting Policies

        Investment.    The Partnership's investment in STPL is accounted for using the equity method, and recognizes its proportionate share of the earnings or losses of STPL in the accompanying statements of operations.

        Income Taxes.    No provision for income taxes has been recorded since SAPL is a partnership and taxable income or loss accrues to the Partners.

        Estimates.    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results will differ from those estimates.

        Fair Value of Financial Instruments.    The carrying amounts for due to affiliates reported in the balance sheet approximate fair value due to its short-term nature.

        Recent Accounting Pronouncements.    In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the variable interest entity. The primary beneficiary is defined as the party which, as a result of holding its variable interest, absorbs a majority of the entity's expected losses, receives a majority of its expected residual returns, or both. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15,

2003. The Partnership has not yet determined the impact that the adoption of FIN 46 will have on its financial position, results of operations or cash flows.

        Comprehensive Loss.    For all periods presented, comprehensive loss equals net loss.

4.     Transactions with Affiliates

	2002	2001
	(In Thousands)
Due to SBI	$(58)	$(55)
Due to STL	(2)	(2)

Total due to affiliates	$(60)	$(57)

        The amount payable to SBI represents the net balance as the result of various transactions between the Partnership and SBI. There are no terms of settlement associated with the account balance, but it is non-interest bearing and payable upon demand. The balance is primarily the result of the Partnership's participation in SBI's central cash management program, wherein substantially all the Partnership's cash receipts are remitted from SBI and substantially all cash disbursements are funded by SBI. Other transactions include miscellaneous other administrative expenses incurred by SBI on behalf of the Partnership. SBI provides various administrative services to the Partnership. It is SBI's policy to charge these expenses and all other central operating costs on the basis of direct usage. In the opinion of management, this method is reasonable.

        Transactions in the Due to SBI account for the years ended December 31, 2002, 2001 and 2000 are as follows:

	2002	2001	2000
	(In Thousands)
Balance at beginning of period	$(55)	$(64)	$(58)
Operating expenses	(3)	(4)	(6)
Transfer STPL intercompany receivable to SBI	—	13	—

Balance at end of period	$(58)	$(55)	$(64)

5.     Subsequent Event

        On August 5, 2003, SBI completed the offering of $150 million of Senior Notes ("Notes") due 2013 through a private placement eligible for resale under Rule 144A and Regulation S. The net proceeds of the offering were used to repay a portion of the Parent's indebtedness under its existing $180 million credit facility. Interest on the Notes will be payable semi-annually in arrears, commencing on February 15, 2004. The interest rate on the Notes sold to private investors is 9.50%. The Notes are senior unsecured obligations guaranteed by certain of the Parent's U.S. subsidiaries, including the Partnership. The Notes are subject to certain covenants, including, among other things, limiting the Parent's and certain U.S. subsidiaries' (including the Partnership) ability to incur additional indebtedness or issue preferred stock, pay dividends to stockholders, and make investments or sell assets.

        In connection with the Notes offering, SBI amended and restated its existing $180 million credit facility. The amended credit facility consists of an $80 million revolving credit facility and has a five-year maturity. The amended credit facility is subject to semi-annual reductions commencing February 5, 2004. It is secured by first liens on certain of the Parent's vessels (excluding vessels financed with Title XI financing and certain other vessels) and the stock of certain subsidiaries and will be guaranteed by certain subsidiaries, including the Partnership. The amended credit facility is subject to various financial covenants, including minimum ratios of adjusted EBITDA to adjusted interest expense and a minimum ratio of adjusted funded debt to adjusted EBITDA.

SEABULK AMERICA PARTNERSHIP, LTD.

BALANCE SHEETS (Unaudited)

(in thousands)

	June 30, 2003	December 31, 2002
Assets
Investment in affiliate	$2,923	$2,636

Total assets	$2,923	$2,636

Liabilities and partners' capital
Current liabilities:
Due to affiliates	$60	$60

Total current liabilities	60	60
Commitments and contingencies
Partners' capital:
General partner	865	631
Limited partner	1,998	1,945

Total partners' capital	2,863	2,576

Total liabilities and partners' capital	$2,923	$2,636

See notes to financial statements

SEABULK AMERICA PARTNERSHIP, LTD.

STATEMENTS OF OPERATIONS (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Operating expenses	$—	$2	$—	$3
Other income:
Equity in net earnings of unconsolidated affiliates	251	276	287	149

Total other income	251	276	287	149

Net income	$251	$274	$287	$146

Allocation of net income:
General partner	$205	$225	$234	$122
Limited partner	46	49	53	24

Net income	$251	$274	$287	$146

See notes to financial statements

SEABULK AMERICA PARTNERSHIP, LTD.

STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2003	2002
Operating activities
Net income	$287	$146
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in net earnings of unconsolidated affiliates	(287)	(149)
Changes in operating assets and liabilities:
Due to affiliates	—	3

Net cash provided by operating activities	—	—
Change in cash	—	—
Cash at beginning of period	—	—

Cash at end of period	$—	$—

See notes to financial statements

SEABULK AMERICA PARTNERSHIP, LTD.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

1.     Organization and Basis of Presentation

        Seabulk America Partnership, Ltd. (SAPL or the Partnership), a Florida limited partnership, was formed on September 14, 1983 pursuant to a partnership agreement (the Agreement). SAPL holds a 41.67% limited partnership interest in Seabulk Transmarine Partnership, Ltd. (STPL). STPL, a Florida limited partnership, owns and operates a chemical transportation carrier, the Seabulk America, within the United States domestic trade. The partners of the Partnership include Seabulk Tankers, Ltd. (STL), a Florida limited partnership (81.59%), as sole general partner, and Stolt Tankers (U.S.A.), Inc., as limited partner (18.41%). STL is a wholly owned subsidiary of Seabulk International, Inc. (SBI or the Parent), a Florida Corporation.

        The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. All adjustments which, in the opinion of management, are considered necessary for a fair presentation of the results of operations for the periods shown are of a normal recurring nature and have been reflected in the unaudited financial statements. The results of operations for the periods presented are not necessarily indicative of the results expected for the full fiscal year or for any future period. The information included in these unaudited financial statements should be read in conjunction with the financial statements and accompanying notes as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in this registration statement. For all periods presented, comprehensive income equals net income.

2.     Partnership Agreement

        The general partner is responsible for the management of the Partnership. Pursuant to the Agreement, the general partner and the limited partners (collectively referred to as the Partners) are required to make capital contributions at such times and in such amounts as the general partner requests by notice. No additional capital contributions were required for the six months ended June 30, 2003 or 2002. The Partners are not entitled to withdraw any part of their capital accounts or to receive any distribution from the Partnership except as specifically provided in the Agreement. All net income or net losses of the Partnership are to be allocated to the Partners' capital accounts in proportion to their partnership interests. The Partnership terminates on September 13, 2008, unless sooner terminated, liquidated, or dissolved by law or pursuant to the Agreement or unless extended by amendment to the Agreement.

3.     Recent Accounting Pronouncements

        In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the variable interest entity. The primary beneficiary is defined as the party which, as a result of holding its variable interest, absorbs a majority of the entity's expected losses, receives a majority of its expected residual returns, or both. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Partnership has not yet determined the impact that the adoption of FIN 46 will have on its financial position, results of operations or cash flows.

4.     Transactions with Affiliates

	June 30, 2003	December 31, 2002
	(In Thousands)
Due to SBI	$(58)	$(58)
Due to STL	(2)	(2)

Total due to affiliates	$60	$60

        The amount payable to SBI represents the net balance as the result of various transactions between the Partnership and SBI. There are no terms of settlement associated with the account balance, but it is non-interest bearing and payable upon demand. The balance is primarily the result of the Partnership's participation in SBI's central cash management program, wherein substantially all the Partnership's cash receipts are remitted from SBI and substantially all cash disbursements are funded by SBI. Other transactions include miscellaneous other administrative expenses incurred by SBI on behalf of the Partnership. SBI provides various administrative services to the Partnership. It is SBI's policy to charge these expenses and all other central operating costs on the basis of direct usage. In the opinion of management, this method is reasonable.

        Transactions in the Due to SBI account for the six months ended June 30, 2003 and 2002 are as follows:

	June 30, 2003	June 30, 2002
	(In Thousands)
Balance at beginning of period	$(58)	$(55)
Operating expenses	—	(3)

Balance at end of period	$(58)	$(58)

5.     Subsequent Event

        On August 5, 2003, SBI completed the offering of $150 million of Senior Notes ("Notes") due 2013 through a private placement eligible for resale under Rule 144A and Regulation S. The net proceeds of the offering were used to repay a portion of the Parent's indebtedness under its existing $180 million credit facility. Interest on the Notes will be payable semi-annually in arrears, commencing on February 15, 2004. The interest rate on the Notes sold to private investors is 9.50%. The Notes are senior unsecured obligations guaranteed by certain of the Parent's U.S. subsidiaries, including the Partnership. The Notes are subject to certain covenants, including, among other things, limiting the Parent's and certain U.S. subsidiaries' (including the Partnership) ability to incur additional indebtedness or issue preferred stock, pay dividends to stockholders, and make investments or sell assets.

        In connection with the Notes offering, SBI amended and restated its existing $180 million credit facility. The amended credit facility consists of an $80 million revolving credit facility and has a five-year maturity. The amended credit facility is subject to semi-annual reductions commencing February 5, 2004. It is secured by first liens on certain of the Parent's vessels (excluding vessels financed with Title XI financing and certain other vessels) and the stock of certain subsidiaries, including the Partnership, and will be guaranteed by certain subsidiaries, including the Partnership. The amended credit facility is subject to various financial covenants, including minimum ratios of adjusted EBITDA to adjusted interest expense and a minimum ratio of adjusted funded debt to adjusted EBITDA.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Seabulk Transmarine Partnership, Ltd.

        We have audited the accompanying balance sheets of Seabulk Transmarine Partnership, Ltd. (a Florida limited partnership) as of December 31, 2002 and 2001, and the related statements of operations, partners' capital and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Partnership's management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seabulk Transmarine Partnership, Ltd. at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP
Miami, Florida February 25, 2003, except for the first paragraph of Note 8, as to which the date is June 1, 2003 and the second and third paragraphs of Note 8, as to which the date is August 5, 2003.

SEABULK TRANSMARINE PARTNERSHIP, LTD.

BALANCE SHEETS

(in thousands)

	December 31,
	2002	2001
Assets
Current assets:
Cash	$13	$14
Trade accounts receivable, net of allowance for doubtful accounts of $71 and $0 in 2002 and 2001, respectively	723	852
Insurance claims receivables	2	—
Marine operating supplies	586	457
Prepaid expenses and other current assets	28	30

Total current assets	1,352	1,353
Vessel and equipment	50,150	49,977
Less accumulated depreciation	(18,098)	(16,360)

Vessel and equipment, net	32,052	33,617
Deferred drydocking costs	1,840	370

Total assets	$35,244	$35,340

Liabilities and partners' capital
Current liabilities:
Accrued liabilities and other	$518	$302

Total current liabilities	518	302
Due to affiliates	31,478	31,121
Commitments and contingencies
Partners' capital:
General partner	1,900	2,121
Limited partners	1,348	1,796

Total partners' capital	3,248	3,917

Total liabilities and partners' capital	$35,244	$35,340

See notes to financial statements

SEABULK TRANSMARINE PARTNERSHIP, LTD.

STATEMENTS OF OPERATIONS

(in thousands)

	Year Ended December 31,
	2002	2001	2000
Revenue	$12,352	$9,826	$8,148
Operating expenses:
Crew payroll and benefits	3,319	3,119	3,007
Repairs and maintenance	1,035	733	529
Insurance	271	300	261
Fuel and consumables	1,498	362	318
Port charges and other	1,660	160	26

Total operating expenses	7,783	4,674	4,141
Overhead expenses:
Salaries and benefits	252	306	275
Overhead allocated from affiliate	550	550	550
Professional fees allocated from affiliate	24	25	93
Other	56	34	53

Total overhead expenses	882	915	971
Depreciation and amortization	2,313	2,292	2,211

Income from operations	1,374	1,945	825
Interest expense charged by affiliate	(2,043)	(2,004)	(2,382)

Net loss	$(669)	$(59)	$(1,557)

Allocation of net loss:
General partner	$(221)	$(19)	$(514)
Limited partners	(448)	(40)	(1,043)

Net loss	$(669)	$(59)	$(1,557)

See notes to financial statements

SEABULK TRANSMARINE PARTNERSHIP, LTD.

STATEMENTS OF PARTNERS' CAPITAL

(in thousands)

	General Partner	Limited Partners	Total Partners' Capital
Balance, December 31, 1999	$2,654	$2,879	$5,533
Net loss	(514)	(1,043)	(1,557)

Balance, December 31, 2000	2,140	1,836	3,976
Net loss	(19)	(40)	(59)

Balance, December 31, 2001	2,121	1,796	3,917
Net loss	(221)	(448)	(669)

Balance, December 31, 2002	$1,900	$1,348	$3,248

See notes to financial statements

SEABULK TRANSMARINE PARTNERSHIP, LTD.

STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2002	2001	2000
Operating activities
Net loss	$(669)	$(59)	$(1,557)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of vessel and equipment	1,738	1,736	1,761
Amortization of drydocking costs	575	556	450
Other non-cash items	49	—	—
Changes in operating assets and liabilities:
Accounts receivables	129	(453)	132
Insurance claims receivables	(9)	40	(40)
Marine operating supplies	(129)	23	—
Prepaid expenses and other current assets	(10)	(3)	9
Accrued liabilities and other	216	60	(158)

Net cash provided by operating activities	1,890	1,900	597
Investing activities
Purchases of equipment	(249)	—	(295)
Expenditures for drydocking	(1,999)	—	(1,216)

Net cash used in investing activities	(2,248)	—	(1,511)
Financing activity
Due to affiliates	357	(1,900)	914

Net cash provided by (used in) financing activity	357	(1,900)	914
Change in cash	(1)	—	—
Cash at beginning of year	14	14	14

Cash at end of year	$13	$14	$14

See notes to financial statements

SEABULK TRANSMARINE PARTNERSHIP, LTD.

NOTES TO FINANCIAL STATEMENTS

1.     Organization and Description of Business

        Seabulk Transmarine Partnership, Ltd. (STPL or the Partnership), a Florida limited partnership, was formed on August 30, 1985, pursuant to a partnership agreement (the Agreement), to own and operate a chemical transportation carrier, the Seabulk America. The general partner of the Partnership is Seabulk Tankers, Ltd. (STL), a Florida limited partnership (33%), and the limited partners are STL (0.33%), Seabulk America Partnership, Ltd. (SAPL), a Florida limited partnership (41.67%), and Stolt Tankers (U.S.A.) Inc. (25%).

        STL and SAPL are owned 100% and 81.59%, respectively, by Seabulk International, Inc. (SBI), a Delaware corporation.

        The Seabulk America is used to transport chemicals, primarily from chemical manufacturing plants and storage facilities along the U.S. Gulf of Mexico coast, to industrial users in and around Atlantic and Pacific coast ports. The Partnership operates pursuant to short-term contracts of affreightment.

        The Partnership derived 100% of its revenue from Seabulk Tankers, Inc. (STI), an affiliated entity, in 2001. Effective December 31, 2001, STI terminated the time charter agreement with the Partnership. As a result, effective January 1, 2002, the Partnership controlled the operations of the Seabulk America throughout 2002. As a result of the termination, the Partnership received operating revenues from voyage contracts and incurred certain direct voyage expenses in 2002 that were the responsibility of STI under the time charter agreement in 2001.

2.     Partnership Agreement

        The general partner is responsible for the management of the Partnership. Pursuant to the Agreement, the general partner and the limited partners (collectively referred to as the Partners) are required to make capital contributions at such times and in such amounts as the general partner requests by notice. No additional capital contributions were required for fiscal 2002, 2001 or 2000. The Partners are not entitled to withdraw any part of their capital accounts or to receive any distribution from the Partnership except as specifically provided in the Agreement. All net income or net losses of the Partnership are to be allocated to the Partners' capital accounts in proportion to their partnership interests. The Partnership terminates on August 30, 2010, unless sooner terminated, liquidated or dissolved by law or pursuant to the Agreement or unless extended by amendment to the Agreement.

3.     Summary of Accounting Policies

        Revenues.    Revenue earned on voyage contracts is recognized based upon the percentage of voyage completion. Demurrage revenue is recognized when earned.

        Marine Operating Supplies.    Marine operating supplies consist of vessel spare parts and supplies that are recorded at cost and charged to operating expenses as consumed.

        Insurance Claims Receivable.    Insurance claims receivable represent costs incurred in connection with insurable incidents for which the Partnership expects to be reimbursed by the insurance carrier(s), subject to applicable deductibles. Deductible amounts related to covered incidents are expensed in the period of occurrence of the incident. The credit risk associated with insurance claims receivable is considered low due to the credit quality and funded status of the insurance clubs in which the Partnership participates.

        Deferred Drydocking Costs.    Periodically, the Partnership's vessel is drydocked for major repairs and maintenance to pass inspections to maintain its operating classification, as mandated by maritime regulations. Costs incurred to drydock the vessel are deferred and amortized using the straight-line method over the period to the next drydocking, generally 30 to 36 months. Drydocking costs are comprised of painting the vessel hull and sides, recoating cargo and fuel tanks, and performing other maintenance activities to bring the vessel into compliance with classification standards and which can typically only be performed while the vessel is drydocked. See Note 8 for the change in the vessel's estimated useful life subsequent to December 31, 2002.

        Vessel and Equipment.    Vessel and equipment are stated at cost, less accumulated depreciation. Significant renewals and improvements that extend the useful lives of the assets are capitalized. Maintenance and repairs that do not improve or extend the lives of the assets are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from 5 to 29 years, as determined by the Oil Pollution Act of 1990 and other factors. Pursuant to OPA 90, the Seabulk America cannot be used to transport petroleum or petroleum products in U.S. commerce after 2015. However, the Company anticipates continuing to utilize the vessel in international waters through its remaining estimated useful life.

        Long-Lived Assets.    The Partnership accounts for long-lived assets under the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting For the Impairment or Disposal of Long-Lived Assets, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present, the undiscounted cash flows estimated to be generated by those assets and the assets' fair value are less than the assets' carrying value. The Partnership believes that there are no conditions present that would indicate impairment as of December 31, 2002.

        Income Taxes.    No provision for income taxes has been recorded since STPL is a partnership and taxable income or loss accrues to the Partners.

        Estimates.    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results will differ from those estimates.

        Comprehensive Loss.    For all periods presented, comprehensive loss equals net loss.

        Recent Accounting Pronouncements.    In June 2001, the Accounting Executive Committee of the American Institute of Certified Public Accountants issued an exposure draft of a proposed Statement of Position ("SOP") entitled Accounting for Certain Costs and Activities Related to Property, Plant and Equipment. Under the proposed SOP, the Company would expense major maintenance costs as incurred and prohibit the use of the deferral of the entire cost of a planned major maintenance activity. Currently, the costs incurred to drydock the Seabulk America are deferred and amortized on a straight-line basis over the period to the next drydocking, generally 30 to 36 months. At its September 9, 2003 meeting, AcSEC voted to approve the SOP. The SOP is expected to be presented for FASB clearance late in the fourth quarter of 2003 and would be applicable for fiscal years beginning after December 15, 2004. Management has determined that this SOP will have a material effect on the consolidated financial statements. In the year of adoption, the Company would write-off the net book value of the deferred drydocking costs and record the write-off as a change in accounting principle ($1.8 million as of December 31, 2002). Additionally, all drydock expenditures incurred after the adoption of the SOP will be expensed as incurred.

4.     Transactions with Affiliates

        The amount payable to affiliates represents the net balance as a result of various transactions between the Partnership and SBI. There are no terms of settlement associated with the account balance. The balance is primarily the result of the Partnership's participation in SBI's central cash management program, wherein substantially all the Partnership's cash receipts are remitted from SBI and substantially all cash disbursements are funded by SBI. Other transactions include miscellaneous administrative expenses incurred by SBI on behalf of the Partnership.

        SBI provides various administrative services to the Partnership, including legal assistance and technical expertise on ship management and maintenance. It is SBI's policy to charge these expenses and all other central operating costs, first on the basis of direct usage when identifiable, with the remainder allocated pursuant to the terms of the Agreement. Amounts charged by SBI include interest on the outstanding amounts due to SBI and a monthly management fee (overhead allocated from SBI), as set forth in the Agreement, which can be adjusted annually based on changes in the Consumer Price Index. During the years ended December 31, 2002 and 2001, SBI charged interest at the rate of 7.0% based on the amount due to SBI. SBI also allocates 10% of its tanker administrative overhead cost to the Partnership. In the opinion of management, these allocation methodologies are reasonable.

        Transactions in the Due to SBI account for the years ended December 31, 2002, 2001 and 2000 are as follows:

	2002	2001	2000
	(In Thousands)
Balance at beginning of year	$(31,121)	$(33,021)	$(32,108)
Net cash remitted to SBI	10,351	9,493	6,581
Overhead allocated from SBI	(550)	(550)	(550)
Interest expense charged by SBI	(2,043)	(2,004)	(2,382)
Operating expenses	(7,783)	(4,674)	(4,141)
Professional fees allocated from SBI	(24)	(25)	(93)
Other items	(308)	(340)	(328)

Balance at end of year	$(31,478)	$(31,121)	$(33,021)

5.     Employee Benefit Plans

        The Partnership participates in SBI's Section 401(k) retirement plan (the Plan) for substantially all of its non-union employees. Subject to certain dollar limitations, employees may contribute a percentage of their salaries to this Plan, and the Partnership will match a portion of the employees' contributions. Profit-sharing contributions by the Partnership to the Plan are discretionary. Additionally, the Partnership contributed to a union-sponsored, collectively bargained pension plan for officers. This plan is not administered by the Partnership and the contributions are determined in accordance with provisions of negotiated labor contracts. Contributions to the union sponsored plan and the SBI 401(k) plan amounted to approximately $120,000 and $128,000 for the years ended December 31, 2002 and 2001, respectively, and are included in salaries and benefits in the accompanying statements of operations.

6.     Commitments and Contingencies

        Unions and Collective Bargaining Agreements.    Substantially all of the crew of the Seabulk America is subject to collective bargaining agreements. Management considers relations with the crewmembers to be satisfactory; however, if these relations were to deteriorate, it could have an adverse effect on the Partnership's operating results. The collective bargaining agreement with the officers (licensed crew) union, which represents approximately 53% of the total crew, will expire on December 31, 2003. The collective bargaining agreement for the non-union crew (unlicensed crew), which represents approximately 47% of the total crew, will expire on December 31, 2004.

        Litigation.    The Partnership is sometimes named as a defendant in litigation, usually relating to claims for bodily injuries or property damage. The Partnership maintains insurance coverage against such claims to the extent deemed prudent by management and applicable deductible amounts are accrued at the time of the incident. In the opinion of management, the Partnership is not currently a party to any legal proceeding, the adverse outcome of which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on its financial position, results of operations, or cash flows.

        From time to time, the Company is also party to personal injury and property damage claims litigation arising in the ordinary course of its business. Protection and indemnity marine liability insurance covers large claims in excess of the Company's significant deductibles and self-insured retentions.

7.     Concentration of Credit Risk

        Significant Customer.    Substantially all of the Company's accounts receivable are due from entities that operate in the oilfield industry. The Company performs ongoing credit evaluations of its trade customers and generally does not require collateral. For the year ended December 31, 2002, seven customers accounted for 91% of the Partnership's revenue. As of December 31, 2002, accounts receivables from these customers amounted to 99% of total accounts receivable. The Partnership provides for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. Actual losses have historically been within management's expectations and estimates. Recoveries on accounts receivable are recorded against bad debt expense.

8.     Subsequent Events

        The Partnership continually monitors it operations and the useful lives of its operating assets. The Partnership is precluded from operating the Seabulk America to transport petroleum or petroleum products in U.S. commerce after 2015. However, as of December 31, 2002, management planned to operate the vessel in international waters subsequent to 2015. As a result of anticipated stricter regulations for single hull vessels operating in international waters, in June 2003, management determined that it is not likely that the vessel will be used beyond 2015. Accordingly, in June 2003, the Partnership reduced the remaining useful life of the Seabulk America by five years to 2015.

        On August 5, 2003, SBI completed the offering of $150 million of Senior Notes ("Notes") due 2013 through a private placement eligible for resale under Rule 144A and Regulation S. The net proceeds of the offering were used to repay a portion of the Parent's indebtedness under its existing $180 million credit facility. Interest on the Notes will be payable semi-annually in arrears, commencing on February 15, 2004. The interest rate on the Notes sold to private investors is 9.50%. The Notes are senior unsecured obligations guaranteed by certain of the Parent's U.S. subsidiaries, including the Partnership. The Notes are subject to certain covenants, including, among other things, limiting the Parent's and certain U.S. subsidiaries' (including the Partnership) ability to incur additional indebtedness or issue preferred stock, pay dividends to stockholders, and make investments or sell assets.

        In connection with the Notes offering, SBI amended and restated its existing $180 million credit facility. The amended credit facility consists of an $80 million revolving credit facility and has a five-year maturity. The amended credit facility is subject to semi-annual reductions commencing February 5, 2004. It is secured by first liens on certain of the Parent's vessels (excluding vessels financed with Title XI financing and certain other vessels) and the stock of certain subsidiaries and will be guaranteed by certain subsidiaries, including the Partnership. The amended credit facility is subject to various financial covenants, including minimum ratios of adjusted EBITDA to adjusted interest expense and a minimum ratio of adjusted funded debt to adjusted EBITDA.

SEABULK TRANSMARINE PARTNERSHIP, LTD.

BALANCE SHEETS (Unaudited)

(in thousands)

	June 30, 2003	December 31, 2002
Assets
Current assets:
Cash	$1,501	$13
Trade accounts receivable, net of allowance for doubtful accounts of $67 and $71 in 2003 and 2002, respectively	796	723
Insurance claims receivables	—	2
Marine operating supplies	529	586
Prepaid expenses and other current assets	29	28

Total current assets	2,855	1,352
Vessel and equipment	50,150	50,150
Less accumulated depreciation	(19,034)	(18,098)

Vessel and equipment, net	31,116	32,052
Deferred drydocking costs	1,431	1,840

Total assets	$35,402	$35,244

Liabilities and partners' capital
Current liabilities:
Accrued liabilities and other	$320	$518

Total current liabilities	320	518
Due to affiliates	31,145	31,478
Commitments and contingencies
Partners' capital:
General partner	2,127	1,900
Limited partners	1,810	1,348

Total partners' capital	3,937	3,248

Total liabilities and partners' capital	$35,402	$35,244

See notes to financial statements

SEABULK TRANSMARINE PARTNERSHIP, LTD.

STATEMENTS OF OPERATIONS (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue	$3,909	$3,954	$7,347	$6,909
Operating expenses:
Crew payroll and benefits	806	828	1,559	1,652
Repairs and maintenance	283	148	353	342
Insurance	134	91	219	146
Fuel and consumables	386	407	885	791
Port charges and other	455	530	991	1,024

Total operating expenses	2,064	2,004	4,007	3,955
Overhead expenses:
Salaries and benefits	68	61	130	131
Overhead allocated from affiliate	138	138	275	275
Professional fees allocated from affiliate	—	5	2	11
Other	28	8	48	17

Total overhead expenses	234	212	455	434
Depreciation and amortization	702	572	1,345	1,143

Income from operations	909	1,166	1,540	1,377
Interest expense charged by affiliate	306	505	851	1,019

Net income	$603	$661	$689	$358

Allocation of net income:
General partner	$199	$218	$227	$118
Limited partners	404	443	462	240

Net income	$603	$661	$689	$358

See notes to financial statements

SEABULK TRANSMARINE PARTNERSHIP, LTD.

STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2003	2002
Operating activities
Net income	$689	$358
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of vessel and equipment	936	865
Amortization of drydocking costs	409	278
Changes in operating assets and liabilities:
Accounts receivable	(73)	(19)
Insurance claims and other receivables	2	(37)
Marine operating supplies	57	(70)
Other current and long-term assets	(1)	6
Accrued liabilities and other	(198)	217

Net cash provided by operating activities	1,821	1,598
Investing activities
Purchases of equipment	—	(3)

Net cash used in investing activities	—	(3)
Financing activity
Due to affiliates	(333)	(1,593)

Net cash used in financing activity	(333)	(1,593)
Change in cash	1,488	2
Cash at beginning of period	13	14

Cash at end of period	$1,501	$16

See notes to financial statements

SEABULK TRANSMARINE PARTNERSHIP, LTD.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

1.     Organization and Basis of Presentation

        Seabulk Transmarine Partnership, Ltd. (STPL or the Partnership), a Florida limited partnership, was formed on August 30, 1985, pursuant to a partnership agreement (the Agreement), to own and operate a chemical transportation carrier, the Seabulk America. The general partner of the Partnership is Seabulk Tankers, Ltd. (STL), a Florida limited partnership (33%), and the limited partners are STL (0.33%), Seabulk America Partnership Ltd. (SAPL), a Florida limited partnership (41.67%), and Stolt Tankers (U.S.A.) Inc. (25%). STPL and SAPL are owned 100% and 81.59%, respectively by Seabulk International Inc. (SBI), a Delaware Corporation.

        The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. All adjustments which, in the opinion of management, are considered necessary for a fair presentation of the results of operations for the periods shown are of a normal recurring nature and have been reflected in the unaudited financial statements. The results of operations for the periods presented are not necessarily indicative of the results expected for the full fiscal year or for any future period. The information included in these unaudited financial statements should be read in conjunction with the consolidated financial statements and accompanying notes as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in this registration statement. For all periods presented, comprehensive income equals net income.

2.     Partnership Agreement

        The general partner is responsible for the management of the Partnership. Pursuant to the Agreement, the general partner and the limited partners (collectively referred to as the Partners) are required to make capital contributions at such times and in such amounts as the general partner requests by notice. No additional capital contributions were required for fiscal 2003 or 2002. The Partners are not entitled to withdraw any part of their capital accounts or to receive any distribution from the Partnership except as specifically provided in the Agreement. All net income or net losses of the Partnership are to be allocated to the Partners' capital accounts in proportion to their partnership interests. The Partnership terminates on August 30, 2010, unless sooner terminated, liquidated or dissolved by law or pursuant to the Agreement or unless extended by amendment to the Agreement.

3.     Vessel and Equipment

        Vessel and equipment are stated at cost, less accumulated depreciation. Significant renewals and improvements that extend the useful lives of the assets are capitalized. Maintenance and repairs that do not improve or extend the lives of the assets are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from 5 to 29 years, as determined by the Oil Pollution Act of 1990 and other factors. Pursuant to OPA 90, the Seabulk America cannot be used to transport petroleum or petroleum products in U.S. commerce after 2015. In June 2003, the Partnership reduced the remaining useful life of the vessel by five years to 2015. The Partnership has determined that the vessel will likely not be working in foreign waters after its OPA 90 life in the United States. This change in estimate increased depreciation by approximately $50,000 for the six months ended June 30, 2003.

4.     Transactions with Affiliates

        The amount payable to affiliates represents the net balance as a result of various transactions between the Partnership and SBI. There are no terms of settlement associated with the account balance. The balance is primarily the result of the Partnership's participation in SBI's central cash management program, wherein substantially all the Partnership's cash receipts are remitted from SBI and substantially all cash disbursements are funded by SBI. Other transactions include miscellaneous administrative expenses incurred by SBI on behalf of the Partnership.

        SBI provides various administrative services to the Partnership, including legal assistance and technical expertise on ship management and maintenance. It is SBI's policy to charge these expenses and all other central operating costs, first on the basis of direct usage when identifiable, with the remainder allocated pursuant to the terms of the Agreement. Amounts charged by SBI include interest on the outstanding amounts due to SBI and a monthly management fee (overhead allocated from SBI), as set forth in the Agreement, which can be adjusted annually based on changes in the Consumer Price Index. During the six months ended June 30, 2003, SBI charged interest at the weighted average rate of 5.43% based on the amount due to SBI. SBI also allocates 10% of its tanker administrative overhead cost to the Partnership. In the opinion of management, these allocation methodologies are reasonable.

        Transactions in the Due to Affiliates account for the six months ended June 30, 2003 and 2002 are as follows:

	June 30, 2003	June 30, 2002
	(In Thousands)
Balance at beginning of period	$(31,478)	$(31,121)
Net cash remitted to SBI	5,646	7,047
Overhead allocated from SBI	(275)	(275)
Interest expense charged by SBI	(851)	(1,019)
Operating expenses	(4,007)	(3,955)
Professional fees allocated from SBI	(2)	(11)
Other items	(178)	(148)

Balance at end of period	$(31,145)	$(29,482)

5.     Commitments and Contingencies

        Unions and Collective Bargaining Agreements.    Substantially all of the crew of the Seabulk America are subject to collective bargaining agreements. Management considers relations with the crewmembers to be satisfactory; however, if these relations were to deteriorate, it could have an adverse effect on the Partnership's operating results. The collective bargaining agreement with the officers (licensed crew) union, which represents approximately 53% of the total crew, will expire on December 31, 2003. The collective bargaining agreement for the non-union crew (unlicensed crew), which represents approximately 47% of the total crew, will expire on December 31, 2004.

        Litigation.    The Partnership is sometimes named as a defendant in litigation, usually relating to claims for bodily injuries or property damage. The Partnership maintains insurance coverage against such claims to the extent deemed prudent by management and applicable deductible amounts are accrued at the time of the incident. In the opinion of management, the Partnership is not currently a party to any legal proceeding, the adverse outcome of which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on its financial position, results of operations, or cash flows.

6.     Recent Accounting Pronouncements

        In June 2001, the Accounting Executive Committee of the American Institute of Certified Public Accountants issued an exposure draft of a proposed Statement of Position ("SOP") entitled Accounting for Certain Costs and Activities Related to Property, Plant and Equipment. Under the proposed SOP, the Company would expense major maintenance costs as incurred and prohibit the use of the deferral of the entire cost of a planned major maintenance activity. Currently, the costs incurred to drydock the Seabulk America are deferred and amortized on a straight-line basis over the period to the next drydocking, generally 30 to 36 months. At its September 9, 2003 meeting, AcSEC voted to approve the SOP. The SOP is expected to be presented for FASB clearance late in the fourth quarter of 2003 and would be applicable for fiscal years beginning after December 15, 2004. Management has determined that this SOP will have a material effect on the consolidated financial statements. In the year of adoption, the Company would write-off the net book value of the deferred drydocking costs and record the write-off as a change in accounting principle ($1.2 million as of June 30, 2003). Additionally, all drydock expenditures incurred after the adoption of the SOP will be expensed as incurred.

7.     Subsequent Event

        On August 5, 2003, SBI completed the offering of $150 million of Senior Notes ("Notes") due 2013 through a private placement eligible for resale under Rule 144A and Regulation S. The net proceeds of the offering were used to repay a portion of the Parent's indebtedness under its existing $180 million credit facility. Interest on the Notes will be payable semi-annually in arrears, commencing on February 15, 2004. The interest rate on the Notes sold to private investors is 9.50%. The Notes are senior unsecured obligations guaranteed by certain of the Parent's U.S. subsidiaries, including the Partnership. The Notes are subject to certain covenants, including, among other things, limiting the Parent's and certain U.S. subsidiaries' (including the Partnership) ability to incur additional indebtedness or issue preferred stock, pay dividends to stockholders, and make investments or sell assets.

        In connection with the Notes offering, SBI amended and restated its existing $180 million credit facility. The amended credit facility consists of an $80 million revolving credit facility and has a five-year maturity. The amended credit facility is subject to semi-annual reductions commencing February 5, 2004. It is secured by first liens on certain of the Parent's vessels (excluding vessels financed with Title XI financing and certain other vessels) and the stock of certain subsidiaries, including the Partnership, and will be guaranteed by certain subsidiaries, including the Partnership. The amended credit facility is subject to various financial covenants, including minimum ratios of adjusted EBITDA to adjusted interest expense and a minimum ratio of adjusted funded debt to adjusted EBITDA.

ANNEX A

        LETTER OF TRANSMITTAL

TO TENDER

OUTSTANDING 9 1/2% SENIOR NOTES DUE 2013

OF

SEABULK INTERNATIONAL, INC.

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED                             , 2003

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2003 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.

The Exchange Agent for the Exchange Offer is:

Wachovia Bank, National Association
Corporate Actions-NC1153
1525 West W.T. Harris Blvd., 3C3
Charlotte, North Carolina 28288-1153
(use 28262 as zip code for overnight deliveries)

Attention: Tiffany Williams

IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 9 1/2% SENIOR NOTES DUE 2013 (THE "OUTSTANDING NOTES") FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF NEW 9 1/2% SENIOR NOTES DUE 2013 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OUTSTANDING NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE BY CAUSING AN AGENT'S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

The undersigned hereby acknowledges receipt and review of the Prospectus, dated            , 2003 (the "Prospectus"), of Seabulk International, Inc., a Delaware corporation (the "Company"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Company's offer (the "Exchange Offer") to exchange its 9 1/2% Senior Notes due 2013 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 9 1/2% Senior Notes due 2013 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the respective meaning given to them in this Prospectus.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Company shall notify the Exchange Agent and each registered holder of the Outstanding Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the Outstanding Notes. Tender of Outstanding Notes is to be made according to the Automated Tender Offer Program ("ATOP") of the Depository Trust Company ("DTC") pursuant to the procedures set forth in the prospectus under the caption "The Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer generated message known as an "agent's message" to the exchange agent for its acceptance. For you to validly tender your Outstanding notes in the Exchange Offer, the Exchange Agent must receive prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

  —
  DTC has received your instructions to tender your Outstanding Notes; and

  —
  You agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        1.     By tendering Outstanding Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

        2.     By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Outstanding Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Outstanding Notes.

        3.     You understand that the tender of the Outstanding Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Company as to the terms and conditions set forth in the Prospectus.

        4.     By tendering Outstanding Notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) that the New Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended (the "Securities Act") (other than a broker-dealer who purchased Outstanding Notes exchanged for such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such New Notes.

        5.     By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that:

  a.
  the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

  b.
  neither you nor any such other person has any arrangement or understanding with any person to participate in the distribution of Outstanding Notes or New Notes within the meaning of the Securities Act;

  c.
  neither you nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company, or if you or any such other person is an affiliate, you and any such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  d.
  if neither you nor any such other person is a broker-dealer, that you and any such other person is not engaged in, and does not intend to engage in, the distribution of the New Notes; and

  e.
  if either you or any such other person is a broker-dealer, that you and any such other person will receive the New Notes for your or such other person's own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities and that you and such other person acknowledge that you and/or any such other person will deliver a prospectus in connection with any resale of such New Notes.

        6.     You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below),

elect to have your Outstanding Notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of August 5, 2003 (the "Registration Rights Agreement"), by and among the Company, the Guarantors (as defined therein) and the Initial Purchasers (as defined therein). Such election may be made only by notifying the Company in writing at 2200 Eller Drive, Post Office Box 13038, Ft. Lauderdale, Florida 33316, Attention: General Counsel. By making such election, you agree, as a holder of Outstanding Notes participating in a shelf registration, to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who signs such shelf registration statement, each person who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each other holder of Outstanding Notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

        7.     If you are a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Outstanding Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. If you are a broker-dealer and Outstanding Notes held for your own account were not acquired as a result of market-making or other trading activities, such Outstanding Notes cannot be exchanged pursuant to the Exchange Offer.

        8.     Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.
Book-Entry confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Outstanding Notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as an agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time, on the Expiration Date.

2.
Partial Tenders.

Tenders of Outstanding Notes will be accepted only in integral multiples of $1,000. The entire principal amount of Outstanding Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise communicated to the exchange agent. If the entire principal amount of all Outstanding Notes is not tendered, then Outstanding Notes for the principal amount of Outstanding Notes not tendered and notes issued in exchange for any Outstanding Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Outstanding Notes are accepted for exchange.

3.
Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Outstanding Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Company, the Exchange Agent, nor any other person shall be under any duty to give such notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders via the facilities of DTC, as soon as practicable following the Expiration Date.

4.
Waiver of Conditions.

The Company reserves the absolute right to waive, in whole or part, up to the expiration of the exchange offer any of the conditions of the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.
No Conditional Tender.

No alternative, conditional, irregular or contingent tender of Outstanding Notes will be accepted.

6.
Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.
Withdrawal.

        Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offer—Withdrawal of Tenders."

8.
No Guarantee of Late Delivery.

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

        Until [date that is 90 days following the effective date of the registration statement], all dealers that effect transactions in the new notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Seabulk International, Inc.

Offer to Exchange up to
$150,000,000 of 9 1/2% Senior Notes due 2013
For
$150,000,000 of 9 1/2% Senior Notes due 2013
that have been registered under the Securities Act of 1933

                         , 2003

[ALTERNATE FRONT COVER PAGE FOR MARKET-MAKER PROSPECTUS]

$150,000,000
Seabulk International, Inc.
9 1/2% Senior Notes Due 2013

        The 9 1/2% Senior Notes Due 2013 offered hereby were issued on                      , 2003 in exchange for the 9 1/2% Senior Notes Due 2013 originally issued on August 5, 2003.

        We will pay interest on the new notes on February 15 and August 15 of each year. The first interest payment will be made on February 15, 2004. We may redeem up to 35% of the notes using net proceeds from certain equity offerings on or prior to August 15, 2006. In addition, we may redeem some or all of the notes on or after August 15, 2008 at the redemption prices set forth in this prospectus and prior to that date pursuant to certain make-whole provisions.

        The notes are our senior unsecured obligations, rank equally in right of payment with our existing and future senior indebtedness and are senior in right of payment to all of our future subordinated indebtedness. The notes are guaranteed on a senior unsecured basis by certain of our U.S. subsidiaries. The notes and the subsidiary guarantees are effectively junior to all of our and the subsidiary guarantors' existing and future secured indebtedness and to all existing and future liabilities, including trade payables, of our non-guarantor subsidiaries.

        We do not intend to apply for listing of the notes on any securities exchange or automated quotation system.

        A private equity fund associated with Credit Suisse First Boston LLC, or CSFB, owns approximately 50% of the common equity of the issuer and has the right to appoint four of the issuer's directors.

        Investing in the notes involves risks. See "Risk Factors" beginning on page        .

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus has been prepared for and will be used by CSFB in connection with offers and sales of the exchange notes in market-making transactions. These transactions may occur in the open market or may be privately negotiated at prices related to prevailing market prices at the time of sale s or at negotiated prices. CSFB may act as principal or agent is these transactions. We will not receive any of the proceeds of such sales.

Credit Suisse First Boston

Prospectus dated                      , 2003.

[ALTERNATIVE PAGE FOR MARKET-MAKER PROSPECTUS]

USE OF PROCEEDS

        This prospectus is delivered in connection with the sale of notes by CSFB in market-making transactions. We will not receive any of the proceeds from such transactions.

ALT-52

[ALTERNATIVE PAGE FOR MARKET-MAKER PROSPECTUS]

PLAN OF DISTRIBUTION

        This prospectus is to be used by CSFB in connection with offers and sales of the new notes in market-making transactions effected from time to time. CSFB may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

        As of the date of this prospectus, a private equity fund associated with CSFB owned approximately 50% of the issuer's common equity and had the right to appoint four of the issuer's directors. See "Certain Relationships and Related Party Transactions."

        CSFB has informed us that it does not intend to confirm sales of the new notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

        We have been advised by CSFB that, subject to applicable laws and regulations, CSFB currently intends to make a market in the notes following the completion of the exchange offer. However, CSFB is not obligated to do so, and any such market-making will be subject to limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors—Risks Related to the Notes—An active trading market may not develop for the notes, which may limit your ability to resell them."

        CSFB acted as our financial advisor, an initial purchaser of the notes and joint-lead manager and sole lead book-running manager of the private offering of our outstanding notes that closed on August 5, 2003. CSFB received customary fees for these services. CSFB or its affiliates may in the future engage in investment banking and other services with us, for which CSFB or its affiliates will receive customary compensation. Affiliates of CSFB Private Equity may provide certain management services to us and, in return, receive compensation for these services.

        We and CSFB, among other parties, have entered into a registration rights agreement with respect to, among other things, the use by CSFB of this prospectus. Pursuant to such agreement, we agreed to indemnify CSFB against certain liabilities, including liabilities under the Securities Act.

ALT-94

[ALTERNATIVE BACK COVER FOR MARKET-MAKER PROSPECTUS]

        Until [date that is 90 days following the effective date of the registration statement], all dealers that effect transactions in the new notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Seabulk International, Inc.

9 1/2% Senior Notes due 2013

PROSPECTUS

                          , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Seabulk International, Inc. (the "Company") and two of the Company's subsidiaries that are guarantors of the notes are Delaware corporations. The other subsidiaries of the Company that are guarantors of the notes are Florida Corporations or Florida limited partnerships.

  Delaware corporations

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") authorizes a corporation, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, such indemnification is available if he had no reasonable cause to believe his conduct was unlawful.

        With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL's indemnification provisions shall be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys' fees.

        Section 145 of the DGCL authorizes a corporation to advance its officers and directors expenses, provided that an officer or director provide the corporation with an undertaking to repay the advanced expenses should it ultimately be determined that such officer or director is not entitled to indemnification.

        Article X of the Certificate of Incorporation of Seabulk International, Inc. (the "Company") provides that the Company shall indemnify each director and officer of the Company to the fullest extent permitted from time to time by the DGCL or any other applicable laws as presently or hereafter in effect.

        Article Tenth of the Articles of Incorporation of Seabulk Tankers, Inc. and Article XII of the Bylaws of Seabulk Towing, Inc. (the two guarantors that are Delaware corporations) each provide generally that the corporation shall indemnify each officer, director, employee and agent to the fullest extent permitted by the General Corporation Law of the state of Delaware.

        Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

        Section 6.7(G) of the Bylaws of the Company provides that the Company may maintain insurance, at its expense, to protect the corporation and any director, officer, employee or agent of the corporation or of another entity against any expense, liability, or loss, regardless of whether the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        The Company has purchased an insurance policy that provides for indemnification of the executive officers and directors of the Company and its subsidiaries for liability resulting from their negligence, error, omission or breach of duty while acting in their capacities as executive officers and directors on any matter claimed against them by reason of their being executive officers and directors.

  Florida corporations

        Section 607.0850 of the Florida Business Corporation Act (the "FBCA") authorizes a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of that corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, such indemnification is available if he or she had no reasonable cause to believe that his or her conduct was unlawful.

        With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. A director, officer, employee, or agent of a corporation who has been successful on the merits or otherwise in defense of any proceeding subject to the FBCA's indemnification provisions shall be indemnified by the corporation for reasonable expenses actually and reasonably incurred in connection therewith. Further, any indemnification allowed under the FBCA's indemnification provisions, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper under the circumstances because he or she has met the applicable standard of conduct. Notwithstanding the failure of a corporation to provide such indemnification, and despite any contrary determination by the corporation in a specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding, to the circuit court, or to a court of competent jurisdiction and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

        Section 607.0850 of the FBCA authorizes a corporation to advance its officers and directors expenses, provided that an officer and director provide the corporation with an undertaking to repay the advanced expenses if he or she is ultimately found not to be entitled to indemnification by the corporation.

        The articles of incorporation of the various subsidiaries of the Company that are guarantors of the notes and that are Florida corporations provide generally that each such guarantor shall indemnify each director and officer of the corporation to the fullest extent permitted by the FBCA or any other applicable law as presently or hereafter in effect.

        Section 607.0850 of the FBCA also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against or incurred by him or her in any such capacity arising out of his or her status as such, whether or not the corporation would have the power to indemnify such officer or director under the provisions of Section 607.0850.

  Florida limited partnerships

        Section 401 of the Florida Revised Uniform Partnership Act (the "FRUPA") provides that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

        Article XVI of the Limited Partnership Agreement of Seabulk Tankers, Ltd. provides that the general partner shall not be subjected to any liability to the partnership or the limited partners provided that the general partner, its officers or employees acted on reliance of counsel employed by the general partner on behalf of the limited partnership.

        Article VIII, Section 8.04 in each of the Limited Partnership Agreements of Seabulk America Partnership, Ltd., Seabulk Offshore, Ltd., and Seabulk Transmarine Partnership, Ltd. provides that the general partner shall be indemnified by the partnership from any loss or damage incurred by the general partner by reason of any act performed or omitted by it if its conduct was consistent with sound business practices and it reasonably believed the act or omission to be in furtherance of the interest of the partnership. This provision, however, explicitly provides that it should not be construed to and does not, in any manner, increase the liability of a limited partner beyond its obligation to make its capital contribution, as otherwise provided for in the partnership agreement.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)
Exhibits. Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this Item.

(b)
Financial Statement Schedules. All schedules have been omitted because the information required is included in the financial statements or the notes thereto or because they are not applicable or not required.

ITEM 22.    UNDERTAKINGS

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in connection with the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        Each registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a)   To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

            (b)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (c)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10 (b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on October 31, 2003.

SEABULK INTERNATIONAL, INC.
By:	/s/ VINCENT J. DESOSTOA

Name:	Vincent J. deSostoa

Title:	Senior Vice President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan R. Twaits and Vincent J. deSostoa, and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ GERHARD E. KURZ Gerhard E. Kurz	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 31, 2003
/s/ VINCENT J. DESOSTOA Vincent J. deSostoa	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 31, 2003
/s/ MICHAEL J. PELLICCI Michael J. Pellicci	Vice President—Finance and Corporate Controller (Principal Accounting Officer)	October 31, 2003
/s/ ARI J. BENACERRAF Ari J. Benacerraf	Director	October 31, 2003

/s/ PETER H. CRESSY Peter H. Cressy	Director	October 31, 2003
/s/ DAVID A. DURKIN David A. Durkin	Director	October 31, 2003
/s/ KENNETH V. HUSEMAN Kenneth V. Huseman	Director	October 31, 2003
/s/ ROBERT L. KEISER Robert L. Keiser	Director	October 31, 2003
/s/ PIERRE F. LAPEYRE, JR. Pierre F. Lapeyre, Jr.	Director	October 31, 2003
/s/ DAVID M. LEUSCHEN David M. Leuschen	Director	October 31, 2003
/s/ THOMAS P. MOORE, JR. Thomas P. Moore, Jr.	Director	October 31, 2003
/s/ STEVEN A. WEBSTER Steven A. Webster	Director	October 31, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each Registrant named below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on October 31, 2003.

LONE STAR MARINE SERVICES, INC.
SEABULK ARIZONA USA, INC.
SEABULK CHEMICAL CARRIERS, INC.
SEABULK MARINE INTERNATIONAL, INC.
SEABULK MARINE SERVICES, INC.
SEABULK OCEAN SYSTEMS CORPORATION
SEABULK OCEAN SYSTEMS HOLDINGS
    CORPORATION
SEABULK OFFSHORE ABU DHABI, INC.
SEABULK OFFSHORE DUBAI, INC.
SEABULK OFFSHORE INTERNATIONAL, INC.
SEABULK OFFSHORE OPERATORS, INC.
SEABULK OPERATORS, INC.
SEABULK TOWING, INC.
SEABULK TOWING SERVICES, INC.
SEABULK TRANSMARINE II, INC.
SEABULK TRANSPORT, INC.
By:	/s/ VINCENT J. DESOSTOA

Name:	Vincent J. deSostoa

Title:	Senior Vice President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan R. Twaits and Vincent J. deSostoa, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ GERHARD E. KURZ Gerhard E. Kurz	Chairman and President (Principal Executive Officer)	October 31, 2003

/s/ VINCENT J. DESOSTOA Vincent J. deSostoa	Senior Vice President, Treasurer and Director (Principal Financial and Principal Accounting Officer)	October 31, 2003
/s/ ALAN R. TWAITS Alan R. Twaits	Senior Vice President and Director	October 31, 2003
/s/ STEPHEN B. FINCH Stephen B. Finch	Vice President, Secretary and Director	October 31, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on October 31, 2003.

SEABULK TANKERS, INC.
By:	/s/ VINCENT J. DESOSTOA

Name:	Vincent J. deSostoa

Title:	Senior Vice President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan R. Twaits and Vincent J. deSostoa, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ GERHARD E. KURZ Gerhard E. Kurz	Chief Executive Officer and Director (Principal Executive Officer)	October 31, 2003
/s/ L. STEPHEN WILLRICH L. Stephen Willrich	President and Director	October 31, 2003
/s/ VINCENT J. DESOSTOA Vincent J. deSostoa	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Principal Accounting Officer)	October 31, 2003
/s/ ALAN R. TWAITS Alan R. Twaits	Senior Vice President and Director	October 31, 2003
/s/ STEPHEN B. FINCH Stephen B. Finch	Vice President, Secretary and Director	October 31, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on October 31, 2003.

SEABULK TANKERS, LTD.
By:	Seabulk Transport, Inc., General Partner
By:	/s/ VINCENT J. DESOSTOA

Name:	Vincent J. deSostoa

Title:	Senior Vice President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan R. Twaits and Vincent J. deSostoa, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SEABULK TRANSPORT, INC.

Signature	Capacity	Date

/s/ GERHARD E. KURZ Gerhard E. Kurz	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 31, 2003
/s/ VINCENT J. DESOSTOA Vincent J. deSostoa	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Principal Accounting Officer)	October 31, 2003
/s/ ALAN R. TWAITS Alan R. Twaits	Senior Vice President and Director	October 31, 2003
/s/ STEPHEN B. FINCH Stephen B. Finch	Vice President, Secretary and Director	October 31, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each Registrant named below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on October 31, 2003.

SEABULK AMERICA PARTNERSHIP, LTD. SEABULK OFFSHORE, LTD. SEABULK TRANSMARINE PARTNERSHIP, LTD.
By:	SEABULK TANKERS, LTD., General Partner
By:	SEABULK TRANSPORT, INC. General Partner
By:	/s/ VINCENT J, DESOSTOA

Name:	Vincent J. deSostoa

Title:	Senior Vice President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan R. Twaits and Vincent J. deSostoa, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SEABULK TRANSPORT, INC.

Signature	Capacity	Date

/s/ GERHARD E. KURZ Gerhard E. Kurz	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 31, 2003
/s/ VINCENT J. DESOSTOA Vincent J. deSostoa	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Principal Accounting Officer)	October 31, 2003
/s/ ALAN R. TWAITS Alan R. Twaits	Senior Vice President and Director	October 31, 2003
/s/ STEPHEN B. FINCH Stephen B. Finch	Vice President, Secretary and Director	October 31, 2003

EXHIBIT INDEX

Exhibit No.	Description	Incorporated by Reference to Registration or File No.	Form or Report	File Date	Exhibit No.
2.1	Debtor's First Amended Joint Plan of Reorganization, dated November 1, 1999, and related Disclosure Statement filed with the U.S. Bankruptcy Court for the District of Delaware	000-28732	13D/A	Dec. 1999	1 and 2
4.1	Form of Common Stock Certificate of the Company
4.1(a)	Form of Common Stock Certificate reflecting new name of the Company	000-28732	10-K	March 2001	4.1(a)
4.2	Form of Class A Warrant Certificate of the Company	333-30390	S-3	Feb. 2000	4.2
4.2(a)	Form of Class A Warrant Certificate reflecting new name of the Company	000-28732	10-K	March 2001	4.2(a)
4.3	Warrant Agreement, dated December 15, 1999, between Hvide Marine Incorporated and State Street Bank and Trust Company as Warrant Agent	333-30390	S-3/A	May 2000	4.4
4.4	Class A Warrant Agreement, dated as of December 15, 1999, by and between Hvide Marine Incorporated and State Street Bank and Trust Company	333-30390	S-3	Feb. 2000	4.5
4.5	Amended and Restated Equity Ownership Plan	000-28732	14A	April 2003	App. A
4.6	Stock Option Plan for Directors	000-28732	14A	April 2003	App. B
4.7*	Indenture, dated as of August 5, 2003, among Seabulk International, Inc., the Guarantors named therein, and Wachovia Bank, National Association, as Trustee (including forms of notes)
4.8*
Registration Rights Agreement dated as of August 5, 2003 between Seabulk International, Inc. and Credit Suisse First Boston LLC, Banc of America Securities LLC, RBC Dominion Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated

4.9*	Supplemental Indenture, dated as of October 3, 2003, among Seabulk International, Inc., the Guarantors named therein, and Wachovia Bank, National Association, as Trustee
5.1*	Opinion of Vinson & Elkins L.L.P.
5.2*	Opinion of Alan R. Twaits, Esq.
10.1	Common Stock Registration Rights Agreement, dated December 15, 1999, among Hvide Marine Incorporated, Bankers Trust Corporation and Great American Life Insurance Company, Great American Insurance Company, New Energy Corp., American Empire Surplus Lines Insurance Company, Worldwide Insurance Company and American National Fire Insurance Company as Purchasers	000-28732	8-K	Dec. 1999	10.2
10.2	Employment Agreement dated as of April 18, 2000 between the Company and Gerhard E. Kurz	000-28732	10-K	March 2001	10.9
10.3	Amendment to Employment Agreement dated July 16, 2001 between the Company and Gerhard E. Kurz	000-28732	10-K	March 2002	10.12
10.4	Stock Purchase Agreement by and among Seabulk International, Inc. and the Investors listed on Schedule 1 thereto, dated as of June 13, 2002	000-28732	8-K	June 2002	99.1
10.5	Stockholders' Agreement, dated as of September 13, 2002, among Seabulk International, Inc., Nautilus Acquisition, L.P., C/R Marine Domestic Partnership, L.P., C/R Marine Non-U.S. Partnership, L.P., C/R Marine Coinvestment, L.P., C/R Marine Coinvestment II, L.P. and Gerhard Kurz	000-28732	8-K	Sept. 2002	99.3
10.6	Amendment to Employment Agreement, dated as of September 13, 2002, between the Company and Gerhard E. Kurz	000-28732	8-K	Sept. 2002	99.4
10.7	Severance Agreement and Release between the Company and Andrew W. Brauninger	000-28732	10-Q	May 2003	10.18
10.8	Seabulk International, Inc. Executive Deferred Compensation Plan	000-28732	10-Q	May 2003	10.19

10.9	Summary Provisions of the Seabulk International, Inc. Management Annual Incentive Compensation Plan	000-28732	10-Q	May 2003	10.20
10.10*
Amended and Restated Credit Agreement, dated as of August 5, 2003, among Seabulk International, Inc., each Subsidiary Guarantor, Fortis Capital Corp., NIB Capital Bank N.V. and each other financial institution which may become a party to the Agreement as a Lender, Fortis Capital Corp., as administrative agent on behalf of the Lenders, and as book runner and as an arranger, and NIB Capital Bank N.V., as an arranger
12.1*	Computation of Ratio of Earning to Fixed Charges
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
23.3*	Consent of Alan R. Twaits, Esq. (included in Exhibit 5.2)
24.1*	Power of Attorney (included in the signature pages of this Registration Statement)
25.1*	Statement of Eligibility on Form T-1 of Wachovia Bank, National Association

*
Filed herewith

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EXPLANATORY NOTE
TABLE OF CONTENTS
FORWARD-LOOKING INFORMATION
WHERE YOU CAN FIND MORE INFORMATION
PROSPECTUS SUMMARY
RISK FACTORS
SELECTED CONSOLIDATED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
EXCHANGE OFFER
USE OF PROCEEDS
DESCRIPTION OF NEW NOTES
U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
GLOSSARY
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except par value data)
SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)
SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (in thousands)
SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (in thousands)
SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidating Balance Sheet (in thousands)
Condensed Consolidating Balance Sheet (in thousands)
Condensed Consolidating Statement of Operations (in thousands)
Condensed Consolidating Statement of Operations (in thousands)
Condensed Consolidating Statement of Operations (in thousands)
Condensed Consolidating Statement of Cash Flows (in thousands)
Condensed Consolidating Statement of Cash Flows (in thousands)
Condensed Consolidating Statement of Cash Flows (in thousands)
SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands, except par value data)
SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in thousands, except per share data)
SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in thousands)
SEABULK INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
Condensed Consolidating Balance Sheet (in thousands)
Condensed Consolidating Balance Sheet (in thousands)
Condensed Consolidating Statement of Operations (in thousands)
Condensed Consolidating Statement of Operations (in thousands)
Condensed Consolidating Statement of Operations (in thousands)
Condensed Consolidating Statement of Operations (in thousands)
Condensed Consolidating Statement of Cash Flows (in thousands)
Condensed Consolidating Statement of Cash Flows (in thousands)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
SEABULK AMERICA PARTNERSHIP, LTD. BALANCE SHEETS (in thousands)
SEABULK AMERICA PARTNERSHIP, LTD. STATEMENTS OF OPERATIONS (in thousands)
SEABULK AMERICA PARTNERSHIP, LTD. STATEMENTS OF PARTNERS' CAPITAL (in thousands)
SEABULK AMERICA PARTNERSHIP, LTD. STATEMENTS OF CASH FLOWS (in thousands)
SEABULK AMERICA PARTNERSHIP, LTD. NOTES TO FINANCIAL STATEMENTS
SEABULK AMERICA PARTNERSHIP, LTD. BALANCE SHEETS (Unaudited) (in thousands)
SEABULK AMERICA PARTNERSHIP, LTD. STATEMENTS OF OPERATIONS (Unaudited) (in thousands)
SEABULK AMERICA PARTNERSHIP, LTD. STATEMENTS OF CASH FLOWS (Unaudited) (in thousands)
SEABULK AMERICA PARTNERSHIP, LTD. NOTES TO FINANCIAL STATEMENTS (Unaudited)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
SEABULK TRANSMARINE PARTNERSHIP, LTD. BALANCE SHEETS (in thousands)
SEABULK TRANSMARINE PARTNERSHIP, LTD. STATEMENTS OF OPERATIONS (in thousands)
SEABULK TRANSMARINE PARTNERSHIP, LTD. STATEMENTS OF PARTNERS' CAPITAL (in thousands)
SEABULK TRANSMARINE PARTNERSHIP, LTD. STATEMENTS OF CASH FLOWS (in thousands)
SEABULK TRANSMARINE PARTNERSHIP, LTD. NOTES TO FINANCIAL STATEMENTS
SEABULK TRANSMARINE PARTNERSHIP, LTD. BALANCE SHEETS (Unaudited) (in thousands)
SEABULK TRANSMARINE PARTNERSHIP, LTD. STATEMENTS OF OPERATIONS (Unaudited) (in thousands)
SEABULK TRANSMARINE PARTNERSHIP, LTD. STATEMENTS OF CASH FLOWS (Unaudited) (in thousands)
SEABULK TRANSMARINE PARTNERSHIP, LTD. NOTES TO FINANCIAL STATEMENTS (Unaudited)
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER
USE OF PROCEEDS
PLAN OF DISTRIBUTION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX